PART II - OFFERING CIRCULAR
Dated July 2, 2020

PURSUANT TO REGULATION A
OF THE SECURITIES ACT OF 1933

TPT Global Tech, Inc.
501 West Broadway, Suite 800
San Diego, CA 92101
(619) 301-4200

$50,000,000

10,000,000 Series D Preferred 6% Cumulative Dividend Convertible Stock
at $5.00 per Share
Minimum Investment: 100 Shares ($500)

FORM 1-A: TIER 2

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

	Price to public	Underwriting discount and commissions (1)	Proceeds to Company (2)	Proceeds to other persons

Per share	$5.00	(1)	$5.00	$0
Total (3):	$50,000,000	(1)	$50,000,000	$0

The minimum investment amount is 100 shares or $500. The offering has been made and initially is expected to continue to be made directly to investors on a best efforts basis. In the future, the shares may be offered through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. This offering will terminate on July __, 2021, unless extended by us for up to an additional 90 days or terminated sooner by us in our discretion regardless of the amount of capital raised (the “Sales Termination Date”). There is no minimum capital required from this offering and therefore no subscription escrow account will be established for it. The proceeds of this offering may be deposited directly into the Company’s operating account for immediate use by it, with no obligation to refund subscriptions.

(1)
The shares are offered on a “best-efforts” basis by our officers, directors and employees. We have entered into a posting agreement with __________________ to post our offering materials on its website __________________, from which the Company is conducting this offering. The Company has agreed to pay fees and issue warrants to purchase its common stock to ___________________ as compensation for its posting services. We have entered into service agreements with _____________________, a member of FINRA, to provide subscription and administrative services for the offering. ____________ is not an underwriter and is not paid selling commissions or underwriting fees but is paid service fees. While currently we intend to make the offering exclusively through the _______________ portal, in the future we may change this policy and also offer the shares through our officers, directors and employees, and possibly through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other marketing platforms. Selling commissions may be paid to broker-dealers, if any, who are members of FINRA with respect to sales of shares made by them. We may also pay incentive compensation to registered broker-dealers in the form of common stock or warrants in us. We will indemnify participating broker-dealers and other parties with respect to disclosures made in the Offering Circular.

(2)
The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in the offering of the shares. See “USE OF PROCEEDS” and “PLAN OF DISTRIBUTION.”

(3)
The shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The shares are only issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment from a limited number of subscribers. “TERMS OF THE OFFERING.”

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.
_____________________________________

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.
_____________________________________

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

JURISDICTIONAL (NASAA) LEGENDS

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

-i-

TABLE OF CONTENTS

SUMMARY OF RISK FACTORS	1
INVESTMENT SUMMARY	2
USE OF PROCEEDS	8
BUSINESS	8
RISK FACTORS	36
DIVIDEND POLICY	60
CAPITALIZATION	60
DILUTION	60
MANAGEMENT	61
PRINCIPAL SHAREHOLDERS	70
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	72
DESCRIPTION OF CAPITAL STOCK	73
TERMS OF THE OFFERING	76
PLAN OF DISTRIBUTION	77
REPORTS TO SHAREHOLDERS	79
ADDITIONAL INFORMATION	79
FINANCIAL STATEMENTS OF THE COMPANY	80
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	81

SUBSCRIPTION DOCUMENTS	A

-ii-

SUMMARY OF RISK FACTORS

The purchase of shares of our Series D Preferred 6% Cumulative Dividend Convertible Stock involves substantial risks. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment and should consult with his own legal and financial advisors.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to:

●
Lack of market acceptance of our Media Content Hub for Domestic and International syndication Technology/Telecommunications company.
●
Inability to finance the company due to a lack of private capital and cash flow.
●
Delays in obtaining critical components from suppliers.
●
Intense competition, including entry of new competitors.
●
Lack of demand for our Media Content Hub for Domestic and International syndication Technology/Telecommunications company.
●
Adverse federal, state, and local government regulation.
●
Contraction of the market due to government policy or consumer preference.
●
Unexpected costs and operating deficits.
●
Lower sales and revenue than forecast.
●
Default on leases or other indebtedness.
●
Loss of suppliers and supply.
●
Price increases for capital, supplies and materials.
●
Inadequate capital and financing.
●
Failure to obtain customers, loss of customers and failure to obtain new customers.
●
The risk of litigation and administrative proceedings involving us or our employees.
●
Loss of or inability to obtain government licenses and permits.
●
Adverse publicity and news coverage.
●
Inability to carry out marketing and sales plans.
●
Loss of key executives.
●
Losses from theft that cannot be recovered.
●
Other specific risks that may be alluded to in this Offering Circular or in other reports issued by us or third-party publishers.
●
Our operating history makes it difficult to evaluate our future business prospects and to make decisions based on our historical performance.
●
We may not be successful in implementing important strategic initiatives, which may have a material adverse impact on our business and financial results.
●
Effectively managing our growth into new geographic areas will be challenging.
●
Key employees are essential to growing our business.
●
Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.
●
There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

INVESTMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular.

TPT Global Tech, Inc.

A maximum of $50,000,000
(10,000,000 shares of Series D Preferred 6% Cumulative Dividend Convertible Stock @ $5.00 per share)

OFFERING PERIOD: July __, 2020 to July __, 2021

The Issuer
TPT Global Tech, Inc. is a Florida corporation with our principal office at 501 West Broadway, Suite 800, San Diego, CA 92101, telephone (619) 301-4200. Unless the context otherwise requires, all references to “we,” “us,” “our Company,” “TPT Global,” “TPT,” or “Company” refer collectively to TPT Global Tech, Inc.

Business
TPT Global Tech, Inc. operates as a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones. See the “Business Overview” herein for more details.

Securities Offered (the “Offering”)
A Maximum of 10,000,000 shares of Series D Preferred 6% Cumulative Dividend Convertible Stock @ $5.00 per share ($50,000,000). Dividends may be paid in cash or in registered common stock at the market price on the date of the dividend accrual.

The subscribed shares will be “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission.

The discussion in this Memorandum for the Offering pertains to the Series D Preferred Stock of the Company, and the Amended Certificate Of Designations, Preferences and Rights of Series D Preferred Stock 6% Cumulative Annual Dividend is incorporated herein by this reference, (which Certificate document is attached hereto as Exhibit 4.13), and the terms of the Certificate shall take precedence over any discussions herein contained and shall govern in the event of any conflict with the terms discussed in this document. Investors are advised to review the terms of the Certificate in detail to understand the nature of the investment and its parameters.

Offering Period	The Offering will remain open from date hereof until July __, 2021 unless the Company’s Board of Directors authorizes ending this Offering.
Registration and Trading Status
Our common stock is currently quoted on the OTCQB under the symbol “TPTW”.

The Company's common stock is registered with the Securities and Exchange Commission (“SEC”). www.sec.gov

The Series D Preferred Stock offered hereby is NOT registered under either Securities Act of 1933 or Section 12(g) under the Securities Exchange Act of 1934 and is NOT quoted or traded in any venue.

TPT Global Tech, Inc. Background
We were originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma”, formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. and Ally Pharma changed its name to TPT Global Tech, Inc. In 2014, we acquired all the assets of K Telecom and Wireless LLC (“K Telecom”) and Global Telecom International, LLC (“Global Telecom”). Effective January 31, 2015, we completed our acquisition of 100% of the outstanding stock of Copperhead Digital Holdings, Inc. (“Copperhead Digital”) and Subsidiaries, TruCom, LLC (“TruCom”), Nevada Utilities, Inc. (“Nevada Utilities”) and CityNet Arizona, LLC (“CityNet”). In October 2015, we acquired the assets of both Port2Port, Inc. (“Port2Port”) and Digithrive, Inc. (“Digithrive”). Effective September 30, 2016, we acquired 100% ownership in San Diego Media, Inc. (“SDM”). In December 2016, we acquired the Lion Phone technology. In October and November 2017, we entered into agreements to acquire Blue Collar, Inc. (“Blue Collar”), and certain assets of Matrixsites, Inc. (“Matrixsites”) which we have completed. On May 7, 2019 we completed the acquisition of a majority of the assets of SpeedConnect, LLC, which assets were conveyed into our wholly owned subsidiary TPT SpeedConnect, LLC (“TPT SC” or “TPT SpeedConnect”) which was formed on April 16, 2019. On January 8, 2020 we formed TPT Federal, LLC, on March 7, 2020 we acquired 75% interest in Bridget Internet, LLC (Bridge Internet) and in June 2020 we formed InnovaQor, Inc. In March 2020 we formed TPT MedTech, LLC to address opportunities in the medical technology area.

Offering Size
At TPT Global Tech’s sole discretion, this Offering can raise up to a maximum of $50,000,000. TPT Global Tech, Inc. reserves the right to discontinue the offering at any time it, in the sole discretion of management, and/or deem it has raised sufficient funds to implement their business plan (see Use of Proceeds).

Closings
No minimum number of Series D Shares need be sold in order for the Company to close on the sale of any of the Series D Shares. The Company may close in multiple closings at the discretion of the Company, and proceeds will be immediately available to the Company.

Use of Proceeds
The Company intends to use the proceeds of this Offering for those purposes shown on page 8 under “Use of Proceeds”, as well as support of general and administrative expenses and general working capital.

Commissions	TPT Global Tech, Inc. is using Placement Agents, licensed Broker-Dealers, and paying commissions on this Offering up to the amount of $3,000,000 (6% of the amount raised by such Placement Agent).
Placement Agent	We may use a FINRA member broker-dealer as a placement agent and it may syndicate with other participating dealers.
Placement Agent Fees
The Company has agreed to pay the Placement Agent a cash fee up to (i) 6% of the gross proceeds from the Series D Shares sold by the Placement Agent and for (ii) any participating Dealers 2% of the gross proceeds from the Series D Shares sold through such participating broker dealer.

Investor Suitability	The Offering will be made to persons who are both non-accredited and accredited investors (defined under Rule 501(a) of Regulation D promulgated under the Securities Act).

Capitalization of the Company
As of March 31, 2020, we had authorized 1,000,000,000 shares of Common Stock, of which 737,324,774 common shares are issued and outstanding. Subsequent conversions of debt have increased this to 857,562,371 as of June 15, 2020.

100,000,000 shares of TPT Global Tech, Inc. Preferred Stock have been authorized, of which shares had been designated as 1,000,000 Series A Preferred Stock, 3,000,000 Series B Preferred Stock, 3,000,000 Series C Preferred Stock and 10,000,000 Series D Preferred Stock.

Series A Preferred Stock- In February 2015, the Company designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined, and of an amount per share equal to amounts payable owing, including contingency amounts where Holders of the Series A have personally guaranteed obligations of the Company, to the Holders of the Series A Preferred Stock on the books and records of the Company divided by the number of shares of Series A Preferred Stock outstanding. Holders of the Series A Preferred Stock shall, collectively have the right to convert all of their Series A Preferred Stock when conversion is elected into that number of shares of Common Stock of the Company, determined by the following formula: 60% of the issued and outstanding Common Shares as computed immediately after the transaction for conversion. The Series A Preferred Stock, collectively, shall have the right to vote as if converted prior to the vote to an amount of shares equal to 60% of the then outstanding Common Stock of the Company. 1,000,000 shares of Series A Preferred stock are issued and outstanding to our founder, Stephen J. Thomas, III.

Series B Preferred Stock - In February 2015, the Company designated 3,000,000 shares of Preferred Stock as Series B Convertible Preferred Stock. There are 2,588,693 shares of Series B Convertible Preferred Stock outstanding as of December 31, 2018. The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series B Preferred Stock have a right to convert all or any part of the Series B Preferred Shares and will receive an equal amount of common shares at the conversion price of $2.00 per share. The Series B Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

Series C Preferred Stock- In May 2018, the Company designated 3,000,000 shares of Preferred Stock as Series C Convertible Preferred Stock. There are no shares of Series C Convertible Preferred Stock outstanding as of March 31, 2020. (Certain debt ($688,500) is convertible to Series C Preferred Stock). The Series C Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A and B Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series C Preferred Stock have a right to convert all or any part of the Series C Preferred Shares and will receive and equal number of common shares at the conversion price of $0.15 per share (i.e. 1 for 1 conversion). The Series C Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis (as if converted to common).

Series D Preferred Stock– In 2019, the Company previously authorized (20,000,000) Series D 8% Cumulative Dividend Convertible Preferred Stock for which no shares were issued. On June 15, 2020, the Company authorized an amendment to the Certificate of Designation whereby the authorized amount is ten million (10,000,000) Series D 6% Cumulative Dividend Convertible Preferred Stock which has the following features:

(i) 6% Cumulative Annual Dividends payable in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Optional Conversion to common stock at the election of the holder @ 80% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. This election may be made at any time after 18 months from the date of issuance; (iii) Automatic conversion of the Series D Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be on a one for one basis, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file and pursue to effectiveness a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, and C Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D Preferred Stock at between 115% and 140%.

If all of the $50,000,000 in Series D Preferred Stock in this offering were subscribed for, the Company would have 10,000,000 Series D Preferred Stock issued.

Effective October 14, 2017, we adopted the 2017 TPT Global Tech, Inc. Stock Option and Award Incentive Plan (the "Plan"). The Plan provides for grants of nonqualified stock options and other stock awards, including warrants, to designated employees, officers, directors, advisors and independent contractors. A maximum of 20,000,000 shares of our common stock were reserved for options and other stock awards under the Plan.

Voting Rights
Holders of Series D Preferred Stock shall vote as a single Class on any matter that would alter the rights and privileges of the Series D Preferred Stock and together with the Common Stock on an as-converted basis as computed on the date of the meeting notice (excluding the automatic conversion) on other matters.

Anti-Dilution Provisions	None.
Automatic Conversion
The Series D Shares shall automatically convert into shares of Common Stock upon the Company’s consummation of listing on a National Exchange on the basis discussed under “Capitalization.”

For purposes of clarity, an automatic conversion shall take place if the underlying shares of Common Stock are covered by an effective registration statement on Form S-1 (or Offering Statement on Form 1-A) filed by the Company with the SEC, at or prior to the time of Exchange listing.

Optional Conversion
The holder may convert at any time after 18 months from issuance to common stock based upon $5.00 dividend by 80% of the 30-day average market closing price to result in number of common shares issued.

Piggyback Registration
Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the securities underlying any conversion rights when such may be exercised or triggered for sale to the public or an S-1 or 1-A Offering Statement for current convertible debt holders which was funded in 2019), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement or Offering Statement to be used may be used for any registration or offering of securities underlying any conversion rights when such may be exercised or triggered (a “Piggyback Registration or Offering”), the Company shall include in such registration (or 1-A Offering Statement) all securities underlying any conversion rights when such may be exercised or triggered. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration or Offering at any time in its sole discretion.

Optional Redemption

The Company will have the right, at the Company’s option, to redeem all or any portion of the shares of Series D Preferred Stock, exercisable on not more than three (3) Trading Days (as defined herein) prior written notice to the Holders, in full payment as follows:

1.    (115%) The period beginning on the date of the issuance of shares of Series D Preferred Stock (the “Issuance Date”) and ending on the date which is sixty (60) days following the Issuance Date.

2.     (120%) The period beginning on the date which is sixty-one (61) days following the Issuance Date and ending on the date which is one hundred twenty (120) days following the Issuance Date.

3.     (125%) The period beginning on the date which is one hundred twenty-one (121) days following the Issuance Date and ending on the date which is one hundred eighty (180) days following the Issuance Date.

4.    (130%) The period beginning on the date that is one hundred eighty-one (181) days from the Issuance Date and ending two hundred forty (240) days following the Issuance Date.

5.     (135%) The period beginning on the date that is two hundred forty-one (241) days from the Issuance Date and ending three hundred (300) days following the Issuance Date.

6.     (140%) The period beginning on the date that is three hundred one (301) days from the Issuance Date and ending three hundred sixty (360) days following the Issuance Date.

Financial Statements
Unaudited Financial Statements for the three months ended March 31, 2020 and 2019 are attached and begin on page F-1. The Audited Financial Statements of TPT Global Tech, Inc. for the years ended December 31, 2019 and 2018 are attached hereto and begin on page F-29.

Forward-Looking Statements
The information associated with this Offering (and oral statements made from time to time by TPT Global’s representatives concerning information contained herein) contains so-called “forward-looking statements.” These statements can be identified by introductory words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects,” “shall,” “intends,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing TPT Global’s planned growth strategy, operating and financial goals, regulatory submissions and approvals and development programs. Many factors may cause actual results to differ from TPT Global’s forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

Investment Analysis

Management believes that we have strong economic prospects by virtue of the following dynamics of the industry and us:

1.
Management believes that the trends for growth in the technology industry are favorable as global technology is expected to continue to be popular.

2.
Management believes that demand for additional technology will increase in the future.

3.
We offer VML technology for which we plan to expand marketing. Management believes SaaS ViewMe Live (VML) could become a leading Digital Media Mobile TV technology platform in the business-to-business and business-to-consumer markets. Our proprietary software platform can reach a worldwide audience of approximately one billion mobile viewers. VML addresses global mobile distribution of LIVE and Video on Demand (“VOD”) content as a white label Software as a Service (“SaaS”).

There is no assurance that we will be profitable, or that the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors before investing in the shares. Commerce in the technology industry is extremely competitive, inherently speculative and highly regulated. See “RISK FACTORS.”

The Offering

Series D Preferred 6% Cumulative Dividend Convertible Stock offered by us	10,000,000 shares

Common Stock outstanding as of June 15, 2020	857,562,371 shares

Common Stock to be outstanding after the offering (1)	857,562,371 shares

(1)
There are no common shares being sold in this offering.

USE OF PROCEEDS

The maximum gross proceeds from the sale of the shares of our Series D Preferred 6% Cumulative Dividend Convertible Stock are $50,000,000. The proceeds from the total offering are expected to be approximately $50,000,000, including offering costs of $5,000,000 for payment of offering costs including printing, mailing, legal and accounting costs, filing fees, potential selling commissions, and expense reimbursements that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management. The estimated use of the net proceeds of this offering is as follows, assuming 100%, 75%, 50% and 25% of this offering is subscribed, as illustrated in the following table for different levels of total capital from this offering:

Summarized Estimated Use of Net Proceeds

	100%	75%	50%	25%
Equipment purchases	$18,350,000	$15,350,000	$8,350,000	$6,000,000
Debt restructuring	$15,187,981	$9,941,781	$7,004,400	$3,932,000
Product completion	$2,250,000	$900,000	$650,000	—
Acquisitions	$500,000	$500,000	$500,000	—
Working capital, including marketing	$8,712,019	$7,058,219	$5,995,600	$1,318,000
Issuance costs	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Total Offering Proceeds	$50,000,000	$37,500,000	$25,000,000	$12,500,000

We may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. We cannot assure that the capital budget will be sufficient to satisfy our operational needs, or that we will have sufficient capital to fund our business. See “BUSINESS” and “RISK FACTORS.”

BUSINESS
Company Overview

We were originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma”, formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. and Ally Pharma changed its name to TPT Global Tech, Inc. In 2014, we acquired all the assets of K Telecom and Wireless LLC (“K Telecom”) and Global Telecom International, LLC (“Global Telecom”). Effective January 31, 2015, we completed our acquisition of 100% of the outstanding stock of Copperhead Digital Holdings, Inc. (“Copperhead Digital”) and Subsidiaries, TruCom, LLC (“TruCom”), Nevada Utilities, Inc. (“Nevada Utilities”) and CityNet Arizona, LLC (“CityNet”). In October 2015, we acquired the assets of both Port2Port, Inc. (“Port2Port”) and Digithrive, Inc. (“Digithrive”). Effective September 30, 2016, we acquired 100% ownership in San Diego Media, Inc. (“SDM”). In December 2016, we acquired the Lion Phone technology. In October and November 2017, we entered into agreements to acquire Blue Collar, Inc. (“Blue Collar”), and certain assets of Matrixsites, Inc. (“Matrixsites”) which we have completed. On May 7, 2019 we completed the acquisition of a majority of the assets of SpeedConnect, LLC, which assets were conveyed into our wholly owned subsidiary TPT SpeedConnect, LLC (“TPT SC” or “TPT SpeedConnect”) which was formed on April 16, 2019. On March 7, 2020 we acquired 75% interest in Bridget Internet, LLC (Bridge Internet) and in March 2020 we formed InnovaQor, Inc. In March 2020 we formed TPT MedTech, LLC to address opportunities in the medical technology area. In June 2020, we entered into an agreement to acquire 75% of the Fitness Container, LLC.

We are based in San Diego, California, and operate as a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. Media Content Hub for Domestic and International syndication Technology/Telecommunications company operating on our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and also provides technology solutions to businesses domestically and worldwide. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

Key Divisions:

K Telecom and Global Telecom- GSM Distribution

K Telecom and Global Telecom are located in the Northwest of the United States and sell and distribute GSM Cell Phone and Prepaid GSM Services for MVNO’s (Mobile Virtual Network Operators) through approximately 100 brick and mortar retail store-front locations in Washington and Oregon.

TruCom, LLC– CLEC–Phoenix, Arizona

Our TruCom division, a subsidiary of Copperhead Digital Holdings, LLC, is a Facilities Based Competitive Local Exchange Carrier (CLEC) headquartered in Phoenix, AZ. Founded in 2006 (as Copperhead Digital Carrier) for the purpose of operating a state-of-the-art Fiber Optic Network constructed by and acquired from Adelphia Communications, TruCom now operates its own carrier class Fiber Optic Network, state-of-the-art Wireless Point-to-Point network, and Patent Pending proprietary “Bulletproof”™ technology seamlessly integrating the two.

TruCom offers Phone, Internet, Fiber Optic, Wireless, Hosted PBX, Wi-Fi, Wi-Max, Engineering, Cabling, Wiring and Cloud services. With a penchant for pushing the envelope, TruCom has pioneered innovative, hosted firewall and managed MPLS service technologies (SuperCore MPLS™) and was the Industry first to engineer patent-pending failover services utilizing our own fiber optic and wireless networks to guarantee business continuity and service uptime. Located in multiple Local Serving Offices and Points of Presence (POP’s) in the primary Data Centers in the market, TruCom’s extensive Fiber Optic Network runs through the heart of the most densely populated corridors of the Greater Phoenix Metro Area. Their Wireless Point to Point and Point to Multipoint Network is fed by the infinitely scalable capacity of the Fiber Optic Network and consists of more than 16 Major Access Points. This footprint not only provides coverage throughout the metro area, but also spans into outlying Cities, often providing the only carrier grade solution available in the region.

San Diego Media Division

San Diego Media, Inc. (“SDM”) is an established Southern California based software engineering and Internet e-commerce marketing services company that provides enterprise-class integrated solutions for manufacturers, retailers, and distributors focused on developing solutions for companies seeking online growth and profitability.

Founded in 1999, historically the primary market offering has been MaxEXP®, a proven stable, productivity-enabling proprietary eCommerce platform, built on open-standards technology that empowers companies to deploy and manage eCommerce offerings at lower cost and at less time than required to deploy more conventional high-end solutions — and, we believe, all without sacrificing the essential merchandising functionality, customizability, extensibility, scalability, security, and performance that much more expensive solutions provide. MaxEXP supports both B2B and B2C functionality simultaneously which few other eCommerce solutions will provide successfully out-of-the-box.

These early engagements have enabled SDM to solidify and refine the core SDM technology architecture and to enhance the platform with market-driven merchandising features and functionality. SDM has made significant R&D investments in operational infrastructure including sophisticated monitoring systems, comprehensive security, time-tracking, client management tools, and continuous compliance with the demanding payment card industry (PCI) standards.

SDM has complemented these systems with a full range of automated and enterprise-class capabilities for fully integrating with customer’s legacy systems, call centers, fulfillment houses, and other critical business process applications.

SDM has complimented its technologies with a wider range of professional internet and marketing services that enables client success, to create successful business relationships over long-term.

As the market has changed through the years SDM has continued to innovate and expand its strategic and technology development partnerships; these include, MIndTouch, BigCommerce, Avalara, CPC Strategies, eBridge, Imperva Incapsula, Chris Chase Design. SDM’s newest client is based in Singapore and it represents its most innovative use of technologies to date.

Blue Collar Production Division

Our production division, Blue Collar Productions (formerly Blue Collar, Inc.), creates original live action and animated content productions and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Mr. Rowen, our CEO of Blue Collar, works closely with major television networks, cable channels and film studios to produce home entertainment products.

The Documentary film group at Blue Collar recently completed a film on the cultural impact of Goodfellas: 20 Years Later that featured Martin Scorsese, Robert DeNiro, Lorraine Bracco, Leonardo DiCaprio and many others. They have also produced a series of film anthologies for Turner Classic Movies. Blue Collar is currently in production on Built To Fail, which is a look at the history of street wear. The film features Tommy Hilfiger, Russell Simmons and a host of notable street wear designers. They are also in pre-production on The 29 Club, a look at notable musicians who all tragically died at age 29; Memories in Music, which is an in-depth study of the impact of memory through music on Alzheimer’s patients and Faces of Vegas, an exploration into the culture of Las Vegas, Nevada.

Blue Collar Productions currently has the feature film Looking For Alaska, based on the John Green novel, producing for Paramount Pictures. The company produced for a pilot for MTV for a possible series, “My Jam” aired in the Fall of 2016. Blue Collar has also produced two seasons of “Caribbean’s Next Top Model Season.”

Blue Collar Productions designs branding and marketing campaigns and has had contracts with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers.

The CEO of this division, Mr. Rowen, has worked with filmmakers including Steven Spielberg, Ron Howard, Brett Ratner and James Cameron. Mr. Rowen also has very close working relationships with actors including Tom Hanks, Brad Pitt, Julia Roberts, Robert Downey, Jr., Denzel Washington, Ryan Gosling, Sofia Vergara, Mariska Hargitay and many others.

Prior to starting Blue Collar Productions, Mr. Rowen functioned as the head of home entertainment production for DreamWorks SKG from 1997 to 2000. He also serves as the President of Long Leash Entertainment, an aggregator of entertainment based intellectual property and creator of high-end entertainment content.

TPT SpeedConnect: ISP and Telecom

The Company completed the acquisition of substantially all of the assets of SpeedConnect LLC (“SpeedConnect”) for $1.75 million, including the assumption of all contracts and liabilities pertinent to operations and conveyed them into a wholly-owned subsidiary TPT SpeedConnect. SpeedConnect was founded in 2002 and operates as a national, predominantly rural, wireless telecommunications residential and commercial Internet Service Provider (ISP). TPT SpeedConnect’s primary business model is subscription based, monthly reoccurring revenues, from wireless delivered, high-speed Internet connections utilizing its company built and owned national network. SpeedConnect also resells third-party satellite Internet, DSL Internet, IP telephony and DISH TV products. This Acquisition closed on May 7, 2019.

SpeedConnect was a privately-held Broadband Wireless Access (BWA) provider. Today, TPT SpeedConnect is one of the nation’s largest rural wireless broadband Internet providers which serves approximately 15,000 residential and commercial wireless broadband Internet customers, in Arizona, Idaho, Illinois, Iowa, Michigan, Montana, Nebraska, South Dakota and Texas.

SpeedConnect is a full-service ISP. The company’s Frankenmuth Michigan back office is run by company employees, and includes, network management, network monitoring and maintenance, significant allocations of registered address in public IP4 and IP6 space, employee based customer service, installation services, automated resources and application based scheduling and tracking, paper, ACH, credit card, and email billing, warehousing, fulfillment, integrated customer premise provisioning, walled garden collections and customer self-restarts, bandwidth usage tracking, integrated, secure, and deep financial and operations dash board reporting, collections, accounting, payables, owned and licensed backhaul, intelligent bandwidth management, consumption rated billing, customer payment portals, and all wrapped in a mature, first hit on all search engines, Internet Brand. The company today services residential and commercial Internet customers over its 220-cellular tower foot-print across 10 Midwestern States.

Today’s urban ISP landscape is highly competitive and dominated by some of the world’s largest going concerns. Names like Comcast, AT&T, Cox, Charter and DISH are household words. Home Internet service has become synonymous with Cable. However, this is limited to the high-density top 100 markets. Beyond that the competition becomes more small licensed free wireless providers and satellite. Wire-line providers, unless backed with government subsidies, do not build beyond 15 homes per street mile. SpeedConnect services both rural and non-rural areas, and historically has done well in both marketplaces, however the margins are improved in the more rural areas due to reduced voluntary and involuntary customer attrition.

TPT SpeedConnect’s key suppliers include but are not limited to; Great Lakes Data Systems, Juniper, ZTE, Huawei, Cisco, Sandvine, American Tower, SBA Tower, Crown Castle, CenturyLink, SuddenLink, South Dakota Networks, 123 dot net, Genesee Telephone, Air Advantage Fiber, Iron Mountain, ConVergence, CDW, Talley, Tessco, Bursma Electronics, DragonWave, Ceragon Networks, Telrad, Arris, AP, APD, Plante Morran, Fifth Third, Sprint and others.

TPT MedTech, LLC – Medical Division

TPT MedTech is strategically positioned to command the current trend in Point of Care Testing (“POCT”) by aligning itself with the exponential growth of smart devices equipped with mobile healthcare (mH), which could truly revolutionize personalized healthcare monitoring and management, thereby paving the way for next-generation POCT.

TPT MedTech has developed an approach which utilizes QuickLab, a two-phase solution coupled to a PPE product distribution model. The PPE distribution model is focused in the Federal space (VA/DoD/FEMA/CDC/NG) as well as the top 20 National Hospital Group Purchasing Organizations (GPO).

TPT MedTech QuickLab developed a sequenced cohesive solution designed to address the risk of contracting COVID-19 inadvertently through touch or aerosolized. TPT MedTech QuickLab created this safety barrier with a two-phase independent Mobile Lab System.  QuickLab Cleanser Lab initially scans for fever, you enter lab and stand for 15 seconds while a fog (FDA APPROVED) eliminates 99.9% of topical viruses and bacteria. Upon completion the individual enters the QuickLab Testing Lab for a mucosal swab. (13-15 min). This eliminates any individual who is COVID-19 active or appears symptom free. The QuickLab Cleanser has significant applications well beyond just medical.

Technology Company Overview

Our Company was formed as the successor of two US Corporations, Ally Pharma US, a Pharmaceutical technology research company founded in 1988 and TPT Global Inc. a Media Content, Voice and Data, Interconnect and International gateway provider. TPT Global Tech is headquartered in San Diego, California and operates as a holding company for its Media, Smartphone, Network, Content and SaaS (Software as a Services) domestic and international businesses.

Historically and through key acquisitions we launched Telecommunications wholesale and retail operations in the United States and Internationally. These first acquisitions with their Customer Bases, Distribution Channels and Technology are the base for our organic growth strategy and provide opportunities to cross sell our platforms and New Media Technology products and services Domestically and Internationally.

We are based in San Diego, California, and operate as a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

Our technologies “Gathers Big Data” to predict our customers’ viewing and spending habits. We then deliver Products and Services to support that estimated demand and share advertising revenues with our Content, Digital Media and Linear Broadcast Partners worldwide.

Each of our four divisions contributes to the launch of our global Content delivery platform “ViewMe Live” and creates cross pollinating revenue opportunities and a closed Global E-commerce Eco environment which we believe will help us execute our short- and long-term corporate objectives. Our Content Division which consists of Blue Collar Productions (our TV and Film content Production company) creates original content and in some cases third party content. Once Content has been produced we will then broadcast and delivered that content over our proprietary Mobile TV Platform on our proprietary Trucom Telecommunication Network infrastructure domestically and internationally.

Our corporate goal is to work within our four in house divisions (Smartphone, Network, Content and SaaS) to launch hardware sales and build a viewer subscriber base domestically and internationally. This edge device deployment would deliver free Content, free Linear Broadcast feeds and Social Media features on our Free proprietary Mobile app platform with the anticipation to aggregate and showcase our original and third-party Content, Digital Media and Linear broadcast feeds from and too the four corners of the Globe.

All of the back technology or features for ViewMe Live have been developed and we anticipate spending an additional $2,000,000 USD to complete the front-end features which we believe, depending on our funding event, will be six to twelve months.

We have generated revenues in 2019 and 2018, primarily through operating as a Facilities Based Telecommunications Competitive Local Exchange Carrier (“CLEC”) in Arizona and as a Broadband Internet provider. The company currently operates an approximate 58 miles Fiber optic ring throughout the greater Phoenix valley offering such services as Basic Residential Phone service, Basic Business phone service, POT’s lines, Basic Fiber Broadband Internet services, Wireless Internet Services, Toll Free 800 services, EFax, Erate, Dedicated T-1 Services, Auto Attendant, SIP Trunks, Mobile and Voip services. These services will continue for the forseeable future weighted heavily towards offering more Wireless Internet services and the Fiber Ring will be transformed into a Private Test facility to be offered for rent to businesses needing a private network to test new products for proof of concept purposes. Since the acquisition of the assets of SpeedConnect in 2019, we operate as a Broadband Wireless Access (BWA) provider and are considered one of the nation’s largest rural wireless broadband Internet providers serving approximately 15,000 residential and commercial wireless broadband Internet customers, in Arizona, Idaho, Illinois, Iowa, Michigan, Montana, Nebraska, South Dakota and Texas.

We, and our related acquired companies are seeking to be an innovative Media-Telecom/CUBS (Cloud Unified Businesses Services) company and one of the first to combine recurring Telecom, Media and Data/Cloud Services revenue under one roof, then bring all relevant data from those services into a proprietary telecom infrastructure and information matrix platform capable of delivering a “Daily and Intelligent Dashboard” to our Domestic and International customers. Such a planned cohesive combination of services and information from a single provider has been heretofore nonexistent. We intend to pioneer an integrate communication services and information technology suites to empower individuals and companies with vital communications, Smartphone, Network, Content, SaaS (Software as A Service), New Media Technology products and services, and valuable relevant diagnostic information both Domestically and Internationally.

We are currently able to deliver a live Global TV Broadcast and Social Media Platform utilizing a Mobile App technology on our proprietary Content Delivery Network. We plan to expand our Cloud Unified Business Services (CUBS) technology-based business services unifying multiple services from the cloud.

CUBS (Cloud Unified Business Services) - We are a CUBS provider, acquiring customers and then cross selling additional products and services through our proprietary Wrap Around Relationship Marketing (WARM) system, intending to make the customers very sticky.

Planned Activities

Big Data & Predictive Analytics - Our capability to utilize our proprietary aggregation platform to gather data from our hardware and software edge device (End Users) deployments positions the Company to be a leader in predictive analytics.

Cross-Sales – Our growth strategy through complimentary acquisitions may create opportunities to cross and sell its New Generation, New Media technology products and services to a growing customer base across multiple distribution channels, both domestically and internationally.

Market Launch - Through our acquisition of View-me Live from Matrixsites, we have acquired the live backend broadcast Network technology for our Global Mobile TV and Social Media platform. Subject to raising capital ($2,000,000) from our fund-raising activities we believe we are six to twelve months from completing the frontend development component to launch its “View-me Live” Mobile APP delivery platform.

Liquidity and Capital Resource Needs

The maximum proceeds from this Offering are $50,000,000 which is anticipated to provide proceeds of $50,000,000. Our estimate of uses for these proceeds are the following:

Equipment purchase and manufacturing	$18,350,000
Content Production	$2,250,000
Acquisition	$500,000
Debt Retirement and acquisition	$15,187,981
Working Capital	$8,712,019
Issuance Costs	$5,000,000
$50,000,000

Although the items set forth above indicate management’s present estimate of our use of the net proceeds from this Offering, we may reallocate the proceeds or utilize them for other corporate purposes. Our actual use of proceeds may vary from these estimates because of a number of factors, including whether we are successful in completing future acquisitions, whether we obtain additional funding, what other obligations have been incurred by us, the operating results of our initial acquisition activities, and whether we are able to operate profitably. If our need for working capital increases, we may seek additional funds through loans or other financing. There are no commitments for any such financing, and there can be no assurance that these funds may be obtained in the future if the need arises. The company is trying to source $5M in debt for both debt payback and equipment financing aside from this Offering Circular.  This is shown in this document together with this offering in the capital and working capital activity.

RECENT ACQUISITIONS OF OPERATING DIVISIONS/SUBSIDIARIES

Bridge Internet, LLC Acquisition

On March 6, 2020, the Company executed an Acquisition and Purchase Agreement (“Agreement”) dated March 6, 2020 with Bridge Internet, LLC (“Bridge Internet”), a Delaware Limited Liability Company.

The Company acquired 75% of Bridge Internet for 8,000,000 shares of common stock of TPT Global Tech, Inc., 4,000,000 common shares issued to Sydney “Trip” Camper immediately and 4,000,000 common shares which vest equally over two years. As sufficient funding is raised by the Company, defined as approximately $3,000,000, marketing funds of up to $200,000 per quarter for the next year from date of signing Agreement will be provided. Tower industry Veteran, Founder and CEO of Bridge Internet, Sydney “Trip” Camper, will retain the remaining 25% of Bridge Internet and stay on as the CEO, as well as become the acting CEO of TPT Speed Connect LLC, the Company’s wholly owned subsidiary TPT SpeedConnect, LLC.

Bridge Internet offers a Joint Venture (JV) business model to Municipalities, Cooperatives and Individual Territory Owners throughout the United States. It currently has no revenues. As a territorial, duplicatable, wireless internet service provider, this is a unique opportunity for potential JV partners to join an incredible revenue sharing business model. It is very easy for Municipalities, Cooperatives or Individual Owners to start JV businesses with Bridge Internet to provide their communities with state-of-the-art High-Speed Internet, Voice and IPTV services. The internet is a commodity many take for granted but for those with limited access every day is an unnecessary struggle. With millions of rural Americans struggling to find a reliable internet provider, Bridge Internet will help make a difference in people’s lives by providing access to online classes, healthcare, news and entertainment.

Our Business Methods

Centralized Platform and New Generation Network

We are now operating a next-generation broadband network reselling other companies’ networks on a wholesale arbitrage basis (buying and reselling other companies’ capacity) on our centralized VIVO Platform. We are interconnected to U.S. and International carriers to date. Once funded, we intend to deploy our own in-country networks in the targeted emerging markets. This will enable us to be able to provide better quality termination and increase our operating margins. We believe our platform will produce substantial operational cost savings. Because of our pricing advantage, we are able to offer our clients products and services at an attractive pricing structure, creating a strong competitive advantage. Based on our low network operating costs and low-cost infrastructure, we believe we may penetrate emerging markets with little network build-out and at a reasonable price. Management believes that our service offerings will be well received in emerging markets based on existing relationships and pricing structure, which will enable us to set the industry standard with little competition.

Once we establish in-country networks, we will be able to market Phones, Networks, Content and SaaS products targeted to specific subgroups that coincide with the country/region where we have a network in place or a strategic partnership network in place.

Use of Incumbent Networks

Under formal agreements we can privately brand and resell incumbent carriers’ underlying broadband networks, while deploying our own Wimax/Wi-Fi/GSM service plans and mobile handsets.

As a true value add, our VIVO billing platform allows us to manage the billing and routing, offering our customers a seamless, branded network from anywhere we maintain a relationship. By way of incumbent operator networks, we can sell and market to retail and wholesale customers without the high infrastructure costs associated with deploying our own network. If and when the revenues justify the cost of constructing our own network, we plan to investigate adding a wireless Broadband/ GSM network, and transfer our customer base in a final step to reduce costs of goods sold long-term.

Wholesale Termination

Wholesale termination is the reselling of excess network capacity on a reciprocal basis to other telecom carriers both domestically and internationally. Due to the large number of carrier relationships we have in the US and abroad, we believe we can immediately increase our wholesale termination in each country in which we have a license to operate. This wholesale activity generates additional cash flow immediately if successfully implemented. Wholesale termination is a low risk, low margin business.

Service Description

Our next-generation wireless Broadband/GSM network relies on non-line-of-sight technology. This will provide a level of performance comparable to that delivered by evolving Worldwide Interoperability of Microwave Access (WiMAX) standards. The cost advantage equates to substantial reductions of fixed costs as compared to building traditional, legacy, and switched networks.

Our products and marketing strategy unifies the various features available in today’s telecommunication environment including:

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Significant international broadband capacity

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High quality VoIP communication

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Cellular/GSM and Wi-Fi wireless convergence

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IPTV, Content Applications and Financial Services Products

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Remote network management

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Sophisticated Prepaid, Wholesale and Retail billing

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CRM management; and Intranet Build-out, back office management and reporting.

Our Business Segments

Our business segment consists generally of providing strategic, legacy and data integration products and services to small, medium and enterprise business, wholesale and governmental customers, including other communication providers. Our strategic products and services offered to these customers include our collocation, hosting, broadband, VoIP, information technology and other ancillary services. Our services offered to these customers primarily include local and long-distance voice, inducing the sale of unbundled network elements (“UNEs”), switched access and other ancillary services. Our product offerings include the sale of telecommunications equipment located on customers’ premises and related products and professional services, all of which are described further below.

Our products and services include local and long-distance voice, broadband, Ethernet, collocation, hosting (including cloud hosting and managed hosting), data integration, video, network, public access, VoIP, information technology and other ancillary services.

We offer our customers the ability to bundle together several products and services. For example, we offer integrated and unlimited local and long-distance voice services. Our customers can also bundle two or more services such as broadband, video (including through our strategic partnerships), voice services. We believe our customers value the convenience and price discounts associated with receiving multiple services through a single company.

Most of our products and services are provided using our telecommunications network, which consists of voice and data switches, copper cables, fiber-optic cables and other equipment.

Described in greater detail below are our key products and services.

K Telecom and Global Telecom- GSM Distribution

K Telecom and Global Telecom are located in the Northwest of the United States and sell and distribute GSM Cell Phone and Prepaid GSM Services for MVNO’s (Mobile Virtual Network Operators) through approximately 100 brick and mortar retail store-front locations in Washington and Oregon.

TruCom, LLC– CLEC–Phoenix, Arizona

Our TruCom division, a subsidiary of Copperhead Digital Holdings, LLC, is a Facilities Based Competitive Local Exchange Carrier (CLEC) headquartered in Phoenix, AZ. Founded in 2006 (as Copperhead Digital Carrier) for the purpose of operating a state-of-the-art Fiber Optic Network constructed by and acquired from Adelphia Communications, TruCom now operates its own carrier class Fiber Optic Network, state-of-the-art Wireless Point-to-Point network, and Patent Pending proprietary “Bulletproof”™ technology seamlessly integrating the two.

TruCom offers Phone, Internet, Fiber Optic, Wireless, Hosted PBX, Wi-Fi, Wi-Max, Engineering, Cabling, Wiring and Cloud services. TruCom offers hosted firewall and managed MPLS service technologies (SuperCore MPLS™). The company currently operates an approximate 58 miles Fiber optic ring throughout the greater Phoenix valley offering such services as Basic Residential Phone service, Basic Business phone service, POT’s lines, Basic Fiber Broadband Internet services, Wireless Internet Services, Toll Free 800 services, EFax, Erate, Dedicated T-1 Services, Auto Attendant, SIP Trunks, Mobile and Voip services.

San Diego Media

San Diego Media, Inc. (“SDM”) is an established Southern California based software engineering and Internet e-commerce marketing services company that provides enterprise-class integrated solutions for manufacturers, retailers, and distributors focused on developing solutions for companies seeking online growth and profitability. The primary market offering has been MaxEXP®, a proven stable, productivity-enabling proprietary eCommerce platform, built on open-standards technology that empowers companies to deploy and manage eCommerce offerings at lower cost and at less time than required to deploy more conventional high-end solutions.

Media Content

We operate as a Media Content Hub for Domestic and International syndication, Technology/Telecommunications company using on our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and we also provides technology solutions to businesses worldwide. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

Our technologies “Gathers Big Data” to predict our customers’ viewing and spending habits. We then deliver Products and Services to support that estimated demand and share advertising revenues with our Content, Digital Media and Linear Broadcast Partners worldwide.

Each of our four divisions contributes to the launch of our global Content delivery platform “ViewMe Live” and creates cross pollinating revenue opportunities and a closed Global E-commerce Eco environment which we believe will help us execute our short and long term corporate objectives. Our Content Division which consists of Blue Collar Productions (our TV and Film content Production company) creates original content and in some cases third party content. Once Content has been produced we will then broadcast and delivered that content over our proprietary Mobile TV Platform on our proprietary Trucom Telecommunication Network infrastructure domestically and internationally.

CUBS (Cloud Unified Business Services) –

We are a CUBS provider (Cloud Unified Businesses Services) company and one of the first to combine recurring Telecom, Media and Data/Cloud Services revenue under one roof, then bring all relevant data from those services into a proprietary telecom infrastructure and information matrix platform capable of delivering a “Daily and Intelligent Dashboard” to our Domestic and International customers. Such a planned cohesive combination of services and information from a single provider has been heretofore nonexistent. We intend to pioneer an integrate communication services and information technology suites to empower individuals and companies with vital communications, Smartphone, Network, Content, SaaS (Software as A Service), New Media Technology products and services, and valuable relevant diagnostic information both Domestically and Internationally.

We are currently able to deliver a live Global TV Broadcast and Social Media Platform utilizing a Mobile App technology on our proprietary Content Delivery Network. We plan to expand our Cloud Unified Business Services (CUBS) technology-based business services unifying multiple services from the cloud.

Blue Collar Production Division

Our production division, Blue Collar Productions (formerly Blue Collar, Inc.), creates original live action and animated content productions. Blue Collar creates original live action and animated content and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets.

TPT SpeedConnect

On May 7, 2019, the Company completed the acquisition of substantially all of the assets of SpeedConnect LLC (“SpeedConnect”) for $1.75 million, including the assumption of all contracts and liabilities pertinent to operations and conveyed them into a wholly owned subsidiary TPT SpeedConnect. The Acquisition closed on May 7, 2019. SpeedConnect was founded in 2002 by its CEO John Arthur Ogren and is in its 17th year of operations as a national, predominantly rural, wireless telecommunications residential and commercial Internet Service Provider (ISP). TPT SpeedConnect’s primary business model is subscription based, monthly reoccurring revenues, from wireless delivered, high-speed Internet connections utilizing its company built and owned national network. SpeedConnect also resells third-party satellite Internet, DSL Internet, IP telephony and DISH TV products.

SpeedConnect is a privately-held Broadband Wireless Access (BWA) provider. Today, TPT SpeedConnect is one of the nation’s largest rural wireless broadband Internet providers which serves approximately 15,000 residential and commercial wireless broadband Internet customers, in Arizona, Idaho, Illinois, Iowa, Michigan, Montana, Nebraska, South Dakota and Texas.

TPT SpeedConnect is a full-service ISP. The company’s Frankenmuth Michigan back office is run by company employees, and includes network management, network monitoring and maintenance, significant allocations of registered address in public IP4 and IP6 space, employee based customer service, installation services, automated resources and application based scheduling and tracking, paper, ACH, credit card, and email billing, warehousing, fulfillment, integrated customer premise provisioning, walled garden collections and customer self-restarts, bandwidth usage tracking, integrated, secure, and deep financial and operations dash board reporting, collections, accounting, payables, owned and licensed backhaul, intelligent bandwidth management, consumption rated billing, customer payment portals, and all wrapped in a mature, first hit on all search engines, Internet Brand. The company today services 16,000 residential and commercial Internet customers over its 220-cellular tower foot-print across 10 Midwestern States.

Today’s urban ISP landscape is highly competitive and dominated by some of the world’s largest going concerns. Names like Comcast, AT&T, Cox, Charter and DISH are household words. Home Internet service has become synonymous with Cable. However, this is limited to the high-density top 100 markets. Beyond that the competition becomes more small licensed free wireless providers and satellite. Wire-line providers, unless backed with government subsidies, do not build beyond 15 homes per street mile. SpeedConnect services both rural and non-rural areas, and historically has done well in both market places, however the margins are improved in the more rural areas due to reduced voluntary and involuntary customer attrition.

TPT SpeedConnect’s key suppliers include but are not limited to; Great Lakes Data Systems, Juniper, ZTE, Huawei, Cisco, Sandvine, American Tower, SBA Tower, Crown Castle, CenturyLink, SuddenLink, South Dakota Networks, 123 dot net, Genesee Telephone, Air Advantage Fiber, Iron Mountain, ConVergence, CDW, Talley, Tessco, Bursma Electronics, DragonWave, Ceragon Networks, Telrad, Arris, AP, APD, Plante Morran, Fifth Third, Sprint and others.

CORPORATE ORGANIZATION CHART

 RECENT DEVELOPMENTS

On June 10, 2020, the Company entered into an agreement with Rennova Health, Inc. (“Rennova Health”) to merge Rennova Health’s software and genetic testing interpretation divisions, Health Technology Solutions, Inc. (“HTS”) and Advanced Molecular Services Group, Inc., (“AMSG”) into a public company (target) after TPT completes a merger of its wholly owned subsidiary, InnovaQor, Inc. with this target.

The parties anticipate the steps as defined in the agreement to be completed in the 3rd quarter of 2020 resulting in the target public company being called InnovaQor, Inc. and filing whatever documents are required to be a fully reporting public company. The public company (“InnovaQor”) will own certain assets and technology from TPT’s proprietary live streaming communication technology and the technology and software developed and owned by HTS and AMSG. The combination of these fully developed assets will facilitate the creation of a next generation telehealth type platform. This platform will combine telehealth with EHR like capabilities and facilitate a patient’s immediate access to healthcare including their local hospital or doctors, for initial consultation, scheduling of appointments and follow on care.

Completion of the agreement is subject to a number of approvals and consents which need to be secured to complete the transaction. Subject to the relevant SEC approvals it is intended that TPT shareholders will receive approximately 5M common shares in InnovaQor. TPT’s intent is to distribute 2.5M of these common shares to its shareholders at a date to be determined in the future. Rennova Health will receive 1M Class A Supermajority Voting Preferred Shares, as well as 2.2M of Series B non-voting shares, except in certain circumstances, with certain designation rights, lock up agreements and other specifications as outlined in the agreement in return for the equity in HTS and AMSG. All debts and liabilities of HTS and AMSG owed to Rennova Health of approximately $22M will be eliminated as part of the equity issuance in InnovaQor. TPT will end up with a minority interest in InnovaQor. Rennova Health will be responsible to appoint management to the project. It is intended that 1M common shares will vest to management. There can be no assurance that the transaction as described will close successfully or that terms including numbers or values for consideration shares will not change significantly before closing.

TPT will deliver to InnovaQor a standalone backend and front-end telemedicine technology platform utilizing code from TPTW’s TV and Social Media Platform. TPT is also to grant to InnovaQor a license to utilize and further develop a portion of TPTW’s Streaming Platform to create a telemedicine application for InnovaQor. This is estimated to cost approximately $3.5M, which InnovaQor will pay to TPT as a licensing deal outlined in the agreement.

Rennova Health is a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers that has transitioned its core business from diagnostics to rural hospital ownership over the past three years.

CORPORATE MARKETING STRATEGY

Our corporate strategy in expanding our operations and potential product and service streams is as follows.

MARKETING OBJECTIVE:

Establish our brand as a competitive service and product provider in the communications industry.

ADVERTISING OBJECTIVE:

To create top of mind brand awareness and emotional relevance resulting: TPT Global Tech, Inc. being the preferred and requested product line of products in the industry.

SALES & MERCHANDISING OBJECTIVES:

Our distributor will use direct selling efforts. Their efforts will be supported with our marketing, advertising, and merchandising programs. The primary task will be to increase the sales through retail channels.

PURSUE BRAND RECOGNITION THROUGHOUT THE UNITED STATES

The first marketing objective must be to refine our brand and secure our place in the minds of the consumers. This will be accomplished through the execution of an integrated branding, identity and services marketing programs. The goals for this segment will be an enhanced brand identity, a brand applications and a digital assets suite.

MARKETING STRATEGY

Our plan includes a direct sales program targeting businesses, small business and home office users of communications. The direct sales efforts will be supported with third party marketing integration. To further enhance the sales process, we will offer an offering program including services and product sheets, coupons, point of sale materials (banners, shelf talkers, and end cap displays and danglers) and internet marketing programs.

Based on the above benefit scenarios, we plan to seize the following opportunities:

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Build superior brand recognition and become recognized as a category leader.
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Expand the US distribution into all states.
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Establish distribution internationally.
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Establish and manage a knowledgeable team of account executives with industry experience.
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Create a retail merchandising program that will build a strong market share.

The purpose of our marketing efforts is to move the product sales from their current position into the rapid growing “popularity” stage. Our strategy includes the following marketing programs: Branding; Merchandising; Direct; Display Advertising; Media; Public Relations; Publicity; Events; Investor Relations; Metrics Dashboard; and, Personal Sales. Our objective is to gain the sales momentum required to reach the “brand preference” stage of product growth as soon as possible. This is the stage where we plan sales grow at a steady and stabilized pace.

THE DIRECT MARKETING PROGRAM

A complete direct marketing program including direct mail, blast email and URLs may be used to introduce the products to new customers and secure leads for the sales team. We plan to employ the services of a database marketing company to leverage techniques to target prospective clients and reinforce product messages throughout the selling process. This process will commence with the modeling of our existing customer data and the analysis of the results using sophisticated analytic tools. Cross-channel marketing will be utilized in conjunction with the direct marketing including social marketing. Our focus of this marketing medium will be relevance and timing, which only this medium can provide full control over and the ability to fully quantify the results.

THE MEDIA MARKETING PROGRAM

We intend to test several media options to determine which, if any, effectively drive sales and sales leads. The mediums being consider include outdoor advertising, both static and mobile, magazine ads, and radio spots. Other media to be explored are direct mail post cards and emails to opt in viewers.

THE PUBLIC RELATIONS/PUBLICITY PROGRAM

We plan to employ the services of a public relations firm to build a corporate profile to keep the name and the services and products in front of consumers. A third-party PR firm will be responsible for writing and publishing press releases, coordinating event marketing and managing investor relations.

We employ marketing, sales and customer service personnel on an as needed basis for specific events to build brand awareness. We use a range of marketing strategies and tactics to build our brand and increase sales, including point-of-sale materials, event sponsorship, in-store and on premise promotions, public relations, and a variety of other traditional and non-traditional marketing techniques to support the sales of all of our products.

We believe that a marketing mix of event promotions, social media, print advertising in local media and internet advertising providing information and samples of our products at social events is a strategy that may help increase sales.

TARGET CUSTOMER

We plan to profile our existing customers and create a sophisticated data model to mathematically and statistically identify our “ideal” customer. Further the model will be used to learn exactly how the target customer wishes to be communicated with and marketed to.

THE INTERNATIONAL MARKET

We plan to market our product internationally. Many of the current products offered by us have features for the international community. This will be a secondary but strong focus by our marketing team.

EXPERIENCED MANAGEMENT

Our senior management team has over 30 years of experience in the various consumer product industries and has a proven track record of creating value both organically and through strategic acquisitions. Our management intends to utilize the best available and fit-for-purpose technology and experienced contractors to improve production and expand distribution.

CORPORATE STRATEGY

Our Goals

Our primary goal is to continue to grow our business by improving value to our current customers and vendors. In providing a high-quality network we intend to continue to grow our business. Additionally, we intend to purchase established telecommunications and technology companies that will immediately generate and increase traffic (revenue) to our Company’s retail and wholesale network. Companies that we are strategically aligned with have in their core business synergistic retail products and services that include, but are not limited to, Telecom Cloud Services Media, Merchant Services/Mobile Banking, Cloud Services and Media (e.g. credit/debit card processing, check/ACH payment processing, ecommerce/merchant processing, web hosting, voice, data, GSM/Wi-Fi Mobile, Mobile Money Transfers, IPTV, VOD and Live Mobile Broadcasting, Prepaid Calling Card and PIN-less Prepaid services). If we acquire a strategic partner as a subsidiary, we believe we will have the ability to aggregate their analogous technology platforms onto our proprietary Software Access System operating platform for integration and efficiency.

We intend to work our media to accelerate cohesively in the mobile technology sectors: LIVE Broadcast, Video on Demand (VOD) Apps, and Digital Video Magazine (DVM) Apps. While “white labeling” our technologies as SaaS, our primary focus is what we believe is the first Global Cyber LIVE Mobile TV broadcast network, ViewMe Live. The ViewMe Live Network™ is a 24-hour LIVE worldwide mobile TV network, delivered via iOS and Android apps. The ViewMe Live Network™ presents a diversity of Linear Broadcast Channels (Domestically and International), coupled with Social Media Platforms with combined functions that compete with some of the largest and most powerful Digital Media platforms, to connected audiences who live a mobile-centric life.

DEVELOPMENT FLOW CHART

Network Services

Domestic and Global Telecommunications offerings include: Mobile TV, Phone, Internet, Fiber Optic, Wireless, Hosted PBX, Wi-Fi, Wi-Max, Engineering, Cabling, Wiring and Cloud services. Our telecommunications division has pioneered innovative, hosted firewall and managed MPLS service technologies (SuperCore MPLS) and was the Industry first to engineer patent-pending Bulletproof™ failover services utilizing our own fiber optic and wireless networks to guarantee business continuity and service uptime.

As a retail and business media and telecommunications provider operating a high-speed Fiber Optic Network and Wireless Network in the USA at a cost competitive rate for new technologies, we are growing our operations through sales of our core voice & data connectivity products to small and midsized business clients. We have a growth strategy through acquisitions in order to increase regional operations and deploy more technologies to niche & underserved markets. Unified Cloud Services, Unified Communications (UC) or Unified Communications/Collaboration (UCC) has been a topic of interest to users looking to evolve from a disorderly combination of media, voice, email and message communications to something more structured. Our goal is to target existing and new small and medium businesses (“SMBs”) to transition their older voice system businesses, expand their software collaboration offerings, and most recently build cloud service offerings. Cloud solution gives our customers the flexibility to support a myriad of mobile devices as part of their hardware strategy, whether it's launching a bring-your-own-device initiative, implementing a one-to-one program or equipping SMBs with mobile computing carts full of tablets, netbooks, or notebooks in a secured environment.

Scalability and Cost Efficiency

Our proprietary Software Access System platform currently runs our global operations. In short, it does this by connecting our customer base with the most profitable vendor route while calculating least cost routing, analyzing route quality, and respecting “dipping” protocols. Based on the demand, we have the ability to scale to meet the needs of our customers. Comparable “off the shelf” software systems in the marketplace can cost in the hundreds of thousands of dollars just to purchase, not to mention expensive service contracts, which may continue in perpetuity after the original purchase. Our proprietary platform, in which we have invested and have developed over several years, allows us to operate a global network with better efficiency which we believe differentiates us from other competitors in the marketplace.

We believe our competitive advantages are:

●	We believe our ViewMe Live products and services are close to being ready to launch globally
●	We offer 3-15 seconds latency Cellular – 1-5 on Wi-Fi
●	We offer Proprietary Optimizing / Stabilizing software
●	We offer Multi-Channel LIVE and Video on Demand worldwide
●	We offer Patent Pending real time dynamic failover solution called Bulletproof™
●	We have 57 route miles of fiber optic network meshed with a microwave canopy in Phoenix, Arizona
●	We offer our own proprietary voice switching and management platform running least cost routing and real time financial analytics
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We have over 175 existing USA and International Telephone companies already interconnected to our telecom switches. These customers and vendors are ready made strategic technology distribution partners for our Telecom, Media, and Cloud Services products

●	We offer a Patent Pending Full HD Naked Eye 3D Smartphone

Our Strategy

Our business, marketing, and sales strategy is structured around:

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Pursuing selective, strategic, distribution relationships combined with cash positive acquisitions to build immediate revenue streams and increase our Company’s network footprint.

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Utilize the expanded network to offer our Company’s service thereby increasing marginal revenues through the low risk offering of wholesale termination and prepaid services through existing distribution channels, retail stores and E-Commerce both domestically and internationally.

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Pursuing markets within countries where there is a lower concentration of communications services that will result in initial higher pricing and potential for gross profit.

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Providing low cost, pricing leading VoIP/GSM value added services through our Company’s next-generation centralized software platform and network.

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Partnering and developing joint ventures with incumbent networks or government agencies to penetrate local emerging markets in order to build and operate Intranet Network Infrastructures that would move data over a secured network servicing government buildings and agencies, including police, military, hospitals and schools.

Our Intended Marketing Plan and Product Roll Out for 2020 and 2021

●	Satellite radio syndication simulcast with over 25 million domestic U.S. listeners
●	Connected TV partner with over 18 million viewers worldwide.
●	Airline entertainment partnership with over 12 million international viewers.
●	Supported by an international public relations firm.
●	Comprehensive social media marketing campaign involving popular bloggers and podcasters

Our sales and marketing approach to our business and consumer customers emphasizes customer-oriented sales, marketing and service. Our marketing plans include marketing our products and services primarily through direct sales representatives, inbound call centers, local retail stores, telemarketing and third parties, including retailers, satellite television providers, door to door sales agents and digital marketing firms. We support our distribution with digital marketing, direct mail, bill inserts, newspaper and television advertising, website promotions, public relations activities and sponsorship of community events and sports venues.

Similarly, our sales and marketing approach to our business customers includes a commitment to provide comprehensive communications and IT solutions for business, wholesale and governmental customers of all sizes, ranging from small offices to select enterprise customers. We strive to offer our business customers stable, reliable, secure and trusted solutions. Our marketing plans include marketing our products and services primarily through digital advertising, direct sales representatives, inbound call centers, telemarketing and third parties, including telecommunications agents, system integrators, value-added resellers and other telecommunications firms. We support our distribution through digital advertising, events, television advertising, website promotions and public relations.

Marketing Designs

We have designed our services and products offered to be:

●	Portable. We offer the ability to access our network from anywhere within our coverage area without being restricted to a specific location.
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Simple. Our services are easy to install. After connecting our modem to an ATA or computer and a power source, our wireless broadband service is immediately available and requires no software installation.

●	Fast. We offer speeds that typically exceed legacy cellular networks and are competitive with fixed broadband offerings.
●	A Good Value. We generally price our services competitively because our costs to build and operate our network are significantly lower than the networks operated by many of our competitors.

With the popularity of social media, people are demanding fast broadband connectivity on an increasingly mobile basis. We believe that our services meet this demand and will market this in our efforts to increase our subscriber growth rate.

OUR COMPANY STRENGTHS

We believe the following competitive strengths enable us to meet the demand for simple, reliable and portable wireless broadband connectivity:

●         First mover. We are the first company we are aware of to launch a Global Cyber Mobile TV and Social Media Network that incorporates functional feature of the largest Digital Media companies in the world.
●         High barriers to entry. Our issued and pending patents, as well as our proprietary Media platforms and Naked Eye 3D technology trade secrets give us a strong intellectual property position that we believe creates a significant barrier to entry for potential competitors.
●         Broad range of applications for our platform. This allows us to build a deep new product pipeline that creates multiple paths to build a large and profitable business.
●        Multi-billion-dollar addressable market. U.S. digital advertising revenues rose to $26.2 billion in the third quarter of 2018, solidifying 2018’s claim as the highest-spending first three quarters on record, according to the latest IAB Internet Advertising Revenue Report released today by IAB and prepared by PwC US. Digital spend for Q3 2018 estimates increased 20.6 percent over Q3 2017. In total, marketers spent $75.8 billion during 2018’s first three quarters—22 percent more than they had spent during the same period a year ago. https://iab.com/wp-content/uploads/2019/02/IAB_Internet-Ad-Revenue-Report-Q3-2018_2019-02-14_FINAL-1.pdf
●       Diverse revenue streams including Digital Media partnerships. We anticipate generating significant revenue from our Digital Media platforms. Our Linear Broadcast partners will play a large part in generating revenues from the sale of mobile and social media advertising.
●      Strong senior leadership team. Our founders and senior leaders have experience in building and operating several companies in our business areas. We have phone, network, content, SaaS, product development, and commercialization experience that has enabled us to establish market leadership positions for the companies where we previously were employed.

●         Differentiated Services. We believe our service is unique because of our combination of our Worldwide Operational Platform, Worldwide Affiliates, Cutting Edge Technology, Portability, Simplicity and Speed to Market with a competitive domestic and International Price Structure. We believe this combination of factors differentiates our subscriber’s experience when compared to broadband services provided by DSL, cable modem, wireless third-generation or 3G, networks.
●         Strong Spectrum Position. We use unlicensed and licensed spectrum (in Arizona), which avoids radio frequency interference that hinders competitors using non-licensed spectrum, such as WiFi network operators. Access to spectrum is a fundamental barrier to entry for the delivery of high-quality wireless communications. Through our partnerships, we believe that we have access to the second largest spectrum position in our band within the United States.
●         Advanced, Scalable Technology. Because we intend to design our own software and equipment, we can refine our product development roadmap to meet our subscriber’s needs. We believe our NLOS, IP-based Ethernet architecture and compression technology confers competitive advantages since it simplifies both network deployment and customer use while supporting a broad range of potential premium services.
●         Efficient Economic Model. We believe our individual market economic model is characterized by low fixed capital and operating expenditures relative to other wireless and wire line broadband service providers. We believe our individual market model is highly scalable and replicable across our markets. As our capabilities evolve, we expect to generate incremental revenue streams from our subscriber base by developing and offering premium products and services.
●         Experienced Management Team. Stephen J. Thomas, our Founder, Chairman, and Chief Executive Officer, has been an active entrepreneur, operator and investor in the industry for more than 17 years in VoIP and wireless communications industry. He previously served as Director of Network Optimization/Validation for WorldxChange, Inc. and CEO and President of New Orbit Communications, Inc., which focused on International Operator Services in United States, Mexico, El Salvador and Guatemala.

FUTURE PLANS

TPT MedTech

The point-of-care diagnostics or testing (POCD or POCT) market is projected to reach USD 46.7 billion by 2024 from USD 28.5 billion in 2019, at a CAGR of 10.4%. Factors such as the high prevalence of infectious diseases in developing countries, increasing incidence of target conditions, growing government support, and rising preference for home healthcare across the globe are driving the growth of the market. However, product recalls, a lack of alignment with test results obtained from laboratories, stringent & time-consuming approval policies, and a reluctance to change existing diagnostic practices are expected to restrain market growth.

The global COVID-19 diagnostics market size was valued at USD 5.2 billion in 2020 and is expected to grow at a compound annual growth rate (CAGR) of 5.96% from 2021 to 2027. The COVID-19 diagnostic tests are critical in the management of the current pandemic for accurate diagnosis as well as to tackle the spread of the infection. As a result, with the growing demand, these tests are being made available with over 600 SARS-CoV-2 diagnostic tests either approved or in the development phase for clinical use. Therefore, an increase in need for developing diagnostic tests is anticipated to drive the market growth. For efficient and accurate COVID-19 diagnosis, clinicians need a portable or an on-site diagnostic test for real-time management of patients in minimal time. This has encouraged the adoption of Point-of-Care testing (POCT) for diagnosis, primarily aimed at reducing the assay duration from hours to a few minutes.

TPT MedTech is strategically positioned to command the current trend in POCT by aligning itself with the exponential growth of smart devices equipped with mobile healthcare (mH), which could truly revolutionize personalized healthcare monitoring and management, thereby paving the way for next-generation POCT.

The rapid turnaround times, improved decision times, and time-critical decision-making of TPT MedTech QuickLab can result in total savings between 8-20% of laboratory costs for facilities that implement POC testing. The savings realized due to the decreased cost of waiting for results can be as much as $260USD per patient. For those that use and implement POC testing, waiting can improve by as much as 46 minutes per patient real-time scenarios—and days in standard laboratory settings. TPT MedTech QuickLab is uniquely positioned to serve this growing market demand.

The COVID-19 reaction by the medical community was to create thousands of Critical Care teams who designed protocols to suppress and eliminate COVID or any virus within Hospitals, Clinics and Long-Term Care.  TPT MedTech QuickLab went beyond containment and has moved to prevention by creating a virus-COVID-19 barrier. This external safety barrier will not only serve medical facilities, but can impact every manufacturer, business, entertainment, and sports venue in the US and beyond.

TPT MedTech has developed an approach which utilizes QuickLab, a two-phase solution coupled to a PPE product distribution model. The PPE distribution model is focused in the Federal space (VA/DoD/FEMA/CDC/NG) as well as the top 20 National Hospital Group Purchasing Organizations (GPO).

TPT MedTech QuickLab developed a sequenced cohesive solution designed to address the risk of contracting COVID-19 inadvertently through touch or aerosolized. TPT MedTech QuickLab created this safety barrier with a two-phase independent Mobile Lab System.  QuickLab Cleanser Lab initially scans for fever, you enter lab and stand for 15 seconds while a fog (FDA APPROVED) eliminates 99.9% of topical viruses and bacteria. Upon completion the individual enters the QuickLab Testing Lab for a mucosal swab. (13-15 min). This eliminates any individual who is COVID-19 active or appears symptom free. The QuickLab Cleanser has significant applications well beyond just medical.

Lion Smart Phone Product

We are currently seeking a manufacturer for our Lion Smart Phone. Our Management believes our patent pending Lion smart phone is the first Full HD Naked Eye 3D smart phone ever launched in the United States. Lion Universe’s mobile 3D technology is patent pending. The smart phone will be distributed through our wholly-owned subsidiary K-TEL, in their existing brick and mortar distribution channel in the Northwest expanding into other areas. It is anticipated that a national and international roll out will soon follow. TPTW is building industry leading personal cellular phones designed for a wide appeal. With a business model built on innovation and progress starting with the Lion Phone technology, we intend to produce high-quality and easy-to-use cellular phones. Our Lion Phone was designed for consumers looking for portable and affordable cutting-edge technology. Our first-generation phones come equipped with full high definition resolution screen for better viewing. We believe this Full HD Naked Eye 3D smart Phone is perfect for watching movies, playing games, even editing photos or videos.

Whether that is looking at photos, playing music, emailing or surfing the web, our management believes consumers want more from their phones. We believe our Lion Phone raises the bar for cellular phones. For the first time ever, cellular users can enjoy quality 3D viewing with the naked eyes no glasses required enjoying full high definition video with smooth playback.

Our Management believes consumers have been waiting for a way to watch their favorite movies in 3D, with the convenience of their phone and gamers can have the leisure of playing their games without taking head gear with them. Our Lion Universe Technology strives to give customers the best possible experience with our Full HD Naked Eye 3D smart phone in the US and Global markets.

We understand the longer we wait the less advantage we might have in our efforts to market this phone as the market place moves very quickly. We intend to begin marketing this phone in 2020.

Mobile Device Viewer Market Expansion

In general, viewers are consuming more content via mobile TV distribution, while rapidly abandoning expensive subscriptions from standard satellite TV and cable networks. The rise of high-quality content on low-cost platforms, such as mobile devices, continues to negatively impact the standard TV industry. The media business is being forced to evolve and adjust to massive disruptions in content distribution methods. Traditional media models are functionally broken and will continue to be disrupted by technology, which is driven by the needs of the younger generation. The future of media is dependent on new technology platforms. These platform models (e.g. smart TV, connected TV boxes, mobile TV devices) are the future of content distribution. Google, through YouTube, has changed the face of video content distribution. Amazon continues to disrupt the book industry. Apple has redefined music and application distribution. And Microsoft is continuing to change the engagement model and distribution of content through its Xbox TV game console.

We believe mobile delivery has a growing appeal to advertisers and subscribers. As brands continue to shift budgets to mobile advertising, they must reassess their approach to customer acquisition to ensure they continue to reach potential customers effectively. It is predicted that mobile advertising will account for 30.5% of global advertising expenditure in 2020, up from 19.2% in 2017. Expenditure on mobile advertising will total US$187bn in 2020, more than twice the US$88bn spent on desktop advertising, and just US$5bn behind the US$192bn spent on television advertising. At the current rate of growth, mobile advertising will comfortably overtake television in 2021.

As internet users switch from desktop to mobile devices – and new users go straight to mobile – online advertising is making the same switch. Advertising on mobile devices is rising at a meteoric rate and is taking market share from most other media. Mobile ad spend grew 35% in 2017, and we expect it to grow at an average rate of 21% a year to 2020. https://www.zenithmedia.com/insights/global-intelligence-issue-06-2018/mobile-share-of-advertising-market-to-exceed-30-in-2020/

Content Mining Plan

Once our planned SaaS media applications, smart phones and tablets are launched into the domestic and international markets, content analytics or marketing data will be gathered from these devices. The data generated from these applications and devices will give us an advantage insight into our subscribers viewing and buying habits. Once data has been scrubbed of personally identifying information, we plan to be able to create original or lease content from broadcast partners to service what our analytics are telling us to produce (or license), with the intent on moving us closer towards predictive analytics. Predictive analytics is being able to predict what our customer likes based on their viewing habits and then produce that content targeted to our subscriber and then “push” that new (or licensed) content to them.

Our ViewMe Live Technology Plan

We offer VML technology for which we plan to expand marketing. We believe SaaS ViewMe Live (VML) could become a leading Digital Media Mobile TV technology platform in the business-to-business and business-to-consumer markets. Our proprietary software platform can reach a worldwide audience of approximately one billion mobile viewers. VML addresses global mobile distribution of LIVE and Video on Demand (“VOD”) content as a white label Software as a Service (“SaaS”).

VML OTT live streaming technology is similar to what you see with satellite TV such as Dish Network and DirecTV, as well as cable companies. Almost all currently existing live streaming cannot do live broadcast streaming at this level and usually has anywhere from 1 minute to 10 minute delays or continuous buffering, never loading the video. With VML, there is the ability to have “worldwide” access for a live streaming event equal to standard television broadcasting with tens of millions of simultaneous users. We believe that VML is the first technology to be able to achieve this level of live streaming. In emerging countries that do not have fiber, cable and satellite TV, access to VML is simple and cost effective, as long as there is a cellular connection on a 3G network or higher (regardless of provider)[1]. VML aims to provide uninterrupted live streaming on mobile devices without buffering, crashes, pixilation, or audio and video syncing issues. One practical application of this technology is that a viewer can move from a Wi--Fi connection to a 3G connection without interruption. VML has a unique user interface with multi-channel access and built-in social media, and we believe it is unlike anything currently on the market. VML also has the capability to do a Live Linear Broadcast with VOD.VML’s technology has the potential to reduce web content pirating since high quality TV broadcast is now easily accessed worldwide on mobile devices.

Currently, we believe we are the only company that does all the above in the industry and we believe VML has the potential to expand our technologies and applications even further.

[1] Subject to the laws and regulations of each country.

The hottest technology in the over the top (“OTT”) market and the biggest challenge in the OTT market is “Live Linear Channel Broadcasting” and “Live Event Broadcasting” to equal standard television broadcasting on cable and satellite TV. This type of technology is superior to video on demand (VOD) streaming technology in both acquisition and delivery. The growth of OTT video delivery has been significant. In the past year alone, OTT has grown to $35 billion in global revenue, with $17 billion coming from emerging markets source Digital TV Research. ViewMe Live (“VML”) has many technology advantages including: Artificial Intelligence (“AI”); the ability to simultaneously access millions of users simultaneously with virtually no latency equivalent to standard television broadcasting; global distribution (without interruption) on cellular and Wi--Fi; and a fully interactive menu user interface and worldwide advertising brokers in place.

VML’s content delivery network (“CDN”) can potentially reach tens of millions of mobile devices (tablets and smartphones) and has the potential to scale to one billion video streams globally. It loads content within seconds, not only for Wi-Fi, but also more importantly, on cellular networks that are 3G and higher. VML’s core technology is fully developed and is able to support clients on a turnkey native mobile app in less than 60 days. We have already achieved major milestones as the world’s largest private conduit build out for global deployment of LIVE and VOD streaming content. Our OTT live streaming technology is unique and proprietary. Here are some highlights on how VML can help from telecommunication companies to TV station broadcasters to digital film libraries.

VML has the ability to create a “Master Network Mobile App” that can allow for a multiple channel build out, each with its own unique Pay Per View charge (optional). This means a company can have a live event channel per country with a different price per user based on the economics of that country. VML has unlimited channel build out (e.g. a company could have 50 channels or 1000 channels). Any telecommunications company can have professional looking displays and user interfaces for mobile with VML, similar to what the large telecommunications companies provide. A Master Network App also allows a network to expand into other categories by country (e.g. additional sports categories for various sports by country). Expansion can focus on audience aggregation for sports and other forms of entertainment categories. Pay-Per View is an option for these expanded categories as well. We have built-in worldwide ad brokers for pre---roll commercial ads so that revenue can be generated as soon as possible. There is also potential to upsell to existing advertisers and sponsors and it can be brand specific by country.

Our differentiation from web streaming

We are not a website-based video streaming technology. VML is strictly a native mobile app focused on video streaming technology for mobile platforms. We are not a dashboard-based video content company where users upload content; we are a complete turnkey SaaS application. A survey released in May 2015, sponsored by Level 3 Communications, stated, “Offering both VOD and Live Linear channels will be critical for OTT providers to entice new prospects and gain market share. This trend is a critical one. For existing OTT providers, offering a VOD service may not be enough to maintain, much less grow, market share.” The trend towards adding live linear channel content has the potential to become “table stakes” in the OTT game over the next several years, with both breaking news and live sports content leading the way in terms of interest for OTT service providers adding live linear channels.

SaaS White Label

We plan to white label our suite of SaaS technologies for yearly licensing and monthly maintenance fees. The prospective user base for the SaaS White Label Suite is extensive as there are more than 200,000 TV broadcasters worldwide alone, and many of them are seeking to migrate to the vast mobile video streaming market space. The sizeable population of potential SaaS clients includes standard television broadcasters in every country, direct marketing companies, low-powered antenna broadcasters (such as universities and churches), IPTV broadcasters, and large content (film and TV) providers that are seeking to further monetize their properties for worldwide syndication.

The SaaS suite includes full app development on Apple iOS, Google Android and Roku connected boxes, user interface (menu system), advertising broker network for pre---roll commercial ads (from date of launch), 24/7 LIVE monitoring of inbound and outbound signals, data analytics, seamless updating to all platforms, Amazon web service (AWS) blade servers, and coverage up to the first 20 million streams. The white label product is offered to stand--alone.

User Interface

In a preprogrammed live linear broadcast application, viewers have free access via a playlist by category and have the ability to “catch--up” with what they may have missed in the LIVE broadcast, regardless of its original airdate. The video-on-demand (VOD) feature provides the opportunity to access additional viewers and monetize past content. After several years in development, we believe that VML has a significant first to market advantage and that no other companies currently have a comparable commercialized offering.

Our Plan for Strategic Partnering with Telecommunication & Media Companies

Currently in the world, viewers usually need to have a contract with a cable provider (e.g. AT&T, Cox, Xfinity, Spectrum, or Cablevision in the U.S.) or satellite TV provider (e.g. DirecTV and DISH Network in the U.S.) and be in range of a residential or business Wi-Fi to be able to watch over the top (OTT) content on a connected TV device, website or mobile access. VML is capable of offering a nearly unlimited number of channels to mobile users virtually anywhere and everywhere, with global reach, far exceeding two U.S. satellite companies (DirecTV and DISH Network), which have 500+ channels each and are only available in the U.S.

We believe VML will immediately appeal to any channel that is currently on DirecTV and DISH Network for global mobile linear broadcast participation, simply because these platforms are only available in the U.S. market.

VML can provide low--powered TV stations (after found in churches and universities), along with high--powered stations, the ability to reach the entire global market. Other potential users are owners of libraries of digitized content, and LIVE event venues such as music concerts, sporting events, festivals, beauty pageants, summer and winter Olympic Games, award shows, red carpet events, trade shows and conventions. Enthusiasts can produce their own show in any area and could launch their own channels for travel, food, spirits, sports, outdoor recreation, retro TV shows, children, cartoons, comedy, drama, reality, education, automobiles, health, corporations, shopping, soap opera, game shows, dating, religion, etc., providing extensive possibilities for media expansion. Content providers will not be limited by the major TV networks and film studios for distribution rights.

We have targeted Telecommunication and Media Company Opportunities to offer:

●	Turn key mobile app for telecommunication and media companies for immediate distribution of TV broadcasts on terrestrial, cable and satellite for free or as subscription.
●	Turn key mobile app for free or pay per view live events.
●	Turn key mobile app for digital libraries of content providers.
●	Reseller program with territorial rights.
●	Worldwide analytics on mobile TV content provided to help with target marketing for products and services.
●	Transitions to the automotive industry car play systems.
●	Option to pre---load Master Network App on telecommunication company’s mobile devices such as smart phones and tablets.
●	Pre-load the SaaS white label clients on telecommunication company mobile devices.

Geo Fencing Available (The ability to offer broadcast territories by region or regional Networks)

Our Plan to Act as a Reseller with Territorial Rights –

●	Value Added Reseller (VAR) to telecommunication and media companies.
●	Exclusive rights for a country or region for reselling the white label opportunity.
●	Offer to Telecommunication and media companies OTT digital content as a channel or network.
●	Offer 1 to 1000 channels by territory.
●	Approach emerging markets as capital resources permit.

PLAN OF OPERATIONS

Our Capital Budget for the next 12 months

Liquidity and Capital Resource Needs

Equipment purchase and manufacturing (1)	$18,350,000
Content Production	$2,250,000
Acquisition	$500,000
Debt Retirement and acquisition	$15,187,981
Working Capital (1)	$8,712,019
Issuance Costs	$5,000,000
$50,000,000

(1)
 It is expected the use of this working capital and funds for equipment purchases will extend into 2021.

MILESTONES

Our first quarter operations for 2020 were consistent with operations after the acquisition of the assets of SpeedConnect, LLC for 2019. We intend to expend significant funds after our intended funding event equally over the ensuing four quarters as outlined above.

CYBER RISKS

Like other large telecommunications companies, we are a constant target of cyber-attacks of varying degrees, which has caused us to spend increasingly more time and money to deal with increasingly sophisticated attacks. Some of the attacks may result in security breaches, and we periodically notify our customers, our employees or the public of these breaches when necessary or appropriate. None of these resulting security breaches to date have materially adversely affected our business, results of operations or financial condition.

We rely on several other communications companies to provide services or products for our offerings. We may lease a significant portion of our core fiber network from our competitors and other third parties. Many of these leases will lapse in future years. Our future ability to provide services on the terms of our current offerings will depend in part upon our ability to renew or replace these leases, agreements and arrangements on terms substantially similar to those currently in effect.

For additional information regarding our systems, network, cyber risks, capital expenditure requirements and reliance upon third parties, see "Risk Factors."

COMPETITION, COMPETITORS, REGULATION AND TAXATION

Competition

General

We compete in a rapidly evolving and highly competitive market, and we expect intense competition to continue. In addition to competition from larger national telecommunications providers, we are facing increasing competition from several other sources, including cable and satellite companies, wireless providers, technology companies, cloud companies, broadband providers, device providers, resellers, sales agents and facilities-based providers using their own networks as well as those leasing parts of our network. Technological advances and regulatory and legislative changes have increased opportunities for a wide range of alternative communications service providers, which in turn have increased competitive pressures on our business. These alternate providers often face fewer regulations and have lower cost structures than we do. In addition, the communications industry has, in recent years, experienced substantial consolidation, and some of our competitors in one or more lines of our business are generally larger, have stronger brand names, have more financial and business resources and have broader service offerings than we currently do.

Wireless telephone services are a significant source of competition with our legacy carrier services. It is increasingly common for customers to completely forego use of traditional wireline phone service and instead rely solely on wireless service for voice services. We anticipate this trend will continue, particularly as our older customers are replaced over time with younger customers who are less accustomed to using traditional wireline voice services. Technological and regulatory developments in wireless services, Wi-Fi, and other wired and wireless technologies have contributed to the development of alternatives to traditional landline voice services. Moreover, the growing prevalence of electronic mail, text messaging, social networking and similar digital non-voice communications services continues to reduce the demand for traditional landline voice services. These factors have led to a long-term systemic decline in the number of our wireline voice service customers.

The Telecommunications Act of 1996, which obligates carriers to permit competitors to interconnect their facilities to the carrier's network and to take various other steps that are designed to promote competition, imposes several duties on a carrier if it receives a specific request from another entity which seeks to connect with or provide services using the carrier's network. In addition, each carrier is obligated to (i) negotiate interconnection agreements in good faith, (ii) provide nondiscriminatory "unbundled" access to all aspects of the carrier's network, (iii) offer resale of its telecommunications services at wholesale rates and (iv) permit competitors, on terms and conditions (including rates) that are just, reasonable and nondiscriminatory, to colocate their physical plant on the carrier's property, or provide virtual colocation if physical colocation is not practicable. Current FCC rules require carriers to lease a network element only in those situations where competing carriers genuinely would be impaired without access to such network elements, and where the unbundling would not interfere with the development of facilities-based competition.

As a result of these regulatory, consumer and technological developments, carriers also face competition from competitive local exchange carriers, or CLECs, particularly in densely populated areas. CLECs provide competing services through reselling a carrier’s local services, through use of a carrier's unbundled network elements or through their own facilities.

Technological developments have led to the development of new products and services that have reduced the demand for our traditional services, as noted above, or that compete with traditional carrier services. Technological improvements have enabled cable television companies to provide traditional circuit-switched telephone service over their cable networks, and several national cable companies have aggressively marketed these services. Similarly, companies providing VoIP services provide voice communication services over the Internet which compete with our traditional telephone service and our own VoIP services. In addition, demand for our broadband services could be adversely affected by advanced wireless data transmission technologies being deployed by wireless providers and by certain technologies permitting cable companies and other competitors to deliver faster average broadband transmission speeds than ours.

Similar to us, many cable, technology or other communications companies that previously offered a limited range of services are now offering diversified bundles of services, either through their own networks, reselling arrangements or joint ventures. As such, a growing number of companies are competing to serve the communications needs of the same customer base. Such activities will continue to place downward pressure on the demand for and pricing of our services.

As customers increasingly demand high-speed connections for entertainment, communications and productivity, we expect the demands on our network will continue to increase over the next several years. To succeed, we must continue to invest in our networks or engage partners to ensure that they can deliver competitive services that meet these increasing bandwidth and speed requirements. In addition, network reliability and security are increasingly important competitive factors in our business.

Additional information about competitive pressures is located under the heading “Risk Factors.”

Competitors

In connection with providing strategic services to our business customers, which includes our small, medium and enterprise business, wholesale and governmental customers, we compete against other telecommunication providers, as well as other regional and national carriers, other data transport providers, cable companies, CLECs and other enterprises, some of whom are substantially larger than us. Competition is based on price, bandwidth, quality and speed of service, promotions and bundled offerings. In providing broadband services, we compete primarily with cable companies, wireless providers, technology companies and other broadband service providers. We face competition in Ethernet based services in the wholesale market from cable companies and fiber-based providers.

Our competitors for providing integrated data, broadband, voice services and other data services to our business customers range from small to mid-sized businesses. Due to the size of some of these companies, our competitors may be able to offer more inexpensive solutions to our customers. To compete, we focus on providing sophisticated, secure and performance-driven services to our business customers through our infrastructure.

The number of companies providing business services has grown and increased competition for these services, particularly with respect to smaller business customers. Many of our competitors for strategic services are not subject to the same regulatory requirements as we are and therefore they are able to avoid significant regulatory costs and obligations.

Government Regulation

Overview

As discussed further below, our operations are subject to significant local, state, federal and foreign laws and regulations.

We are subject to the significant regulations by the FCC, which regulates interstate communications, and state utility commissions, which regulate intrastate communications. These agencies (i) issue rules to protect consumers and promote competition, (ii) set the rates that telecommunication companies charge each other for exchanging traffic, and (iii) have traditionally developed and administered support programs designed to subsidize the provision of services to high-cost rural areas. In most states, local voice service, switched and special access services and interconnection services are subject to price regulation, although the extent of regulation varies by type of service and geographic region. In addition, we are required to maintain licenses with the FCC and with state utility commissions. Laws and regulations in many states restrict the manner in which a licensed entity can interact with affiliates, transfer assets, issue debt and engage in other business activities. Many acquisitions and divestitures may require approval by the FCC and some state commissions. These agencies typically have the authority to withhold their approval, or to request or impose substantial conditions upon the transacting parties in connection with granting their approvals.

The following description discusses some of the major industry regulations that may affect our traditional operations, but numerous other regulations not discussed below could also impact us. Some legislation and regulations are currently the subject of judicial, legislative and administrative proceedings which could substantially change the manner in which the telecommunications industry operates and the amount of revenues we receive for our services.

Neither the outcome of these proceedings, nor their potential impact on us, can be predicted at this time. For additional information, see "Risk Factors."

The laws and regulations governing our affairs are quite complex and occasionally in conflict with each other. From time to time, we are fined for failing to meet applicable regulations or service requirements.

Federal Regulation

General

We are required to comply with the Communications Act of 1934. Among other things, this law requires our local exchange carriers to offer various of our legacy services at just and reasonable rates and on non-discriminatory terms. The Telecommunications Act of 1996 materially amended the Communications Act of 1934, primarily to promote competition.

The FCC regulates interstate services we provide, including the special access charges we bill for wholesale network transmission and the interstate access charges that we bill to long-distance companies and other communications companies in connection with the origination and termination of interstate phone calls. Additionally, the FCC regulates a number of aspects of our business related to privacy, homeland security and network infrastructure, including our access to and use of local telephone numbers and our provision of emergency 911 services. The FCC has responsibility for maintaining and administering support programs designed to expand nationwide access to communications services (which are described further below), as well as other programs supporting service to low-income households, schools and libraries, and rural health care providers. Changes in the composition of the five members of the FCC or its Chairman can have significant impacts on the regulation of our business.

In recent years, our operations and those of other telecommunications carriers have been further impacted by legislation and regulation imposing additional obligations on us, particularly with regards to providing voice and broadband service, bolstering homeland security, increasing disaster recovery requirements, minimizing environmental impacts and enhancing privacy. These laws include the Communications Assistance for Law Enforcement Act, and laws governing local telephone number portability and customer proprietary network information requirements. In addition, the FCC has heightened its focus on the reliability of emergency 911 services. The FCC has imposed fines on us and other companies for 911 outages and has adopted new compliance requirements for providing 911 service. We are incurring capital and operating expenses designed to comply with the FCC's new requirements and minimize future outages. All of these laws and regulations may cause us to incur additional costs and could impact our ability to compete effectively against companies not subject to the same regulations.

Over the past several years, the FCC has taken various actions and initiated certain proceedings designed to comprehensively evaluate the proper regulation of the provisions of data services to businesses. As part of its evaluation, the FCC has reviewed the rates, terms and conditions under which these services are provided. The FCC's proceedings remain pending, and their ultimate impact on us is currently unknown.

Telephony Services

We operate traditional telecommunications services in our Arizona subsidiary, and those services are largely governed under rules established for CLECs under the Communications Act. The Communications Act entitles our CLEC subsidiary to certain rights, but as telecommunications carriers, it also subjects them to regulation by the FCC and the states. Their designation as telecommunications carriers also results in other regulations that may affect them and the services they offer.

Interconnection and Intercarrier Compensation

The Communications Act requires telecommunications carriers to interconnect directly or indirectly with other telecommunications carriers. Under the FCC's intercarrier compensation rules, we are entitled, in some cases, to compensation from carriers when they use our network to terminate or originate calls and in other cases are required to compensate another carrier for using its network to originate or terminate traffic. The FCC and state regulatory commissions, including those in the states in which we operate, have adopted limits on the amounts of compensation that may be charged for certain types of traffic. As noted above, the FCC has determined that intercarrier compensation for all terminating traffic will be phased down over several years to a "bill-and-keep" regime, with no compensation between carriers for most terminating traffic by 2018 and is considering further reform that could reduce or eliminate compensation for originating traffic as well.

Universal Service

Our CLEC subsidiary is required to contribute to the Universal Service Fund (“USF”). The amount of universal service contribution required of us is based on a percentage of revenues earned from interstate and international services provided to end users. We allocate our end user revenues and remit payments to the universal service fund in accordance with FCC rules. The FCC has ruled that states may impose state universal service fees on CLEC telecommunications services

State Regulation

Our CLEC subsidiary telecommunications services are subject to regulation by state commissions in each state where we provide services. In order to provide our services, we must seek approval from the state regulatory commission or be registered to provide services in each state where we operate and may at times require local approval to construct facilities. Regulatory obligations vary from state to state and include some or all of the following requirements: filing tariffs (rates, terms and conditions); filing operational, financial, and customer service reports; seeking approval to transfer the assets or capital stock of the broadband communications company; seeking approval to issue stocks, bonds and other forms of indebtedness of the broadband communications company; reporting customer service and quality of service requirements; outage reporting; making contributions to state universal service support programs; paying regulatory and state Telecommunications Relay Service and E911 fees; geographic build-out; and other matters relating to competition.

Other Regulations

Our CLEC subsidiary telecommunications services are subject to other FCC requirements, including protecting the use and disclosure of customer proprietary network information; meeting certain notice requirements in the event of service termination; compliance with disabilities access requirements; compliance with CALEA standards; outage reporting; and the payment of fees to fund local number portability administration and the North American Numbering Plan. As noted above, the FCC and states are examining whether new requirements are necessary to improve the resiliency of communications networks. Communications with our customers are also subject to FCC, FTC and state regulations on telemarketing and the sending of unsolicited commercial e-mail and fax messages, as well as additional privacy and data security requirements.

Broadband

Regulatory Classification.    Broadband Internet access services were traditionally classified by the FCC as "information services" for regulatory purposes, a type of service that is subject to a lesser degree of regulation than "telecommunications services." In 2015, the FCC reversed this determination and classified broadband Internet access services as "telecommunications services." This reclassification has subjected our broadband Internet access service to greater regulation, although the FCC did not apply all telecommunications service obligations to broadband Internet access service. The 2015 Order could have a material adverse impact on our business as it may justify additional FCC regulation or support efforts by States to justify additional regulation of broadband Internet access services. In December 2017, the FCC adopted an order that in large part reverses the 2015 Order and reestablishes the "information service" classification for broadband Internet access service. The 2017 Order has not yet gone into effect, however, and the 2015 Order will remain binding until the 2017 Order takes effect. The 2017 Order is expected to be subject to legal challenge that may delay its effect or overturn it.

Net Neutrality, and Current Status. The 2015 Order also established a new "Open Internet" framework that expanded disclosure requirements on Internet service providers ("ISPs") such as cable companies, prohibited blocking, throttling, and paid prioritization of Internet traffic on the basis of the content, and imposed a "general conduct standard" that prohibits unreasonable interference with the ability of end users and edge providers to reach each other. The FCC's 2017 Order eliminates these rules except for certain disclosure requirements (see the official release summary from the FCC below). Additionally, Congress and some states are considering legislation that may codify "network neutrality" rules.

The Federal Communications Commission has made the following official release about the Restoring Internet Freedom Order:

"The FCC's Restoring Internet Freedom Order, which took effect on June 11, (2018) provides a framework for protecting an open Internet while paving the way for better, faster and cheaper Internet access for consumers. It replaces unnecessary, heavy-handed regulations that were developed way back in 1934 with strong consumer protections, increased transparency, and common-sense rules that will promote investment and broadband deployment. The FCC's framework for protecting Internet freedom has the following key parts:

1. Consumer Protection
The Federal Trade Commission will police and take action against Internet service providers for anticompetitive acts or unfair and deceptive practices. The FTC is the nation's premier consumer protection agency, and until the FCC stripped it of jurisdiction over Internet service providers in 2015, the FTC protected consumers consistently across the Internet economy.

2. Transparency
A critical part of Internet openness involves Internet service providers being transparent about their business practices. That's why the FCC has imposed enhanced transparency requirements. Internet service providers must publicly disclose information regarding their network management practices, performance, and commercial terms of service. These disclosures must be made via a publicly available, easily accessible company website or through the FCC's website. This will discourage harmful practices and help regulators target any problematic conduct. These disclosures also support innovation, investment, and competition by ensuring that entrepreneurs and other small businesses have the technical information necessary to create and maintain online content, applications, services, and devices.

Internet Service Providers must clearly disclose their network management practices on their own web sites or with the FCC. For more information about these disclosures, you can visit https://www.fcc.gov/isp- disclosures.

Removes Unnecessary Regulations to Promote Broadband Investment

The Internet wasn't broken in 2015, when the previous FCC imposed 1930s-era regulations (known as "Title II") on Internet service providers. And ironically, these regulations made things worse by limiting investment in high-speed networks and slowing broadband deployment. Under Title II, broadband network investment dropped more than 5.6% -- the first time a decline has happened outside of a recession. The effect was particularly serious for smaller Internet service providers (fixed wireless companies, small-town cable operators, municipal broadband providers, electric cooperatives, and others) that don't have the resources or lawyers to navigate a thicket of complex rules  "

The items listed in this internet Order are for carriers such as Century Link, which is our contract internet provider, and we are in compliance with the areas that we are responsible for which are few. We generate the last mile of internet service, but we are actually a reseller of Century Link services as they provide the bandwidth to us.

        Access for Persons with Disabilities.    The FCC's rules require us to ensure that persons with disabilities have access to "advanced communications services" ("ACS"), such as electronic messaging and interoperable video conferencing. They also require that certain pay television programming delivered via Internet Protocol include closed captioning and require entities distributing such programming to end users to pass through such captions and identify programming that should be captioned.

        Other Regulation.    The 2015 Order also subjected broadband providers' Internet traffic exchange rates and practices to potential FCC oversight and created a mechanism for third parties to file complaints regarding these matters. In addition, our provision of Internet services also subjects us to the limitations on use and disclosure of user communications and records contained in the Electronic Communications Privacy Act of 1986. Broadband Internet access service is also subject to other federal and state privacy laws applicable to electronic communications.

        Additionally, providers of broadband Internet access services must comply with CALEA, which requires providers to make their services and facilities accessible for law enforcement intercept requests. Various other federal and state laws apply to providers of services that are accessible through broadband Internet access service, including copyright laws, telemarketing laws, prohibitions on obscenity, and a ban on unsolicited commercial e-mail, and privacy and data security laws. Online content we provide is also subject to some of these laws.

        Other forms of regulation of broadband Internet access service currently being considered by the FCC, Congress or state legislatures include consumer protection requirements, cyber security requirements, consumer service standards, requirements to contribute to universal service programs and requirements to protect personally identifiable customer data from theft. Pending and future legislation in this area could adversely affect our operations as an Internet service provider and our relationship with our Internet customers.

        Additionally, from time to time the FCC and Congress have considered whether to subject broadband Internet access services to the federal Universal Service Fund ("USF") contribution requirements. Any contribution requirements adopted for Internet access services would impose significant new costs on our broadband Internet service. At the same time, the FCC is changing the manner in which Universal Service funds are distributed. By focusing on broadband and wireless deployment, rather than traditional telephone service, the changes could assist some of our competitors in more effectively competing with our service offerings.

VoIP Services

        We provide telephony services using VoIP technology ("interconnected VoIP"). The FCC has adopted several regulations for interconnected VoIP services, as have several states, especially as it relates to core customer and safety issues such as e911, local number portability, disability access, outage reporting, universal service contributions, and regulatory reporting requirements. The FCC has not, however, formally classified interconnected VoIP services as either information services or telecommunications services. In this vacuum, some states have asserted more expansive rights to regulate interconnected VoIP services, while others have adopted laws that bar the state commission from regulating VoIP service.

        Universal Service.    Interconnected VoIP services must contribute to the USF used to subsidize communication services provided to low income households, to customers in rural and high cost areas, and to schools, libraries, and rural health care providers. The amount of universal service contribution required of interconnected VoIP service providers is based on a percentage of revenues earned from interstate and international services provided to end users. We allocate our end user revenues and remit payments to the universal service fund in accordance with FCC rules. The FCC has ruled that states may impose state universal service fees on interconnected VoIP providers.

      Local Number Portability.    The FCC requires interconnected VoIP service providers and their "numbering partners" to ensure that their customers have the ability to port their telephone numbers when changing providers. We also contribute to federal funds to meet the shared costs of local number portability and the costs of North American Numbering Plan Administration.

        Intercarrier Compensation.    In an October 2011 reform order and subsequent clarifying orders, the FCC revised the regime governing payments among providers of telephony services for the exchange of calls between and among different networks ("intercarrier compensation") to, among other things, explicitly include interconnected VoIP. In that Order, the FCC determined that intercarrier compensation for all terminating traffic, including VoIP traffic exchanged in TDM format, will be phased down over several years to a "bill-and-keep" regime, with no compensation between carriers for most terminating traffic by 2018. The FCC is considering further reform in this area, which could reduce or eliminate compensation for originating traffic as well.

        Other Regulation.    Interconnected VoIP service providers are required to provide enhanced 911 emergency services to their customers; protect customer proprietary network information from unauthorized disclosure to third parties; report to the FCC on service outages; comply with telemarketing regulations and other privacy and data security requirements; comply with disabilities access requirements and service discontinuance obligations; comply with call signaling requirements; and comply with CALEA standards. In August 2015, the FCC adopted new rules to improve the resiliency of the communications network. Under the new rules, providers of telephony services, including interconnected VoIP service providers, must make available eight hours of standby backup power for consumers to purchase at the point of sale. The rules also require that providers inform new and current customers about service limitations during power outages and steps that consumers can take to address those risks.

For additional information about these matters, see “Risk Factors.”

LICENSES

Arizona CLEC license in Phoenix area. License #20090393 which expires 2023 and is renewable every seven years.

TITLE TO PROPERTIES

None.

BACKLOG OF ORDERS

We currently have no backlogs of orders for sales, at this time.

GOVERNMENT CONTRACTS

We have no government contracts.

COMPANY SPONSORED RESEARCH AND DEVELOPMENT

We are not conducting any research.

NUMBER OF PERSONS EMPLOYED

We have approximately 50 employees who work approximately 45 hours per week. All officers work approximately 60 hours per week. Directors work as needed.

DESCRIPTION OF PROPERTY

Description of properties/assets

(a)	Real Estate.	None.
(b)	Title to properties.	None.
(c)	Patents, Trade Names, Trademarks and Copyrights	See below.

Our executive offices are located in San Diego, California. We do not own any real property, but lease and office space consisting of approximately 27,000 sq. ft. among all of our corporate and subsidiary locations. We believe that substantially all of our property and equipment is in good condition, subject to normal wear and tear, and that our facilities have sufficient capacity to meet the current needs of our business.

Patents, trade names, trademarks and copyrights

Either directly or through our subsidiaries, we have rights in various patents, trade names, trademarks, copyrights and other intellectual property necessary to conduct our business. Our services often use the intellectual property of others, including licensed software. We also occasionally license our intellectual property to others as we deem appropriate.

We periodically receive offers from third parties to purchase or obtain licenses for patents and other intellectual property rights in exchange for royalties or other payments. We also periodically receive notices, or are named in lawsuits, alleging that our products or services infringe on patents or other intellectual property rights of third parties. In certain instances, these matters can potentially adversely impact our operations, operating results or financial position. For additional information, see “Risk Factors”.

RISK FACTORS

The purchase of shares of our Series D Preferred 6% Cumulative Dividend Convertible Stock involves substantial risks. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment and should consult with his own legal and financial advisors.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, unrecoverable losses from theft, intense competition for customers, supplies, and government grants, including entry of new competitors, adverse federal, state, and local government regulation, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving us or our employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of our operating results and financial condition, adverse publicity and news coverage, the failure of business acquisitions to be successful or profitable, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Offering Circular or in other reports issued us or third party publishers.

RISKS RELATED TO TPT GLOBAL’S BUSINESS

Many of our competitors are better established and have resources significantly greater than we have, which may make it difficult to attract and retain subscribers.

We will compete with other providers of telephony service, many of which have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry. In addition, a number of these competitors may combine or form strategic partnerships. As a result, our competitors may be able to offer, or bring to market earlier, products and services that are superior to our own in terms of features, quality, pricing or other factors. Our failure to compete successfully with any of these companies would have a material adverse effect on our business and the trading price of our common stock.

The market for broadband and VoIP services is highly competitive, and we compete with several other companies within a single market:

●	cable operators offering high-speed Internet connectivity services and voice communications;
●	incumbent and competitive local exchange carriers providing DSL services over their existing wide, metropolitan and local area networks;
●
3G cellular, PCS and other wireless providers offering wireless broadband services and capabilities, including developments in existing cellular and PCS technology that may increase network speeds or have other advantages over our services;

●	internet service providers offering dial-up Internet connectivity;
●	municipalities and other entities operating free or subsidized WiFi networks;
●	providers of VoIP telephony services;
●	wireless Internet service providers using licensed or unlicensed spectrum;
●	satellite and fixed wireless service providers offering or developing broadband Internet connectivity and VoIP telephony;
●	electric utilities and other providers offering or planning to offer broadband Internet connectivity over power lines; and
●	resellers providing wireless Internet service by “piggy-backing” on DSL or WiFi networks operated by others.

Moreover, we expect other existing and prospective competitors, particularly if our services are successful; to adopt technologies or business plans similar to ours or seek other means to develop a product competitive with our services. Many of our competitors are well-established and have larger and better developed networks and systems, longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. These competitors can often subsidize competing services with revenues from other sources, such as advertising, and thus may offer their products and services at lower prices than ours. These or other competitors may also reduce the prices of their services significantly or may offer broadband connectivity packaged with other products or services. We may not be able to reduce our prices or otherwise alter our services correspondingly, which would make it more difficult to attract and retain subscribers.

Our Acquisitions could result in operating difficulties, dilution and distractions from our core business.

We have evaluated, and expect to continue to evaluate, potential strategic transactions, including larger acquisitions. The process of acquiring and integrating a company, business or technology is risky, may require a disproportionate amount of our management or financial resources and may create unforeseen operating difficulties or expenditures, including:

●	difficulties in integrating acquired technologies and operations into our business while maintaining uniform standards, controls, policies and procedures;
●
increasing cost and complexity of assuring the implementation and maintenance of adequate internal control and disclosure controls and procedures, and of obtaining the reports and attestations that are required of a company filing reports under the Securities Exchange Act;

●
difficulties in consolidating and preparing our financial statements due to poor accounting records, weak financial controls and, in some cases, procedures at acquired entities based on accounting principles not generally accepted in the United States, particularly those entities in which we lack control; and

●	the inability to predict or anticipate market developments and capital commitments relating to the acquired company, business or technology.

Acquisitions of and joint ventures with companies organized outside the United States often involve additional risks, including:

●	difficulties, as a result of distance, language or culture differences, in developing, staffing and managing foreign operations;
●	lack of control over our joint ventures and other business relationships;
●	currency exchange rate fluctuations;
●	longer payment cycles;
●	credit risk and higher levels of payment fraud;
●	foreign exchange controls that might limit our control over, or prevent us from repatriating, cash generated outside the United States;
●	potentially adverse tax consequences;
●	expropriation or nationalization of assets;
●	differences in regulatory requirements that may make it difficult to offer all of our services;
●	unexpected changes in regulatory requirements;
●	trade barriers and import and export restrictions; and
●	political or social unrest and economic instability.

The anticipated benefit of any of our acquisitions or investments may never materialize. Future investments, acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Future investments and acquisitions may require us to obtain additional equity or debt financing, which may not be available on favorable terms, or at all.

Our substantial indebtedness and our current default status and any restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

Our indebtedness could have important consequences to the holders of our common stock, such as:

●	we may not be able to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us or at all;
●	we may be unable to refinance our indebtedness on terms acceptable to us or at all;
●	if substantial indebtedness continues it could make us more vulnerable to economic downturns and limit our ability to withstand competitive pressures; and
●	cash flows from operations are currently negative and may continue to be so, and our remaining cash, if any, may be insufficient to operate our business.
●	paying dividends to our stockholders;
●	incurring, or cause certain of our subsidiaries to incur, additional indebtedness;
●	permitting liens on or conduct sales of any assets pledged as collateral;
●	selling all or substantially all of our assets or consolidate or merge with or into other companies;
●	repaying existing indebtedness; and
●	engaging in transactions with affiliates.

As of March 31, 2020, the total debt or financing arrangements was $13,946,454, of which approximately $1,586,357 or 10% of total current liabilities is past due. As of March 31, 2020, the Company had financing lease liability-related amounts of $633,579. Our inability to renegotiate our indebtedness may cause lien holders to obtain possession of a good portion of our assets which would significantly alter our ability to generate revenues and obtain any additional financing.

We may experience difficulties in constructing, upgrading and maintaining our network, which could adversely affect customer satisfaction, increase subscriber turnover and reduce our revenues.

Our success depends on developing and providing products and services that give subscribers a high-quality internet connectivity and VoIP experience. If the number of subscribers using our network and the complexity of our products and services increase, we will require more infrastructure and network resources to maintain the quality of our services. Consequently, we expect to make substantial investments to construct and improve our facilities and equipment and to upgrade our technology and network infrastructure. If we do not implement these developments successfully, or if we experience inefficiencies, operational failures or unforeseen costs during implementation, the quality of our products and services could decline.

We may experience quality deficiencies, cost overruns and delays on construction, maintenance and upgrade projects, including the portions of those projects not within our control or the control of our contractors. The construction of our network requires the receipt of permits and approvals from numerous governmental bodies, including municipalities and zoning boards. Such bodies often limit the expansion of transmission towers and other construction necessary for our business. Failure to receive approvals in a timely fashion can delay system rollouts and raise the cost of completing construction projects. In addition, we typically are required to obtain rights from land, building and tower owners to install our antennas and other equipment to provide service to our subscribers. We may not be able to obtain, on terms acceptable to us, or at all, the rights necessary to construct our network and expand our services.

We also face challenges in managing and operating our network. These challenges include operating, maintaining and upgrading network and customer premises equipment to accommodate increased traffic or technological advances, and managing the sales, advertising, customer support, billing and collection functions of our business while providing reliable network service at expected speeds and VoIP telephony at expected levels of quality. Our failure in any of these areas could adversely affect customer satisfaction, increase subscriber turnover, increase our costs, decrease our revenues and otherwise have a material adverse effect on our business, prospects, financial condition and results of operations.

If we do not obtain and maintain rights to use licensed spectrum in one or more markets, we may be unable to operate in these markets, which could adversely affect our ability to execute our business strategy.

Even though we have established license agreements, growth requires that we plan to provide our services obtaining additional licensed spectrum both in the United States and internationally, we depend on our ability to acquire and maintain sufficient rights to use licensed spectrum by obtaining our own licenses or long-term spectrum leases, in each of the markets in which we operate or intend to operate. Licensing is the short-term solution to obtaining the necessary spectrum as building out spectrum is a long and difficult process that can be costly and require a disproportionate amount of our management resources. We may not be able to acquire, lease or maintain the spectrum necessary to execute our business strategy.

 Using licensed spectrum, whether owned or leased, poses additional risks to us, including:

●	inability to satisfy build-out or service deployment requirements upon which our spectrum licenses or leases are, or may be, conditioned;
●	increases in spectrum acquisition costs;
●	adverse changes to regulations governing our spectrum rights;
●	the risk that spectrum we have acquired or leased will not be commercially usable or free of harmful interference from licensed or unlicensed operators in our or adjacent bands;
●
with respect to spectrum we will lease in the United States, contractual disputes with or the bankruptcy or other reorganization of the license holders, which could adversely affect our control over the spectrum subject to such license;

●	failure of the FCC or other regulators to renew our spectrum licenses as they expire; and
●	invalidation of our authorization to use all or a significant portion of our spectrum, resulting in, among other things, impairment charges related to assets recorded for such spectrum.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business, brand and reputation with investors may be harmed.

In addition, reporting a material weakness may negatively impact investors’ perception of us. We have allocated, and will continue to allocate, significant additional resources to remedy any deficiencies in our internal control. There can be no assurances that our remedial measures will be successful in curing the any material weakness or that other significant deficiencies or material weaknesses will not arise in the future.

Interruption or failure of our information technology and communications systems could impair our ability to provide our products and services, which could damage our reputation and harm our operating results.

We have experienced service interruptions in some markets in the past and may experience service interruptions or system failures in the future. Any unscheduled service interruption adversely affects our ability to operate our business and could result in an immediate loss of revenues. If we experience frequent or persistent system or network failures, our reputation and brand could be permanently harmed. We may make significant capital expenditures to increase the reliability of our systems, but these capital expenditures may not achieve the results we expect.

Our products and services depend on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could result in interruptions in our service. Interruptions in our service could reduce our revenues and profits, and our brand could be damaged if people believe our network is unreliable. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems, and similar events. Some of our systems are not fully redundant, and our disaster recovery planning may not be adequate. The occurrence of a natural disaster or unanticipated problems at our network centers could result in lengthy interruptions in our service and adversely affect our operating results.

The industries in which we operate are continually evolving, which makes it difficult to evaluate our future prospects and increases the risk of your investment. Our products and services may become obsolete, and we may not be able to develop competitive products or services on a timely basis or at all.

The markets in which we and our customers compete are characterized by rapidly changing technology, evolving industry standards and communications protocols, and continuous improvements in products and services. Our future success depends on our ability to enhance current products and to develop and introduce in a timely manner new products that keep pace with technological developments, industry standards and communications protocols, compete effectively on the basis of price, performance and quality, adequately address end-user customer requirements and achieve market acceptance. There can be no assurance that the deployment of wireless networks will not be delayed or that our products will achieve widespread market acceptance or be capable of providing service at competitive prices in sufficient volumes. In the event that our products are not timely and economically developed or do not gain widespread market acceptance, our business, results of operations and financial condition would be materially adversely affected. There can also be no assurance that our products will not be rendered obsolete by the introduction and acceptance of new communications protocols.

The broadband services industry is characterized by rapid technological change, competitive pricing, frequent new service introductions and evolving industry standards and regulatory requirements. We believe that our success depends on our ability to anticipate and adapt to these challenges and to offer competitive services on a timely basis. We face a number of difficulties and uncertainties associated with our reliance on technological development, such as:

●	competition from service providers using more traditional and commercially proven means to deliver similar or alternative services;
●	competition from new service providers using more efficient, less expensive technologies, including products not yet invented or developed;
●	uncertain consumer acceptance;
●	realizing economies of scale;
●	responding successfully to advances in competing technologies in a timely and cost-effective manner;
●	migration toward standards-based technology, requiring substantial capital expenditures; and
●	existing, proposed or undeveloped technologies that may render our wireless broadband and VoIP telephony services less profitable or obsolete.

As the products and services offered by us and our competitors develop, businesses and consumers may not accept our services as a commercially viable alternative to other means of delivering wireless broadband and VoIP telephony services.

If we are unable to successfully develop and market additional services and/or new generations of our services offerings or market our services and product offerings to a broad number of customers, we may not remain competitive.

Our future success and our ability to increase net revenue and earnings depend, in part, on our ability to develop and market new additional services and/or new generations of our current services offerings and market our existing services offerings to a broad number of customers. However, we may not be able to, among other things:

●	successfully develop or market new services or product offerings or enhance existing services offerings;

●	educate third-party sales organizations adequately for them to promote and sell our services offerings;

●	develop, market and distribute existing and future services offerings in a cost-effective manner; or

●	operate the facilities needed to provide our services offerings.

If we fail to develop new service offerings, or if we incur unexpected expenses or delays in product development or integration, we may lose our competitive position and incur substantial additional expenses or may be required to curtail or terminate all or part of our present planned business operations.

Our failure to do any of the foregoing could have a material adverse effect on our business, financial condition and results of operations. In addition, if any of our current or future services offerings contain undetected errors or design defects or do not work as expected for our customers, our ability to market these services offerings could be substantially impeded, resulting in lost sales, potential reputation damage and delays in obtaining market acceptance of these services offerings. We cannot assure you that we will continue to successfully develop and market new or enhanced applications for our services offerings. If we do not continue to expand our services offerings portfolio on a timely basis or if those products and applications do not receive market acceptance, become regulatory restricted, or become obsolete, we will not grow our business as currently expected.

We operate in a very competitive environment.

There are three types of competitors for our service offerings.

(1)
The value-added resellers and other vendors of hardware and software for on-site installation do not typically have an offering similar to our cloud-based services. However, they are the primary historic service suppliers to our targeted customers and will actively work to defend their customer base.

(2)	There are a number of providers offering services, but they typically offer only one or two applications of their choosing instead of our offering which bundles customer’s chosen services.

(3)	There are a few providers that offer more than two applications from the cloud. However currently, these providers typically offer only those applications they have chosen.

Our industry is characterized by rapid change resulting from technological advances and new services offerings. Certain competitors have substantially greater capital resources, larger customer bases, larger sales forces, greater marketing and management resources, larger research and development staffs and larger facilities than our and have more established reputations with our target customers, as well as distribution channels that are entrenched and may be more effective than ours. Competitors may develop and offer technologies and products that are more effective, have better features, are easier to use, are less expensive and/or are more readily accepted by the marketplace than our offerings. Their products could make our technology and service offerings obsolete or noncompetitive. Competitors may also be able to achieve more efficient operations and distribution than ours may be able to and may offer lower prices than we could offer profitably. We may decide to alter or discontinue aspects of our business and may adopt different strategies due to business or competitive factors or factors currently unforeseen, such as the introduction by competitors of new products or services technologies that would make part or all of our service offerings obsolete or uncompetitive.

In addition, the industry could experience some consolidation. There is also a risk that larger companies will enter our markets.

If we fail to maintain effective relationships with our major vendors, our services offerings and profitability could suffer.

We use third party providers for services. In addition, we purchase hardware, software and services from external suppliers. Accordingly, we must maintain effective relationships with our vendor base to source our needs, maintain continuity of supply, and achieve reasonable costs. If we fail to maintain effective relationships with our vendor base, this may adversely affect our ability to deliver the best products and services to our customers and our profitability could suffer.

Any failure of the physical or electronic security that resulted in unauthorized parties gaining access to customer data could adversely affect our business, financial condition and results of operations.

We use commercial data networks to service customers cloud based services and the associated customer data. Any data is subject to the risk of physical or electronic intrusion by unauthorized parties. We have a multi-homed firewalls and Intrusion Detection / Prevention systems to protect against electronic intrusion and two physical security levels in our networks. Our policy is to close all external ports as a default. Robust anti-virus software runs on all client servers. Systems have automated monitoring and alerting for unusual activity. We also have a Security Officer who monitors these systems. We have better security systems and expertise than our clients can afford separately but any failure of these systems could adversely affect our business growth and financial condition.

Demand for our service offerings may decrease if new government regulations substantially increase costs, limit delivery or change the use of Internet access and other products on which our service offerings depend.

We are dependent on Internet access to deliver our service offerings. If new regulations are imposed that limit the use of the Internet or impose significant taxes on services delivered via the Internet it could change our cost structure and/or affect our business model. The significant changes in regulatory costs or new limitations on Internet use could impact our ability to operate as we anticipate, could damage our reputation with our customers, disrupt our business or result in, among other things, decreased net revenue and increased overhead costs. As a result, any such failure could harm our business, financial condition and results of operations.

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Increasing regulation of our Internet-based products and services could adversely affect our ability to provide new products and services.

On February 26, 2015, the FCC adopted a new "network neutrality" or Open Internet order (the "2015 Order") that: (1) reclassified broadband Internet access service as a Title II common carrier service, (2) applied certain existing Title II provisions and associated regulations; (3) forbore from applying a range of other existing Title II provisions and associated regulations, but to varying degrees indicated that this forbearance may be only temporary and (4) issued new rules expanding disclosure requirements and prohibiting blocking, throttling, paid prioritization and unreasonable interference with the ability of end users and edge providers to reach each other. The 2015 Order also subjected broadband providers' Internet traffic exchange rates and practices to potential FCC oversight and created a mechanism for third parties to file complaints regarding these matters. The 2015 Order could limit our ability to efficiently manage our cable systems and respond to operational and competitive challenges. In December 2017, the FCC adopted an order (the "2017 Order") that in large part reverses the 2015 Order. The 2017 Order has not yet gone into effect, however, and the 2015 Order will remain binding until the 2017 Order takes effect. The 2017 Order is expected to be subject to legal challenge that may delay its effect or overturn it. Additionally, Congress and some states are considering legislation that may codify "network neutrality" rules.

Offering telephone services may subject us to additional regulatory burdens, causing us to incur additional costs.

We offer telephone services over our broadband network and continue to develop and deploy interconnected VoIP services. The FCC has ruled that competitive telephone companies that support VoIP services, such as those that we offer to our customers, are entitled to interconnect with incumbent providers of traditional telecommunications services, which ensures that our VoIP services can operate in the market. However, the scope of these interconnection rights are being reviewed in a current FCC proceeding, which may affect our ability to compete in the provision of telephony services or result in additional costs. It remains unclear precisely to what extent federal and state regulators will subject VoIP services to traditional telephone service regulation. Expanding our offering of these services may require us to obtain certain authorizations, including federal and state licenses. We may not be able to obtain such authorizations in a timely manner, or conditions could be imposed upon such licenses or authorizations that may not be favorable to us. The FCC has already extended certain traditional telecommunications requirements, such as E911 capabilities, Universal Service Fund contribution, Communications Assistance for Law Enforcement Act ("CALEA"), measures to protect Customer Proprietary Network Information, customer privacy, disability access, number porting, battery back-up, network outage reporting, rural call completion reporting and other regulatory requirements to many VoIP providers such as us. If additional telecommunications regulations are applied to our VoIP service, it could cause us to incur additional costs and may otherwise materially adversely impact our operations. In 2011, the FCC released an order significantly changing the rules governing intercarrier compensation for the origination and termination of telephone traffic between interconnected carriers. These rules have resulted in a substantial decrease in interstate compensation payments over a multi-year period. The FCC is currently considering additional reforms that could further reduce interstate compensation payments. Further, although the FCC recently declined to impose additional regulatory burdens on certain point to point transport ("special access") services provided by cable companies, that FCC decision has been appealed by multiple parties. If those appeals are successfully, there could be additional regulatory burdens and additional costs placed on these services.

We may engage in acquisitions and other strategic transactions and the integration of such acquisitions and other strategic transactions could materially adversely affect our business, financial condition and results of operations.

Our business has grown significantly as a result of acquisitions, including the Acquisitions, which entail numerous risks including:

●
distraction of our management team in identifying potential acquisition targets, conducting due diligence and negotiating acquisition agreements;
●
difficulties in integrating the operations, personnel, products, technologies and systems of acquired businesses;
●
difficulties in enhancing our customer support resources to adequately service our existing customers and the customers of acquired businesses;
●
the potential loss of key employees or customers of the acquired businesses;
●
unanticipated liabilities or contingencies of acquired businesses;
●
unbudgeted costs which we may incur in connection with pursuing potential acquisitions which are not consummated;
●
failure to achieve projected cost savings or cash flow from acquired businesses, which are based on projections that are inherently uncertain;
●
fluctuations in our operating results caused by incurring considerable expenses to acquire and integrate businesses before receiving the anticipated revenues expected to result from the acquisitions; and
●
difficulties in obtaining regulatory approvals required to consummate acquisitions.

We also participate in competitive bidding processes, some of which may involve significant cable systems. If we are the winning bidder in any such process involving significant cable systems or we otherwise engage in acquisitions or other strategic transactions in the future, we may incur additional debt, contingent liabilities and amortization expenses, which could materially adversely affect our business, financial condition and results of operations. We could also issue substantial additional equity which could dilute existing stockholders.

If our acquisitions, including the Acquisitions and the integration of the Optimum and Suddenlink businesses, do not result in the anticipated operating efficiencies, are not effectively integrated, or result in costs which exceed our expectations, our business, financial condition and results of operations could be materially adversely affected.

Significant unanticipated increases in the use of bandwidth-intensive Internet-based services could increase our costs.

The rising popularity of bandwidth-intensive Internet-based services poses risks for our broadband services. Examples of such services include peer-to-peer file sharing services, gaming services and the delivery of video via streaming technology and by download. If heavy usage of bandwidth-intensive broadband services grows beyond our current expectations, we may need to incur more expenses than currently anticipated to expand the bandwidth capacity of our systems or our customers could have a suboptimal experience when using our broadband service. In order to continue to provide quality service at attractive prices, we need the continued flexibility to develop and refine business models that respond to changing consumer uses and demands and to manage bandwidth usage efficiently. Our ability to undertake such actions could be restricted by regulatory and legislative efforts to impose so-called "net neutrality" requirements on broadband communication providers like us that provide broadband services. For more information, see "Regulation—Broadband."

We operate in a highly competitive business environment which could materially adversely affect our business, financial condition, results of operations and liquidity.

We operate in a highly competitive, consumer-driven industry and we compete against a variety of broadband, pay television and telephony providers and delivery systems, including broadband communications companies, wireless data and telephony providers, satellite-delivered video signals, Internet-delivered video content and broadcast television signals available to residential and business customers in our service areas. Some of our competitors include AT&T and its DirecTV subsidiary, CenturyLink, DISH Network, Frontier and Verizon. In addition, our pay television services compete with all other sources of leisure, news, information and entertainment, including movies, sporting or other live events, radio broadcasts, home-video services, console games, print media and the Internet.

In some instances, our competitors have fewer regulatory burdens, easier access to financing, greater resources, greater operating capabilities and efficiencies of scale, stronger brand-name recognition, longstanding relationships with regulatory authorities and customers, more subscribers, more flexibility to offer promotional packages at prices lower than ours and greater access to programming or other services. This competition creates pressure on our pricing and has adversely affected, and may continue to affect, our ability to add and retain customers, which in turn adversely affects our business, financial condition and results of operations. The effects of competition may also adversely affect our liquidity and ability to service our debt. For example, we face intense competition from Verizon and AT&T, which have network infrastructure throughout our service areas. We estimate that competitors are currently able to sell a fiber-based triple play, including broadband, pay television and telephony services, and may expand these and other service offerings to our potential customers.

Our competitive risks are heightened by the rapid technological change inherent in our business, evolving consumer preferences and the need to acquire, develop and adopt new technology to differentiate our products and services from those of our competitors, and to meet consumer demand. We may need to anticipate far in advance which technology we should use for the development of new products and services or the enhancement of existing products and services. The failure to accurately anticipate such changes may adversely affect our ability to attract and retain customers, which in turn could adversely affect our business, financial condition and results of operations. Consolidation and cooperation in our industry may allow our competitors to acquire service capabilities or offer products that are not available to us or offer similar products and services at prices lower than ours. For example, Comcast and Charter Communications have agreed to jointly explore operational efficiencies to speed their respective entries into the wireless market, including in the areas of creating common operating platforms and emerging wireless technology platforms. In addition, changes in the regulatory and legislative environments may result in changes to the competitive landscape.

In addition, certain of our competitors own directly or are affiliated with companies that own programming content or have exclusive arrangements with content providers that may enable them to obtain lower programming costs or offer exclusive programming that may be attractive to prospective subscribers. For example, DirecTV has exclusive arrangements with the National Football League that give it access to programming we cannot offer. AT&T also has an agreement to acquire Time Warner, which owns a number of cable networks, including TBS, CNN and HBO, as well as Warner Bros. Entertainment, which produces television, film and home-video content. AT&T's and DirecTV's potential access to Time Warner programming could allow AT&T and DirecTV to offer competitive and promotional packages that could negatively affect our ability to maintain or increase our existing customers and revenues. DBS operators such as DISH Network and DirecTV also have marketing arrangements with certain phone companies in which the DBS provider's pay television services are sold together with the phone company's broadband and mobile and traditional phone services.

Most broadband communications companies, which already have wired networks, an existing customer base and other operational functions in place (such as billing and service personnel), offer DSL services. We believe DSL service competes with our broadband service and is often offered at prices lower than our Internet services. However, DSL is often offered at speeds lower than the speeds we offer. In addition, DSL providers may currently be in a better position to offer Internet services to businesses since their networks tend to be more complete in commercial areas. They may also increasingly have the ability to combine video services with telephone and Internet services offered to their customers, particularly as broadband communications companies enter into co-marketing agreements with other service providers. In addition, current and future fixed and wireless Internet services, such as 3G, 4G and 5G fixed and wireless broadband services and Wi-Fi networks, and devices such as wireless data cards, tablets and smartphones, and mobile wireless routers that connect to such devices, may compete with our broadband services.

Our telephony services compete directly with established broadband communications companies and other carriers, including wireless providers, as increasing numbers of homes are replacing their traditional telephone service with wireless telephone service. We also compete against VoIP providers like Vonage, Skype, GoogleTalk, Facetime, WhatsApp and magicJack that do not own networks but can provide service to any person with a broadband connection, in some cases free of charge. In addition, we compete against ILECs, other CLECs and long-distance voice-service companies for large commercial and enterprise customers. While we compete with the ILECs, we also enter into interconnection agreements with ILECs so that our customers can make and receive calls to and from customers served by the ILECs and other telecommunications providers. Federal and state law and regulations require ILECs to enter into such agreements and provide facilities and services necessary for connection, at prices subject to regulation. The specific price, terms and conditions of each agreement, however, depend on the outcome of negotiations between us and each ILEC. Interconnection agreements are also subject to approval by the state regulatory commissions, which may arbitrate negotiation impasses. These agreements, like all interconnection agreements, are for limited terms and upon expiration are subject to renegotiation, potential arbitration and approval under the laws in effect at that time.

We also face competition for our advertising sales from traditional and non-traditional media outlets, including television and radio stations, traditional print media and the Internet.

We face significant risks as a result of rapid changes in technology, consumer expectations and behavior.

The broadband communications industry has undergone significant technological development over time and these changes continue to affect our business, financial condition and results of operations. Such changes have had, and will continue to have, a profound impact on consumer expectations and behavior. Our video business faces technological change risks as a result of the continuing development of new and changing methods for delivery of programming content such as Internet-based delivery of movies, shows and other content which can be viewed on televisions, wireless devices and other developing mobile devices. Consumers' video consumption patterns are also evolving, for example, with more content being downloaded for time-shifted consumption. A proliferation of delivery systems for video content can adversely affect our ability to attract and retain subscribers and the demand for our services and it can also decrease advertising demand on our delivery systems. Our broadband business faces technological challenges from rapidly evolving wireless Internet solutions. Our telephony service offerings face technological developments in the proliferation of telephony delivery systems including those based on Internet and wireless delivery. If we do not develop or acquire and successfully implement new technologies, we will limit our ability to compete effectively for subscribers, content and advertising. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect from the introduction of our home communications hub, or that it will be rolled out across our footprint in the timeframe we anticipate. In addition, we may be required to make material capital and other investments to anticipate and to keep up with technological change. These challenges could adversely affect our business, financial condition and results of operations.

Our revenues and growth may be constrained due to demand exceeding capacity of our systems or our inability to develop solutions.

We anticipate generating revenues in the future from broadband connectivity, other Internet services, and broadband and in the cloud services. Demand and market acceptance for these recently introduced services and products delivered over the Internet is uncertain. Critical issues concerning the use of the Internet, such as ease of access, security, reliability, cost and quality of service, exist and may affect the growth of Internet use or the attractiveness of conducting commerce online. In addition, the Internet and online services may not be accepted as viable for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and online services continue to experience significant growth, there can be no assurance that the infrastructure of the Internet and online services will prove adequate to support increased user demands. In addition, the Internet or online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or online service activity. Changes in, or insufficient availability of, telecommunications services to support the Internet or online services also could result in slower response times and adversely affect usage of the Internet and online services generally and us in particular. If use of the Internet and online services does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet and online services does not effectively support growth that may occur, or if the Internet and online services do not become a viable commercial marketplace, our business could be adversely affected.

Certain aspects of our VoIP telephony services differ from traditional telephone service. The factors that may have this effect include:

●	our subscribers may experience lower call quality than they experience with traditional wireline telephone companies, including static, echoes and transmission delays;
●	our subscribers may experience higher dropped-call rates than they experience with traditional wireline telephone companies; and
●	a power loss or Internet access interruption causes our service to be interrupted.

Additionally, our VoIP emergency calling service is significantly more limited than the emergency calling services offered by traditional telephone companies. Our VoIP emergency calling service can only transmit to a dispatcher at a public safety answering point, or PSAP, the location information that the subscriber has registered with us, which may at times be different from the actual location at the time of the call. As a result, our emergency calling systems may not assure that the appropriate PSAP is reached and may cause significant delays, or even failures, in callers’ receipt of emergency assistance. Our failure to develop or operate an adequate emergency calling service could subject us to substantial liabilities and may result in delays in subscriber adoption of our VoIP telephony services or all of our services, abandonment of our services by subscribers, and litigation costs, damage awards and negative publicity, any of which could harm our business, prospects, financial condition or results of operations.

If our subscribers do not accept the differences between our VoIP telephony services and traditional telephone service, they may not adopt or keep our VoIP telephony services or our other services, or may choose to retain or return to service provided by traditional telephone companies. Because VoIP telephony services represent an important aspect of our business strategy, failure to achieve subscribers’ acceptance of our VoIP telephony services may adversely affect our prospects, results of operations and the trading price of our shares.

We rely on contract manufacturers and a limited number of third-party suppliers to produce our network equipment and to maintain our network sites. If these companies fail to perform, we may have a shortage of components and may be required to suspend our network deployment and our product and service introduction.

We depend on contract manufacturers, to produce and deliver acceptable, high quality products on a timely basis. We also depend on a limited number of third parties to maintain our network facilities. If our contract manufacturer or other providers do not satisfy our requirements, or if we lose our contract manufacturers or any other significant provider, we may have an insufficient network services for delivery to subscribers, we may be forced to suspend portions of our wireless broadband network, enrollment of new subscribers, and product sales and our business, prospects, financial condition and operating results may be harmed.

We rely on highly skilled executives and other personnel. If we cannot retain and motivate key personnel, we may be unable to implement our business strategy.

We will be highly dependent on the scientific, technical, and managerial skills of certain key employees, including technical, research and development, sales, marketing, financial and executive personnel, and on our ability to identify, hire and retain additional personnel. To accommodate our current size and manage our anticipated growth, we must expand our employee base. Competition for key personnel, particularly persons having technical expertise, is intense, and there can be no assurance that we will be able to retain existing personnel or to identify or hire additional personnel. The need for such personnel is particularly important given the strains on our existing infrastructure and the need to anticipate the demands of future growth. In particular, we are highly dependent on the continued services of our senior management team, which currently is composed of a small number of individuals. We do not maintain key-man life insurance on the life of any employee. The inability of us to attract, hire or retain the necessary technical, sales, marketing, financial and executive personnel, or the loss of the services of any member of our senior management team, could have a material adverse effect on us.

Our future success depends largely on the expertise and reputation of our founder, Chairman and Chief Executive Officer Stephen J. Thomas, Richard Eberhardt, and the other members of our senior management team. In addition, we intend to hire additional highly skilled individuals to staff our operations. Loss of any of our key personnel or the inability to recruit and retain qualified individuals could adversely affect our ability to implement our business strategy and operate our business.

We are currently managed by a small number of key management and operating personnel. Our future success depends, in part, on our ability to recruit and retain qualified personnel. Failure to do so likely would have an adverse impact on our business and the trading price of our common stock.

If our data security measures are breached, subscribers may perceive our network and services as not secure.

Our network security and the authentication of the subscriber’s credentials are designed to protect unauthorized access to data on our network. Because techniques used to obtain unauthorized access to or to sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage. Consequently, unauthorized parties may overcome our encryption and security systems and obtain access to data on our network, including on a device connected to our network. In addition, because we operate and control our network and our subscribers’ Internet connectivity, unauthorized access or sabotage of our network could result in damage to our network and to the computers or other devices used by our subscribers. An actual or perceived breach of network security, regardless of whether the breach is our fault, could harm public perception of the effectiveness of our security measures, adversely affect our ability to attract and retain subscribers, expose us to significant liability and adversely affect our business prospects.

Our activities outside the United States could disrupt our operations.

We intend to invest in various international companies and spectrum opportunities through acquisitions and strategic alliances as these opportunities arise. Our activities outside the United States operate in environments different from the one we face in the United States, particularly with respect to competition and regulation. Due to these differences, our activities outside the United States may require a disproportionate amount of our management and financial resources, which could disrupt our U.S. operations and adversely affect our business.

In a number of international markets, we face substantial competition from local service providers that offer or may offer their own wireless broadband or VoIP telephony services and from other companies that provide Internet connectivity services. We may face heightened challenges in gaining market share, particularly in certain European countries, where a large portion of the population already has broadband Internet connectivity and incumbent companies already have a dominant market share in their service areas. Furthermore, foreign providers of competing services may have a substantial advantage over us in attracting subscribers due to a more established brand, greater knowledge of local subscribers’ preferences and access to significant financial or strategic resources.

In addition, foreign regulatory authorities frequently own or control the incumbent telecommunications companies operating under their jurisdiction. Established relationships between government-owned or government-controlled telecommunications companies and their traditional local providers of telecommunications services often limit access of third parties to these markets. The successful expansion of our international operations in some markets will depend on our ability to locate, form and maintain strong relationships with established local communication services and equipment providers. Failure to establish these relationships or to market or sell our products and services successfully could limit our ability to attract subscribers to our services.

We may be unable to protect our intellectual property, which could reduce the value of our services and our brand.

Our ability to compete effectively depends on our ability to protect our proprietary technologies, system designs and manufacturing processes. We may not be able to safeguard and maintain our proprietary rights. We rely on patents, trademarks and policies and procedures related to confidentiality to protect our intellectual property. Some of our intellectual property, however, is not covered by any of these protections.

We could be subject to claims that we have infringed on the proprietary rights of others, which claims would likely be costly to defend, could require us to pay damages and could limit our ability to use necessary technologies in the future.

Our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours. These competitors may claim that our services and products infringe on these patents or other proprietary rights. Defending against infringement claims, even merit less ones, would be time consuming, distracting and costly. If we are found to be infringing proprietary rights of a third party, we could be enjoined from using such third party’s rights and be required to pay substantial royalties and damages and may no longer be able to use the intellectual property on acceptable terms or at all. Failure to obtain licenses to intellectual property could delay or prevent the development, manufacture or sale of our products or services and could cause us to expend significant resources to develop or acquire non-infringing intellectual property.

Our business depends on our brand, and if we do not maintain and enhance our brand, our ability to attract and retain subscribers may be impaired and our business and operating results harmed.

We believe that our brand is a critical part of our business. Maintaining and enhancing our brand may require us to make substantial investments with no assurance that these investments will be successful. If we fail to promote and maintain our brands, or if we incur significant expenses in this effort, our business, prospects, operating results and financial condition may be harmed. We anticipate that maintaining and enhancing our brand will become increasingly important, difficult and expensive.

We are subject to extensive regulation.

Our acquisition, lease, maintenance and use of spectrum licenses are extensively regulated by federal, state, local, and foreign governmental entities. A number of other federal, state, local and foreign privacy, security and consumer laws also apply to our business. These regulations and their application are subject to continual change as new legislation, regulations or amendments to existing regulations are adopted from time to time by governmental or regulatory authorities, including as a result of judicial interpretations of such laws and regulations. Current regulations directly affect the breadth of services we are able to offer and may impact the rates, terms and conditions of our services. Regulation of companies that offer competing services, such as cable and DSL providers and incumbent telecommunications carriers, also affects our business indirectly.

We are also subject to regulation because we provide VoIP telephony services. As an “interconnected” VoIP provider, we are required under FCC rules, to comply with the Communications Assistance for Law Enforcement Act, or CALEA, which requires service providers to build certain capabilities into their networks and to accommodate wiretap requests from law enforcement agencies.

In addition, the FCC or other regulatory authorities may in the future restrict our ability to manage subscribers’ use of our network, thereby limiting our ability to prevent or address subscribers’ excessive bandwidth demands. To maintain the quality of our network and user experience, we manage the bandwidth used by our subscribers’ applications, in part by restricting the types of applications that may be used over our network. Some providers and users of these applications have objected to this practice. If the FCC or other regulatory authorities were to adopt regulations that constrain our ability to employ bandwidth management practices, excessive use of bandwidth-intensive applications would likely reduce the quality of our services for all subscribers. Such decline in the quality of our services could harm our business.

In certain of our international markets, the services provided by our business may require receipt of a license from national, provincial or local regulatory authorities. Where required, regulatory authorities may have significant discretion in granting the licenses and in the term of the licenses and are often under no obligation to renew the licenses when they expire.

The breach of a license or applicable law, even if inadvertent, can result in the revocation, suspension, cancellation or reduction in the term of a license or the imposition of fines. In addition, regulatory authorities may grant new licenses to third parties, resulting in greater competition in territories where we already have rights to licensed spectrum. In order to promote competition, licenses may also require that third parties be granted access to our bandwidth, frequency capacity, facilities or services. We may not be able to obtain or retain any required license, and we may not be able to renew a license on favorable terms, or at all.

Our wireless broadband and VoIP telephony services may become subject to greater state or federal regulation in the future. The scope of the regulations that may apply to VoIP telephony services providers and the impact of such regulations on providers’ competitive position are presently unknown.

Our Chairman and Chief Executive Officer is also our largest stockholder, and as a result he can exert control over us and has actual or potential interests that may diverge from yours.

Mr. Thomas may have interests that diverge from those of other holders of our common stock and he owns our super majority voting Series A stock. As a result, Mr. Thomas may vote the shares he owns or otherwise cause us to take actions that may conflict with your best interests as a stockholder, which could adversely affect our results of operations and the trading price of our common stock.

Through his control, Mr. Thomas can control our management, affairs and all matters requiring stockholder approval, including the approval of significant corporate transactions, a sale of our company, decisions about our capital structure and, the composition of our board of directors.

COVID-19 effects on the economy may negatively affect our Company business.

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus.

As the COVID-19 pandemic is complex and rapidly evolving, the Company's business may be negatively affected for a sustained time frame. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

Our officers and directors may have conflicts of interests as to corporate opportunities which we may not be able or allowed to participate in.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director.

We have agreed to indemnification of officers and directors as is provided by Florida Statutes.

Florida Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

Our directors’ liability to us and shareholders is limited.

Florida Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

We may not be able to successfully implement our business strategy without substantial additional capital. Any such failure may adversely affect the business and results of operations.

Unless we can generate revenues sufficient to implement our Business Plan, we will need to obtain additional financing through debt or bank financing, or through the sale of shareholder interests to execute our Business Plan. We expect to need at least $54,000,000 in the next twelve months in capital or loans to complete our plans and operations for which this offering is intended to provide funds. We may not be able to obtain this financing at all. We have not sought commitments for this financing, and we have no terms for either debt or equity financing, and we realize that it may be difficult to obtain on favorable terms. Moreover, if we issue additional equity securities to support our operations, Investor holdings may be diluted. Our business plans are at risk if we cannot continually achieve additional capital raising to complete our plans.

We are reliant, in part, on third party sales organizations, which may not perform as we expect.

We, from time to time rely on the sales force of third-party sales organizations with support from our own selling resources. The third-party relationships and internal organization are not fully developed at this time and must be developed. We may not be able to hire effective inside salespeople to help our third-party sales organizations close sales. There is no assurance that any approaches will improve sales. Further, using only a direct sales force would be less cost-effective than our plan to use third-party sales organizations. In addition, a direct sales model may be ineffective if we were unable to hire and retain qualified sales people and if the sales force fails to complete sales. Moreover, even if we successfully implement our business strategy, we may not have positive operating results. We may decide to alter or discontinue aspects of our business strategy and may adopt different strategies due to business or competitive factors.

Our growth may be affected adversely if our sales of products and services are negatively affected by competition or other factors.

The growth of our business is dependent, in large part, upon the development of sales for our services and product offerings. Market opportunities that we expect to exist may not develop as expected, or at all. For example, a substantial percentage of our service offerings is oriented around data access. If lower cost alternatives are developed, our sales would decrease and our operating results would be negatively affected. Moreover, even if market opportunities develop as expected, new technologies and services offerings introduced by competitors may significantly limit our ability to capitalize on any such market opportunity. Our failure to capitalize on expected market opportunities would adversely affect revenue growth.

The lack of operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast revenues and operating results. We anticipate that revenues and operating results might fluctuate in the future due to a number of factors including the following:

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the timing of sales for current services and products offerings

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the timing of new product implementations

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unexpected delays in introducing new services and products offerings

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increased expense related to sales and marketing, product development or administration

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the mix of products and our services offerings

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costs related to possible acquisitions of technology or business.

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costs of providing services

We may be unable to compete with larger, more established competitors.

The market for providing network delivered service solutions is competitive. We expect competition to intensify in the future. Many of our potential competitors have longer operating histories, larger customer bases, greater recognition and significantly greater resources. As a result, competitors may be able to respond more quickly to emerging technologies and changes in customer requirements than we can. The continuous and timely introduction of competitively priced services offerings into the market is critical to our success, and there can be no assurance that we will be able to introduce such services offerings. We may not be able to compete successfully against competitors, and the competitive pressures we face may have an adverse effect on our business.

RISKS RELATING TO OUR INTELLECTUAL PROPERTY AND POTENTIAL LITIGATION

We may not be able to protect our intellectual property and proprietary rights.

There can be no assurances that we will be able to obtain intellectual property protection that will effectively prevent any competitors from developing or marketing the same or a competing technology. In addition, we cannot predict whether we will be subject to intellectual property litigation the outcome of which is subject to uncertainty and which can be very costly to pursue or defend. We will attempt to continue to protect our proprietary designs and to avoid infringing on the intellectual property of third parties. However, there can be no assurance that we will be able to protect our intellectual property or avoid suits by third parties claiming intellectual property infringement.

If our patents and other intellectual property rights do not adequately protect our service offering, we may lose market share to competitors and be unable to operate our business profitably.

Patents and other proprietary rights are anticipated to be of value to our future business, and our ability to compete effectively with other companies depends on the proprietary nature of our current or future technologies. We also rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop, maintain, and strengthen our competitive position. We cannot assure you that any future patent applications will result in issued patents, that any patents issued or licensed to us will not be challenged, invalidated or circumvented or that the rights granted there under will provide a competitive advantage to us or prevent competitors from entering markets which we currently serve. Any required license may not be available to us on acceptable terms, if at all or may become invalid if the licensee’s right to such technology become challenged and/or revoked. In addition, some licenses may be non-exclusive, and therefore competitors may have access to the same technologies as we do. Furthermore, we may have to take legal action in the future to protect our trade secrets or know-how, or to defend them against claimed infringement of the rights of others. Any legal action of that type could be costly and time-consuming to us, and we cannot assure you that such actions will be successful. The invalidation of key patents or proprietary rights which we own or unsuccessful outcomes in lawsuits to protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

We may in the future become subject to claims that some, or the entire service offering violates the patent or intellectual property rights of others, which could be costly and disruptive to us.

We operate in an industry that is susceptible to patent litigation. As a result, we or the parties we license technology from may become subject to patent infringement claims or litigation. Further, one or more of our future patents or applications may become subject to interference proceedings declared by the U.S. Patent and Trademark Office, (“USPTO”) or the foreign equivalents thereof to determine the priority of claims to inventions. The defense of intellectual property suits, USPTO interference proceedings or the foreign equivalents thereof, as well as related legal and administrative proceedings, are both costly and time consuming and may divert management's attention from other business concerns. An adverse determination in litigation or interference proceedings to which we may become a party could, among other things:

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subject us to significant liabilities to third parties, including treble damages;

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require disputed rights to be licensed from a third party for royalties that may be substantial;

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require us to cease using such technology; or

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prohibit us from selling certain of our service offerings.

Any of these outcomes could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATING TO OUR COMMON STOCK (IF THE SERIES D
PREFERRED IS CONVERTED TO COMMON STOCK)

Our common stock will in all likelihood be thinly traded and as a result you may be unable to sell at or near ask prices or at all if you need to liquidate your shares, after any conversion from Preferred Stock.

The shares of our common stock may be thinly-traded on the OTC Market, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of our Company.

The regulation of penny stocks by SEC and FINRA may discourage the tradability of our common stock or other securities.

We are a “penny stock” company. Our common stock currently trades on the OTCQB under the symbol “TPTW” and will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Inventory in penny stocks have limited remedies in the event of violations of penny stock rules. While the courts are always available to seek remedies for fraud against us, most, if not all, brokerages require their customers to sign mandatory arbitration agreements in conjunctions with opening trading accounts. Such arbitration may be through an independent arbiter. Investors may file a complaint with FINRA against the broker allegedly at fault, and FINRA may be the arbiter, under FINRA rules. Arbitration rules generally limit discovery and provide more expedient adjudication, but also provide limited remedies in damages usually only the actual economic loss in the account. Investors should understand that if a fraud case is filed against a company in the courts it may be vigorously defended and may take years and great legal expenses and costs to pursue, which may not be economically feasible for small investors.

That absent arbitration agreements related to brokerage accounts, specific legal remedies available to investors of penny stocks include the following:

If a penny stock is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a penny stock is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

The fact that we are a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause investors significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Investors will have no effective legal remedies for these illiquidity issues.

We will pay no dividends in the foreseeable future on common stock.

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. The Series D Preferred Stock will be paid 6% per annum on a cumulative basis, in cash or in registered common stock

Rule 144 sales of stock in the future may have a depressive effect on our stock price.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, common shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any sales of our common stock, if in significant amounts, are likely to depress the future market price of our securities.

Assuming all of the shares of common stock held by the selling security holders registered recently in a Form S-1 that became effective in 2019 are sold, we would have 37,361,010 new shares that are freely tradable and therefor available for sale, in market or private transactions.

Unrestricted sales of 37,361,010 shares of stock by these selling stockholders could have a huge negative impact on our share price, and the market for our shares.

Any new potential investors will suffer a disproportionate risk and there will be immediate dilution of existing investor’s investments.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing hereto will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

We can issue future series of shares of preferred stock without shareholder approval, which could adversely affect the rights of common shareholders.

Our Articles of Incorporation permit our Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from our shareholders. The rights of holders of common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our Company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

Sales of common stock resulting from issuances of common stock for conversions by our convertible noteholders or Rule 144 sales in the future will have a depressive effect on our common stock price.

Most of our convertible noteholders have rights to convert their notes at significant discounts to the market prices as shown in the schedule below, for sale under the requirements of Rule 144 or other applicable exemptions from registration under the Act and perhaps under registration statements which the company is preparing to file in the next thirty days. Rule 144 provides in essence that a person who has held restricted securities for six months, or is deemed to have held them due to the issuance by the Company of convertible notes under certain conditions, may sell those shares in brokerage transactions. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders underlying the convertible notes, will have a depressive effect upon the price of the common stock in the market, since they are issued at a discount to market-often 50-60% of the lowest bid for differing periods, and sales can be expected at some discounted prices, with larger than normal volumes. We have also issued warrants that allow for the purchase of shares at significant discounts to the market prices, often 50% of the ten day low bids, or other highly discounted rates, which would allow the holders of those warrants to sell shares into the market at a profit over their discounted price, which could have the effect of depressing the price of the shares in the market.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and Member approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our securities that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

We can give no assurance of success or profitability to our investors.

Cash flows generated from operating activities were not enough to support all working capital requirements for the three months ended March 31, 2020 and 2019. We incurred $5,966,198 and $2,981,346, respectively, in losses, and we generated and used $96,102 and $369,477, respectively, in cash for operations for the three months ended March 31, 2020 and 2019. Cash flows from financing activities were $81,765 and $848,661 for the same periods. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. After close monitoring and responses and guidance from federal, state and local governments, in an effort to mitigate the spread of COVID-19, around March 18, 2020 for an indefinite period of time, the Company closed its Blue Collar office in Los Angeles, California and its TPT SpeedConnect offices in Michigan, Idaho and Arizona.  Most employees are working remotely, however this is not possible with certain employees and all subcontractors that work for Blue Collar. The Company continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

The Company has taken advantage of the stimulus offerings and received $722,200 in April 2020 and will try to use these funds as is prescribed by the stimulus offerings to have the entire amount forgiven. The Company is also in the process of trying to raise debt and equity financing, some of which may have to be used for working capital shortfalls if revenues decrease significantly because of the COVID-19 closures.

As the COVID-19 pandemic is complex and rapidly evolving, the Company's plans as described above may change. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

We may in the future issue more shares which could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

We have options issued and outstanding, convertible promissory notes and preferred stock that is convertible into common stock. A conversion of such equity and debt instruments could have a dilutive effect to existing shareholders, due to the conversion discount from market prices.

Stock Options

	Options Outstanding	Vested	Vesting Period	Exercise Price Outstanding and Exercisable	Expiration Date
December 31, 2018	3,093,120	1,954,230	100% at issue and 12 to 18 months	$0.05 to $0.22	12-31-19 to 3-21-21
Expired	(93,120)			$0.05 to $0.22	12-31-19
December 31, 2019	3,000,000	3,000,000	12 to 18 months	$0.10	3-1-20 to 3-21-21
Expired	(2,000,000)
March 31, 2020	1,000,000	1,000,000	12 months	$0.10	3-1-20 to 3-21-21

During the year ended December 31, 2018, the company entered into consulting arrangements primarily for legal work and general business support that included the issuance of stock options to purchase 3,000,000 options to purchase common shares at $0.10 per share. 2,000,000 of these expired. The remaining 1,000,000 are fully vested as of March 31, 2020.

As of March 31, 2020, we had the following convertible promissory notes and preferred stock outstanding that are convertible into common shares:

2020
Convertible Promissory Notes (2)	6,429,395,999
Series A Preferred Stock (1)	1,039,271,144
Series B Preferred Stock	2,588,693
Stock Options and Warrants	4,333,333
7,475,589,169

(1)
Holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed 60% of outstanding common stock upon conversion. The Company would have to authorize additional shares for this to occur as only 1,000,000,000 shares are currently authorized.
(2)
The conversion features of the various convertible debt provide for conversion to common stock at discounts from the market prices which will have, and has had, a seriously dilutive effect on stock amounts and the prices reflected in the market.

On October 14, 2017, the Board of Directors and majority stockholders of TPT approved the 2017 TPT Global Tech, Inc. Stock Option and Award Incentive Plan (“the 2017 Plan.”) There are 20,000,000 shares of our common stock reserved under the 2017 Plan.

Warrants

As of March 31, 2020, there were 3,333,333 warrants outstanding that expire in five years or in the year ended December 31, 2024. As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 3,333,333 warrants to purchase 3,333,333 common shares of the Company at 70% of the current market price. Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice. However, if a required registration statement, registering the underlying shares of the Convertible Promissory Notes, is declared effective on or before June 11, 2019 to September 11, 2019, then, while such Registration Statement is effective, the current market price shall mean the lowest volume weighted average price for our common stock during the ten-trading day period ending on the last complete trading day prior to the conversion date.

The exercise of the options, warrants, convertible promissory notes and Series A and B Series Preferred Stock into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

Our Stock prices in the Market may be volatile.

The value of our Common stock following this offering may be highly volatile and could be subject to fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

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quarterly variations in our results of operations or those of our competitors;

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announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

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disruption to our operations or those of other sources critical to our network operations;

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the emergence of new competitors or new technologies;

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our ability to develop and market new and enhanced products on a timely basis;

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seasonal or other variations in our subscriber base;

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commencement of, or our involvement in, litigation;

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availability of additional spectrum;

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dilutive issuances of our stock or the stock of our subsidiaries, or the incurrence of additional debt;

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changes in our board or management;

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adoption of new or different accounting standards;

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changes in governmental regulations or in the status of our regulatory approvals;

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changes in earnings estimates or recommendations by securities analysts;

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announcements regarding WiMAX and other technical standards; and

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general economic conditions and slow or negative growth of related markets.

In addition, the stock market in general, and the market for shares of technology companies in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. We expect the value of our common stock will be subject to such fluctuations.

RISKS RELATING TO THIS OFFERING AND OWNERSHIP
OF THE COMPANY’S SERIES D PREFERRED STOCK

Investment in this Series D Preferred Stock bears a risk due to its subordinate nature to the Series A, B, and C Preferred shares, in the event of liquidation, or certain other events.

The Series D Preferred shares are subordinate to the Rights and Privileges of the Series A, B, and C Preferred stock of the Company, which provide that they are prior in rank as to certain liquidation rights, voting rights and conversion rights, as described on page 75 hereof.  Effectively this means that Series D may not receive $5.00 per share if the liquidation preferences of the prior series use up the available proceeds upon liquidation of the assets of the Company, and after payment of the debts of the Company.

Further, the Series A holds supermajority voting rights (currently held by our CEO Stephen Thomas) can control the Company, and has a liquidation privilege of an amount per share equal to amounts payable owing, including contingency amounts where Holders of the Series A have personally guaranteed obligations of the Company, to the Holders of the Series A Preferred Stock on the books and records of the Company divided by the number of shares of Series A Preferred Stock outstanding (1,000,000 shares), and can convert the 1,000,000 shares to 60% of the common stock of the Company at any time.  Series B (2,588,693 shares) holds conversion rights to common shares at $2.00 per share, and a liquidation preference of $2.00 per share, and the right to vote the shares along with common on a one for one basis.  Series C have a liquidation preference of $2.00 per share, and a right to convert to common stock at $.15 divided into $2.00, at any time, and equal voting rights with the common stock, such that the Series C votes on an as converted to common basis. No Series C have been sold at date hereof. Series D have a liquidation preference of $5.00 per share, and a right to convert to common stock after eighteen months at 80% of the thirty day average market closing price divided into $5.00 and equal voting rights with the common stock, such that the Series D votes on an as converted to common basis. No Series D have been sold at date hereof.

Effectively this means that Series D shares would be subordinate up to approximately $10,000,000 in liquidation preferences, and could not have any effective voting voice in a shareholder's meeting, and conversion rights substantially less than the prior series of Preferred Shares, all of which constitute risks to the Series D investors.

There is a limited public market for common shares of the Company.

Our common stock is currently quoted on the OTCQB under the symbol “TPTW”. Because we are quoted on the OTCQB, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

No public market for our Series D securities.

There is currently no public market for our Series D securities, which are convertible to common stock. We are a public company, quoted on the OTCQB, but there can be no assurance that a liquid market for our common stock will be established, or if established, sustained for sufficient time for the Series D shareholders to convert and achieve liquidity upon conversion to common stock. Fluctuation in market price of our common stock may occur due to many factors, including:

● General market conditions and other factors related to the economy or otherwise, including factors unrelated to our operating performance or the operating performance of our competitors. These conditions might include people’s expectations, favorable or unfavorable, as to the likely growth of our industry sector;
● The introduction of new products or product enhancements by us or our competitors;
● Disputes or other developments with respect to intellectual property rights or other potential legal actions;
● Sales of large blocks of our common stock, including sales by our executive officers and directors;
● The acquisition or divestiture of businesses, products, assets or technology;
● Litigation, including intellectual property litigation; and
● Changes in earnings estimates or recommendations by us or by securities analysts.

In addition, securities of companies with smaller capitalization have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include global economic developments and market perceptions of the attractiveness of certain industries. There can be no assurance that continuing fluctuations in price will not occur.

Investors are at risk that no automatic conversion of the Series D Preferred Stock may ever happen which would be triggered by an Exchange listing.

The Series D preferred stock provides for two types of conversions to common stock, one a voluntary conversion at the election of the holder, which could occur in increments over time, and a second that would occur automatically in the event of an exchange listing approval, and the registration of the underlying common shares to be issued in the conversion, of all shares of the Series D to common stock, in bulk, and without any further consent of the holder.  Our company may never be able to achieve the exchange listing approval, on any exchange, and therefore there will be no conversion to common under the automatic conversion terms of the Series D Preferred stock, and the investors will not have any benefit of exchange listing for the common stock, as it cannot be assured. In addition, the common stock to which the Series D Preferred Stock converts will be required to be registered in order for it to trade upon the occurrence of any exchange listing, which may not be achieved for many reasons.

Investors are at risk of loss of their investment due to the Unsecured nature of the Series D Preferred Stock.

The Series D Preferred stock is an equity instrument and is not a loan for which any collateral is pledged, so the investors will be entirely reliant upon the success of our Company and its management to carry out operations in a profitable manner, which is not assured.  Investors cannot rely upon any security interest in the assets of the company for coverage of their investment.

Investors in Series D Preferred Stock are at Risk in that Series D is subordinate in liquidation to Series A, B, and C Preferred Stock.

Series A, B, and C Preferred Stock have superior liquidation rights in event of liquidation of the Company. Series A has a $1,000,000 liquidation payout, for instance. Chances are that Series D would not receive any proceeds upon liquidation of assets of the Company due to prior Series liquidation rights.

Investors are at risk in that if they elect to convert their Series D Preferred stock to common stock, it may be that there is no effective registration statement for the underlying common stock.

In order for investors to receive registered common stock under the conversion rights, our Company must file and make effective a registration statement for the common stock underlying the conversion rights of the Series D Preferred Stock.  The Company has granted a “piggy back” registration right for the common shares underlying the conversion rights in the Designation of Rights and Privileges for the Series D Preferred Stock, and the Company must remain in full compliance with all of its reporting obligations under the rules and regulations promulgated by the Securities Exchange Commission, and make effective a Registration Statement for the common shares underlying the conversion rights in the event of optional conversion.

Because this Offering will be conducted on a "best efforts" basis and there is no minimum requirement of Series D Shares to be sold in order to close, there can be no assurance that we can raise the money we need.

The Series D Shares in this Offering are being offered for sale on a "best efforts" and there is no minimum offering amount of Series D Shares that need to be subscribed for before we close or before the Offering expires. Once placed, purchases are irrevocable by the subscribers. There is no specific minimum number or amount of Series D Shares that we must sell to receive and use the net proceeds from this Offering, and we cannot assure you that all or any portion of the Series D Shares in this Offering will be sold. In the event we do not raise sufficient proceeds from this Offering to adequately fund our operations, we could curtail our forward-looking performance plans, or we could wrap up operations and pay back our debt. In that case, the liquidity and value of your Series D Shares will be adversely affected and you could lose some or all of your investment in the Series D Shares. The Series D Shares are restricted and are illiquid. The Series D Shares sold in this Offering have not been registered under the Securities Act or under any state securities laws. The Company is under no obligation to register any of the securities in this Offering. Any subsequent sales of the Series D Shares by investors in this Offering may only be permissible if there is an effective registration statement or an exemption from the applicable federal and state registration provisions is available at the time of the proposed sale. The Company cannot guarantee to any investor that such an exemption will be available. Consequently, owners of the Series D Shares may have to hold their investment indefinitely and may not be able to liquidate their investments in the Company or pledge them as collateral for a loan in the event of an emergency.

We have arbitrarily set the offering price of the Series D Shares.

The price of the Series D Shares offered has been arbitrarily established by the Company’s management, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to the Company.

The shares are “restricted securities” and will be subject to substantial restrictions on their sale or transfer.

The Company does not intend to register the shares of Series D Preferred Stock offered hereby with the SEC in the near future but may register common shares underlying the conversion rights of the Series D Preferred Stock. Unless the Company successfully registers the shares under the 1933 Act or applicable state securities laws, the shares will be “restricted securities” under the 1933 Act. This means that Investors must purchase and hold them for investment purposes only, and that the shares are subject to substantial limitations on resale or other transfer. As a result, Investors must bear the economic risk of an investment in the shares for an indefinite period of time.

The Company has broad discretion in the use of the proceeds of this offering and may apply the proceeds in ways with which you do not agree.

The Company intends to use the net proceeds from this offering as shown in the “Use of Proceeds” at page 8, and to satisfy working capital needs. The Company has not, however, determined the exact allocation of these net proceeds among the various uses described in this document. The expected use of net proceeds from this offering represents the Company’s current intentions based upon its present plans and business conditions; however, there may be circumstances where a reallocation of funds is necessary. The amount and timing of the Company’s actual expenditures depend on numerous contingencies, including regulatory or competitive developments, and strategic opportunities. For example, in the event the Company identifies opportunities that the Company believes are in the best interest of its shareholders, the Company may use a portion of the net proceeds from this offering to reinforce or broaden its services offering line, which may occur through the strategic acquisition of or investment in, complementary business, technologies, services, or products. The Company’s management will have broad discretion over the use and investment of these net proceeds, and, accordingly, you will have to rely upon the judgment of the Company’s management with respect to the use of these net proceeds, with only limited information concerning management's specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether the Company uses the net proceeds from this offering appropriately.

The Company can issue shares of preferred stock without shareholder approval, which could adversely affect the rights of Series D Preferred shareholders.

The Company’s Articles of Incorporation permit its Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from the Company’s shareholders. The rights of holders of Series D Preferred Stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future subject to limitations contained in the Series D Preferred Stock Designation of Rights and Privileges. In addition, the Company could issue preferred stock to prevent a change in control of the Company, potentially depriving Series D Preferred shareholders of an opportunity to sell their stock at a price in excess of their investment price.

The Company does not intend to declare dividends on its common stock although Series D Preferred is entitled to an 6% per annum dividend.

The Company currently intends to retain all future earnings for the operation and expansion of its business and will not pay dividends on common stock. Any payment of cash dividends on Series D Preferred Stock will depend upon results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by the Board of Directors. Therefore, you should not expect to receive dividend income from shares of the Company’s Series D Preferred Stock.

DIVIDEND POLICY

We have not declared or paid any cash dividends and do not intend to pay cash dividends in the near future on our shares of common stock. Cash dividends, if any, that may be paid in the future to holders of common stock will be payable when, as and if declared by our board of directors, based upon the board’s assessment of our financial condition, our earnings, our need for funds, whether any preferred stock is outstanding, to the extent the preferred stock has a prior claim to dividends, and other factors including any applicable laws. We are not currently a party to any agreement restricting the payment of dividends.

CAPITALIZATION

The following table sets forth as of December 31, 2019 and March 31, 2020 (i) our capitalization and (ii) our capitalization as adjusted to reflect the sale of 10,000,000 Series D Preferred Convertible shares at a purchase price of $5.00 per share in this offering, and the application of the estimated proceeds from this offering as described under “USE OF PROCEEDS.”

	December 31, 2019	March 31, 2020	Net Proceeds	March 31, 2020 As adjusted
Preferred Stock			$3,589	$3,589	$45,000,000	$45,003,589
Common Stock	$177,630	$737,325		$737,325
Subscriptions Payable	$574,256	$675,818		$675,818
Additional Paid in Capital	$13,279,749	$14,473,982		$14,473,982
Accumulated Deficit	$(32,831,093)	$(38,797,291)		$(38,797,291)
	$(18,795,869)	$(22,906,577)		$22,093,423

DILUTION

As of March 31, 2020, the net tangible book value of TPT Global Tech, Inc. was ($33,627,864) or approximately ($0.039) per share of common stock. See “CAPITALIZATION.” Net tangible book value per share consists of stockholders’ equity (deficit) adjusted for right of use assets, intangible assets, goodwill and other assets, divided by the total number of shares of common stock outstanding. Without giving effect to any changes in such net tangible book value after March 31, 2020, the pro forma net tangible book value at March 31, 2020 would have been $11,280,903 or approximately $0.012 per share. Thus, as of March 31, 2020, the net tangible book value per share of common stock owned by our current stockholders would have increased by approximately $0.051 without any additional investment on their part and the purchasers of the shares will incur an immediate dilution of approximately ($4.99) per share from the offering price. “Dilution” means the difference between the private placement price and the net tangible book value per share after giving effect this offering. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering. The dilution calculations are based on a $0.50 exercise price as part of the conversion calculation resulting in 100,000,000 new common shares.

Price per Series D Preferred Convertible Share (1)	$5.00

Net Tangible Book Value per Share
before Offering of Series D Preferred Convertible Shares	$(0.039)

Increase in Net Tangible Book Value
Per Share from Offering of Series D Preferred Convertible Shares	$0.051

Net Tangible Book Value
Per Share after Offering of Series D Preferred Convertible Shares	$0.012

Dilution of Net Tangible Book Value per Share
of Series D Preferred Convertible Share from Offering	$(4.99)

(1)
Does not include deduction of estimated offering expenses.

MANAGEMENT

Executive Officers and Directors of TPT Global Tech, Inc.

The following table sets forth information as to persons who currently serve as our directors or executive officers, including their ages as of June 15, 2020.

Name	Age	Position	Term
Stephen J. Thomas, III	55	President, Chief Executive Officer and Chairman of the Board	Annual
Richard Eberhardt	62	Executive Vice-President and Director	Annual
Arkady Shkolnik	56	Director	Annual
Reginald Thomas	54	Director	Annual
Gary Cook	62	Chief Financial Officer	Annual
Stacie Stricker	47	Corporate Secretary and Controller	Annual

Our officers are elected by the board of directors at the first meeting after each annual meeting of our stockholders and hold office until their successors are duly elected and qualified under our bylaws.

The directors named above will serve until the next annual meeting of our stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors absent any employment agreement. There is no arrangement or understanding between our directors and officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

BIOGRAPHICAL INFORMATION

Stephen J. Thomas, III – President, Chief Executive Officer and Chairman of the Board

Mr. Thomas was appointed President, CEO and Chairman of the Board of TPT Global Tech, Inc. on August 11, 2014. Previously, Mr. Thomas was Manager of TPT Group, LLC (2015-2017) and Director of TPT Group, Inc. (2011-2014). Mr. Thomas was founder, CEO and Director of Trans Pacific Telecom, Inc. from 2000-2011 and prior to that was president and CEO of New Orbit Communications (1999-2001). In 2002, as CEO of Trans Pacific Telecom Group, Mr. Thomas was featured on CBS MarketWatch for winning “Product of the Year Award for 2002” VIVOware at the Internet Telephony Conference and Expo an event focused on voice, video, fax and data convergence. During his employment with New Orbit, Mr. Thomas worked extensively throughout Latin America, gaining extensive expertise and resources in the international telecom marketplace. Mr. Thomas has also served as Director of Network Optimization/Validation for WorldxChange Communications, one of the largest privately held facilities-based telecommunications company with headquarters in San Diego, California and international operations all over the globe. His responsibilities included Cost Assurance for expenses. As a matter of disclosure, in 2005 Mr. Thomas was an ISP equipment provider to Access Point Africa (“APA”). APA allowed its license to expire in Sierra Leone, and as a result APA and several individuals were alleged to have violated the Sierra Leone Telecommunications Act by operating an unlicensed internet access point. Mr. Thomas was charged as well as for the offense which bears a fine of up to $3,000 but the charge is unresolved at this time, but he intends to resolve it in the next several months.

Mr. Thomas attended Northeastern University majoring in Finance and Management (1984 to 1987).

Richard Eberhardt- Executive Vice- President and Director

Mr. Eberhardt was appointed Executive Vice-President and Director of TPT Global Tech, Inc. on October 10, 2014. Mr. Eberhardt also serves as Chief Executive Officer of Copperhead Digital Holdings, LLC, a wholly-owned subsidiary of TPT Global, Inc. Previously, Mr. Eberhardt served CEO/COO of Pacific Bio Medical, a Durable Medical Equipment provider, located in Phoenix, Arizona (2008-2012). From 2012-2015, Mr. Eberhardt served as Consultant and Sales Director for two telecommunications companies, Fathom Voice and Ipitomy located in Indiana and Florida, respectively. Founding member of a telecommunications firm, WorldxChange, located in San Diego, CA. (1989-2001) With WorldxChange, he researched, designed, and implemented start-up business sales and marketing models resulting in wholesale, commercial, and consumer revenue channels. He opened and operated offices in approximately 23 countries. He created and managed channels with 25K+ agents and $15M in monthly revenue.

We believe his management experience is valuable to our company because he is an experienced sales and business development executive with strong business acumen and more than thirty years of experience leading sales and marketing operations. He has managed growth and revenue expansion through effective management of accounts and consultative sales approach that aligns the interests of all parties.

He has sought, and negotiated, partnerships and asset management agreements across multiple channels, including wholesale telecom providers (AT&T, Verizon, Global Crossing, and Worldcom). He has managed structured methodologies that combined strengths of marketing, sales, and operations to reduce redundancies, improve order-processing times, and streamline business flow. He has experience in reviving product lines with rebranding and repackaging, as well as created communications bundles, and incentive programs to maximize existing client penetration and drive vertical growth.

Arkady Shkolnik – Director

Mr. Shkolnik was appointed a Director of TPT Global Tech, Inc. on August 15, 2018. Mr. Shkolnik has over 25 years of senior-level management experience in the Semiconductor, Wireless and Telecommunications industry. He is currently VP EMEA of Sales with Qualcomm (2010 – present). In addition to being a leader at Qualcom, Mr. Shkolnik served on the Board of Advisors at Zeevo Technology, Inc, (2009 to 2012) leading up to their acquisition by Broadcom and brings extensive experience in global business development, sales, marketing, product management and strategic account management to TPT Global’s already diverse board. From 2006 until 2010, Mr. Shkolnik was Vice President, EMEA Sales & Business Development of PacketVideo Corporation. Previous experience includes Executive Vice President, Sales & Business Development of Quorum Systems (2005-2006), Vice President, Sales & Business Development of Broadcom (acquired by Widcomm) from 2000-2005, and Director of Sales, North America Wireless ASIC Business Unit at Philips Semiconductors/VLSI Technology from 1991-2000.

Mr. Shkolnik has developed and managed strategic OEM and semiconductor relationships globally. Aligning sales and marketing functions with corporate objectives, he has negotiated and secured over ~100 License, Technology and CSA agreements with customers such as Samsung, LG, Sony, Panasonic, HTC, BlackBerry, Microsoft, IBM, HP, Dell, Compaq, Logitech, TDK, Acer, TI, Philips, STM, Broadcom, CSR, Toyota, Panasonic, ZTE, and others.

Mr. Shkolnik attended Temple University where he received a Bachelor of Applied Science (B.A.Sc.), Electrical and Electronics Engineering Skills & Endorsements (1984).

Reginald Thomas – Director

Mr. Thomas was appointed a Director of TPT Global Tech, Inc. on August 15, 2018. He has over 20 years of experience working for technology companies where he is an accomplished business leader driving world class customer and partner experiences though the delivery of innovative software products and solutions for leading global companies.  Specific results include:

Cisco: (July 2018 - present) As Partner Delivery Executive he supports 3 of Cisco’s largest Multi-National Partners- IBM US IBM Canada, and Presidio. He aligned these Partners go to market strategy with Cisco’s shifting business strategy to influence more than $15M in services sales in the last 14 months.

Cisco: (2007 - 2017) As the Sr. Product Manager he owned Cisco’s Services Portal strategy, the UX Strategy, the build, and adoption of Cisco’s Services Portal. Under his direction it grew from 2 to 24 integrated service offers delivering a seamless customer and partner experience.

Openwave: (2001 - 2007) IT Director of Program Management- through his leadership he designed the foundation for the Program Management Office that managed the upgrades to mission critical databases requiring the management of highly technical resources; multiple applications delivery from concept to development, companywide roll outs for ERP systems, and Merger & Acquisition consolidation.

Lucent /Avaya: (1997 - 2001) E- Commerce Product and Strategy Lead where he had global responsibility for Lucent’s online Partner Portal. He e- enabled Lucent to transition $10M of Distributor order revenue to a seamless online experience realizing significant savings in the cost per order.

Mr. Thomas graduated from the University of Connecticut in 1988 with a BS in Business.

Gary Cook – Chief Financial Officer

Mr. Cook was appointed Chief Financial Officer of TPT Global Tech, Inc. on November 1, 2017. Mr. Cook has served as chief financial officer, secretary or treasurer for several small to medium size public and private companies in various industries for over 25 years including providing Chief Financial Officer services for several companies on a contract basis (2008-2017), in addition to full time employment with eVision USA.com, Inc. (1996-2002), Cognigen Networks, Inc. (2003-2008), and SolaRover, Inc. (2009-2015). Prior to this, Mr. Cook worked in the auditing department for KPMG in both the New Orleans, LA and Denver, CO offices for 12 years.

His experience includes companies from start-ups to multimillion-dollar international operating companies in the internet marketing, software development, medical device, alternative energy, telecommunications, securities broker/dealer, private equity and manufacturing industries. While working with KPMG, Mr. Cook worked in other industries such as oil & gas, oil & gas services, cable, theatre exhibition, mining, banking, construction and not-for-profit.

Mr. Cook has a broad experience in accounting, finance, human resources, legal, insurance, contracts, banking relations, shareholder relations, internal controls, SEC matters, financial reporting and other corporate administrative and governance matters for both private and public companies. Mr. Cook has held Series 7, 24, 27 and 63 licenses from FINRA, successor to the NASD.

Mr. Cook attended and graduated from Brigham Young University between 1979 and 1982. He is a certified public accountant and licensed with the State of Colorado.

Stacie Stricker – Corporate Secretary and Controller

Ms. Stricker was appointed Corporate Secretary and Controller of TPT Global Tech, Inc. on October 10, 2014.

For nearly twenty years, Ms. Stricker has served as a senior-level financial operations leader and business partner in the telecommunications industry with companies such as Star Telecommunications, Telstra USA, and Acceris Communications. To make the best use of her significant experience in internal Corporate Controller roles, Ms. Stricker launched 2S Accounting Services in 2012. At 2S, Ms. Stricker and her team built strong relationships with specially selected clients and develop adaptable and efficient solutions to their business and accounting challenges.

In addition to being a passionate and decisive organizational leader with experience transforming business units to deliver profitability and value, Ms. Stricker is experienced in accounting and all facets of financial operations, system and staff development, process development and internal control maintenance, strategy development and high performance team management. She is also a long-standing member of the National Association of Credit Manager’s Telecom Industry Group.

Ms. Stricker completed her undergraduate work at the University of California, Santa Barbara in 1994 and received her MBA from Pepperdine University in 2008. Additionally, in 2010, Ms. Stricker completed the Certificate of Public Accounting program at the University of California, Santa Barbara.

KEY EMPLOYEES OF SUBSIDIARIES

Steve Caudle - CEO Cloud Services

Steve Caudle has been in the technology field for 31 years and brings significant operations and technology development experiences to TPT Global Tech, Inc. Mr. Caudle began his career at the IBM “Think Tank” and Fairchild/National Semiconductor located in Silicon Valley California. Steve then moved on to work for the Department of Defense for eighteen years and specialized in code writing and software applications. Steve moved to the private sector and was the Chief Information Officer (CIO) at North Face Corporation and then moved to become the Executive VP of ZDTV (renamed TechTV) and then became C-NET now owned by CBS.

Robert Haas, CEO of Levi Strauss, contracted Mr. Caudle as an executive consultant where he was placed in charge of relocating their data center from San Francisco, California to Dallas, Texas (1988).

Subsequently, Mr. Caudle joined ESST, where he was the CIO. ESST was a public company. Steve Caudle then joined Mr. Fred Chan, CEO of ESST in starting a new company called Vialta, Inc. Mr. Caudle was again the CIO and the number two person in charge of Vialta. Vialta designed DVD laser decoder chips that were used in many DVD players in the world. Vialta grew the company from 3 employees to over 4,000 in just five months and over $1.2 billion in revenue while he was there.

Upon leaving Vialta, Mr. Caudle started his own software development company called Matrixsites. Matrixsites has developed software and applications for a variety of companies such as Federal Express, Wells Fargo Bank, Bank of America, Apple, Pixar, ITV Guide and China Mobile.

Mr. Caudle received his Bachelors of Science Degree in Electrical Engineering from San Jose State University in 1977 and holds one U.S. Patent.

Mark Rowen- CEO Media Division

Mark Rowen is a seasoned executive with over 25 years in the film and television business. In 2000, Mr. Rowen founded Blue Collar Productions, Inc., an entity with which we entered into an acquisition agreement in November 2017 and amended in February 2018, where he remains President today. Blue Collar is a leader in the creation of original live action and animated content and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Mr. Rowen works closely with all of the major television networks, cable channels and film studios to produce home entertainment products.

Mr. Rowen also works with a wide array of notable filmmakers including Steven Spielberg, Ron Howard, Brett Ratner and James Cameron to name a few. Mr. Rowen also has very close working relationships with actors including Tom Hanks, Brad Pitt, Julia Roberts, Robert Downey, Jr., Denzel Washington, Ryan Gosling, Sofia Vergara, Mariska Hargitay and many others.

Prior to starting Blue Collar Productions, Mr. Rowen functioned as the head of home entertainment production for DreamWorks SKG from 1997 to 2000. He also serves as the President of Long Leash Entertainment, an aggregator of entertainment based intellectual property and creator of high-end entertainment content.

Mr. Rowen is a graduate of the University of California, Los Angeles. He is also actively involved in charitable organizations including Stand Up 2 Cancer, The Joyful Heart Foundation, Save The Children, and other philanthropic endeavors in the arts.

Executive Compensation

During the fiscal years ending December 31, 2019, 2018 and 2017 and for the three months ended March 31, 2020, TPT Global Tech, Inc. paid the following salary or consulting fees to its executive officers, board members and prior executive officers:

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

SUMMARY EXECUTIVES COMPENSATION TABLE
In Dollars

Name & Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($)

Stephen J. Thomas, III CEO and President	2020	72,500	—	—	—	—	—	—	(1)	72,500(2)
	2019	175,000	—	—	—	—	—	—	(1)	175,000(2)
	2018	98,790	—	—	—	—	—	—	(1)	98,790(2)
	2017	95,402	—	—	—	—	—	—	(1)	95,402(2)

Richard Eberhardt, Executive Vice-President	2020	41,500	—	—	—	------	—	—		41,500(2)
	2019	110,242	—	—	—	------	—	—		110,242(2)
	2018	21,115	—	—	—	—	—	—		21,115(2)
	2017	60,015	—	—	—	—	—	—		60,015(2)

Gary Cook, CFO	2020	55,000	—	—	—	—	—	—		55,000(2)
	2019	112,150	—	—	—	—	—	—		112,150(2)
	2018	45,100	—	—	—	—	—	—		45,100(2)
	2017	68,500	—	—	—	—	—	—		68,500(2)

Stacie Stricker, Secretary and Controller	2020	33,000	—	—	—	—	—	—		33,000(2)
	2019	80,750	—	—	—	—	—	—		80,750(2)
	2018	52,850	—	—	—	—	—	—		52,850(2)
	2017	52,600	—	—	—	—	—	—		52,600(2)

(1) The Company entered into a lease for living space which is occupied by Stephen Thomas, Chairman, CEO and President of the Company. Mr. Thomas lives in the space and uses it as his corporate office. The Company has paid approximately $30,857 and $7,000 in rent and utility payments for this space for the twelve months ended December 31, 2019 and three months ended March 31, 2020, respectively. No portion of the payments on this lease have been included in amounts shown in compensation to Mr. Stephen Thomas and has approximated $30,000 to $40,000 a year in 2015-2018.

(2) These amounts do not include compensation that has been accrued on the books of the Company in accordance with employment agreements and other previous contract work performed but has not been paid because of the lack of cash flows. Accrued but unpaid compensation as of March 31, 2020 is as follows: Stephen J. Thomas, III - $13,613; Richard Eberhardt - $180,440; Gary Cook - $174,696; and Stacie Stricker - $118,800.

Employment Agreements

We have employment/consultant agreements with our key officers, as listed below. Described below are the compensation packages our Board approved for our executive officers. The compensation agreements were approved by our board based upon recommendations conducted by the board.

Name	Position	Annual Compensation
Stephen J. Thomas, III (1)	Chief Executive Officer	$150,000

Richard Eberhardt (2)	Executive Vice President	$150,000

Gary Cook (3)	Chief Financial Officer	$150,000

Arkady Shkolnik (4)	Director	$100,000

Reginald Thomas (5)	Director	$40,000

(1) Pursuant to an employment agreement dated November 1, 2017, Mr. Thomas receives a base salary of $150,000 per year. In addition to the base salary, Mr. Thomas is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement has a three-year term and expires on October 31, 2020.

Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty fraud, or material and deliberate injury related to our business, including personal enrichment at the expense of our Company. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

In addition, the agreement provides for Mr. Thomas to be able to terminate the agreement for Good Reason. Good Reason is considered to be (1) an adverse change in his status or position as CEO, (2) a reduction in base salary, or (3) action by us that adversely affected his participation in the benefits.

(2) Pursuant to an employment agreement dated November 1, 2017, Mr. Eberhardt receives a base salary of $150,000 per year. In addition to the base salary, Mr. Eberhardt is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement has a three-year term and expires on October 31, 2020.

Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty fraud, or material and deliberate injury related to our business, including personal enrichment at the expense of our Company. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

In addition, the agreement provides for Mr. Eberhardt to be able to terminate the agreement for Good Reason. Good Reason is considered to be (1) an adverse change in his status or position as CEO, (2) a reduction in base salary, or (3) action by us that adversely affected his participation in the benefits.

(3) Pursuant to an employment agreement dated November 1, 2017, Mr. Cook receives a base salary of $150,000 per year for which currently he devotes no less than 60% of his full-time. In addition to the base salary, Mr. Cook is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement has a three-year term and expires on October 31, 2020.

Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty fraud, or material and deliberate injury related to our business, including personal enrichment at the expense of our Company. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

In addition, the agreement provides for Mr. Cook to be able to terminate the agreement for Good Reason. Good Reason is considered to be (1) an adverse change in his status or position as CEO, (2) a reduction in base salary, or (3) action by us that adversely affected his participation in the benefits.

(4) In accordance with an Independent Director Agreement with the Company for his services as a director, Mr. Shkolnik is to receive $25,000 per quarter and 5,000,000 shares of restricted common stock valued at approximately $687,500 vesting quarterly over twenty-four months. The quarterly cash payments of $25,000 will be paid in unrestricted common shares if the Company has not been funded adequately to make such payments.

(5) In accordance with an Independent Director Agreement with the Company for his services as director, Mr. Thomas is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $119,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded.

Compensation Committee Interlocks and Insider Participation

Our board of directors in our entirety acts as the compensation committee for TPT Global Tech, Inc.

EQUITY COMPENSATION PLAN INFORMATION

Key Employees Stock Compensation Plan

Effective October 14, 2017, we adopted the 2017 TPT Global Tech, Inc. Stock Option and Award Incentive Plan (the "Plan"). The Plan provides for grants of nonqualified stock options and other stock awards, including warrants, to designated employees, officers, directors, advisors and independent contractors. A maximum of 20,000,000 shares of our common stock were reserved for options and other stock awards under the Plan. We have the ability to issue either options or warrants under the Plan.

As of March 31, 2020, we had options outstanding to purchase 1,000,000 shares of common stock of the Company as follows:

Grant Purpose	Grant Date	Number	Exercise Price	Expiration Date	Vesting
Consulting	3-21-2018	1,000,000	$0.10	3-20-2021	100%

During the year ended December 31, 2019, 3,333,333 warrants were issued to purchase 3,333,333 shares of common stock in conjunction with financing arrangements entered into. See Note 8 of the consolidated financial statements.

Option/Warrant Grants In The Last Fiscal Year

On October 14, 2017, the Board of Directors and majority stockholders of TPT approved the 2017 TPT Global Tech, Inc. Stock Option and Award Incentive Plan (“the 2017 Plan.”) There are 20,000,000 shares of our common stock reserved under the 2017 Plan.

As of March 31, 2020, there were 3,333,333 warrants outstanding that expire in five years or in the year ended December 31, 2024. As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 3,333,333 warrants to purchase 3,333,333 common shares of the Company at 70% of the current market price. Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice. However, if a required registration statement, registering the underlying shares of the Convertible Promissory Notes, is declared effective on or before June 11, 2019 to September 11, 2019, then, while such Registration Statement is effective, the current market price shall mean the lowest volume weighted average price for our common stock during the ten-trading day period ending on the last complete trading day prior to the conversion date.

Outstanding Equity Awards At Fiscal Year End And March 31, 2020

The following table sets forth certain information concerning outstanding equity awards held by our appointed executive officers for the fiscal year ended December 31, 2019 and three months ended March 31, 2020 (the "Named Executive Officers"):

	Option Awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or others rights that have not vested ($)
Stephen J. Thomas, III, CEO and Chairman	--	--	--	--	--	--	--	--	--

Richard Eberhardt, Executive VP	--	--	--	--	--	--	--	--	--

Gary Cook, CFO	--	--	--	--	--	--	--	--	--

Stacie Stricker, Secretary and Controller	--	--	--	--	--	--	--	--	--

Board of Directors

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

The term of office for each Director is one (1) year, or until his/her successor is elected at our annual meeting and qualified. The term of office for each of our Officers is at the pleasure of the Board of Directors.

The Board of Directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the Board of Directors was neither independently made nor negotiated at arm's length.

Board of Directors Compensation

Only our outside Directors receive cash compensation for serving as members of our Board of Directors.

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives’ Compensation Table" during the years ended December 31, 2019, 2018 and 2017 and for the three months ended March 31, 2020:

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Stephen J. Thomas, III (1)	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—

Richard Eberhardt (2)	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—

Arkady Shkolnik (3)	2020	25,000	86,5620	—	—	—	—	111,562
	2019	100,000	346,250	—	—	—	—	446,250
	2018	37,500	144,271	—	—	—	—	181,771
	2017	—	—	—	—	—	—	—

Reginald Thomas (3)	2020	10,000	15,000	—	—	—	—	25,000
	2019	40,000	60,000	—	—	—	—	100,000
	2018	15,000	25,000	—	—	—	—	40,000
	2017	—	—	—	—	—	—	—

(1)	Mr. Thomas is also an officer and as such he receives the compensation as disclosed in the Executive Compensation Table.
(2)	Mr. Eberhardt is also an officer and as such he receives the compensation as disclosed in the Executive Compensation Table.
(3)
In August 2018, a majority of the outstanding voting shares of the Company voted through a consent resolution to support a consent resolution of the Board of Directors of the Company to add two new directors to the Board. As such, Arkady Shkolnik and Reginald Thomas were added as members of the Board of Directors. The total members of the Board of Directors after this addition is four. In accordance with agreements with the Company for his services as a director, Mr. Shkolnik is to receive $25,000 per quarter and 5,000,000 shares of restricted common stock valued at approximately $687,500 vesting quarterly over twenty-four months. The quarterly cash payments of $25,000 will be paid in unrestricted common shares if the Company has not been funded adequately to make such payments. Mr. Thomas is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $119,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded.

Director Independence

Our board of directors undertook our annual review of the independence of the directors and considered whether any director had a material relationship with us or our management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the board of directors affirmatively determined that none of our directors are “independent” as such term is used under the rules and regulations of the Securities and Exchange Commission.

Limitation of Liability and Indemnification of Officers and Directors

The Florida Statutes requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Florida Statutes permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Florida Statutes prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Florida Statutes may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Florida Statutes also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Florida Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of June 15, 2020 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

●
each of our directors and the named executive officers;

●
all of our directors and executive officers as a group; and

●
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership before the offering is based on 857,562,371 shares of common stock outstanding as of June 15, 2020.

OFFICERS AND DIRECTORS
Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Owner		Percent of Class Outstanding (2)	Number of Shares & Warrants if fully exercised	Percent of Class including Warrants(5)	Percent Assuming 100% Conversion of 10,000,000 Series D Shares(6)

Common Stock	Stephen J. Thomas, III, Chairman, President, Chief Executive Officer and Director	26,686,407	(3)	3.11%	26,686,407	3.11%	2.79%

Common Stock	Richard Eberhardt, Director and Executive Vice President	19,000,000		2.22%	19,000,000	2.22%	1.98%

Common Stock	Arkady Shkolnik, Director	5,000,000	(4)	.58%	5,000,000.58%		.52%

Common Stock	Reginald Thomas, Director	1,000,000	(4)	.12%	1,000,000.12%		.10%

Common Stock	Gary Cook, Chief Financial Officer	6,500,000.76%		6,500,000.76%		.68%

Common Stock	Stacie Stricker, Corporate Secretary and Controller	500,000.06%		500,000.06%		.05%

Common shares	All Directors and Executive Officers as a Group (6 persons)	58,686,407	6.84%	58,686,407	6.84%	6.13%

(1)	The Address for the above individuals and entities is c/o 501 West Broadway, Suite 800, San Diego, CA 92101.
(2)	Based upon 857,562,371 shares issued and outstanding as of June 15, 2020.
(3)
Based upon 857,562,371 shares issued and outstanding as of June 15, 2020. Does not contemplate the Series A Preferred Stock held 100% by Stephen J. Thomas, III which guarantees the holder to 60% of the outstanding common stock in shares when converted and 60% of any vote prior to or after conversion. As of March 31, 2020, approximately 1,039,271,144 additional common shares would be issued if Mr. Thomas were to convert his Series A Preferred Stock holdings to common stock. The Company would have to authorize more shares as there are only 1,000,000,000 shares authorized currently.

(4)
In August 2018, the Company added two new directors to the Board. Arkady Shkolnik and Reginald Thomas were added as members of the Board of Directors. The total members of the Board of Directors after this addition is four. In accordance with agreements with the Company for his services as a director, Mr. Shkolnik is to receive 5,000,000 shares of restricted common stock vesting quarterly over twenty-four months. Mr. Thomas is to receive 1,000,000 shares of restricted common stock vesting quarterly over twenty-four months. The earned but not issued common shares through August 31, 2020 have been included in the calculations.

(5)	Assuming full exercise of any stock options or warrants.
(6)	Assumes $0.50 per share exercise price after conversion calculation resulting in 100,000,000 new common shares.

GREATER THAN 5% STOCKHOLDERS

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class Outstanding (2)	Number of Shares & Warrants if fully exercised	Percent of Class including Warrants(4)	Percent Assuming 100% Conversion of 10,000,000 Series D Shares
Common Stock	Stephen J. Thomas, III, Chairman, President, Chief Executive Officer and Director (1)	26,686,407	(3)	3.11%	26,686,407	3.11%	2.79%

(1)	The Address for the above individuals and entities is c/o 501 West Broadway, Suite 800, San Diego, CA 92101.
(2)	Based upon 857,562,371 shares issued and outstanding as of June 15, 2020.
(3)
Does not contemplate the Series A Preferred Stock held 100% by Stephen J. Thomas, III which guarantees the holder to 60% of the outstanding common stock in shares when converted and 60% of any vote prior to or after conversion. As of March 31, 2020, approximately 1,039,271,144 additional common shares would be issued if Mr. Thomas were to convert his Series A Preferred Stock holdings to common stock as there are only 1,000,000,000 shares authorized currently.

(4)	Assuming full exercise of any stock options or warrants.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that we believe have a reasonable likelihood of being “in the money” within the next sixty days.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than the stock transactions discussed herein, we have not entered into any transaction nor are there any proposed transactions in which any of our founders, directors, executive officers, stockholders or any members of the immediate family of any of the foregoing had or are to have a direct or indirect material interest except as follows:

Accounts Payable and Accrued Expenses

There are amounts outstanding due to related parties of the Company of $1,131,430 and $1,141,213, respectively, as of March 31, 2020 and December 31, 2019 related to amounts due to employees, management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end which are included in accounts payable and accrued expenses on the balance sheet.

Reginald Thomas was appointed to the Board of Directors of the Company in August 2018. Mr. Thomas is the brother to the CEO Stephen J. Thomas III. According to an agreement with Mr. Reginald Thomas, he is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $120,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded.

Leases

The Company entered into a lease of 12 months or less for living space which is occupied by Stephen Thomas, Chairman, CEO and President of the Company. Mr. Thomas lives in the space and uses it as his corporate office. The company has paid $7,000 and $0 in rent and utility payments for this space for the three months ended March 31, 2020 and 2019, respectively.

Debt Financing and Amounts Payable/Receivable

As of March 31, 2020, there are amounts due to management/shareholders of $123,845 included in financing arrangements, of which $107,645 is payable from the Company to Stephen J. Thomas III, CEO of the Company. See note 5. In addition, as of March 31, 2020 and December 31, 2019, amounts receivable from Mark Rowen, CEO of Blue Collar were $55,510 and $0, respectively, consisting of a net balance in advances and reimbursable expenses.

Revenue Transactions

Blue Collar provided production services to an entity controlled by the Blue Collar CEO (355 LA, LLC or “355”) for which it recorded revenues of $235,149 and $0, respectively, for the three months ended March 31, 2020 and 2019. 355 was formed in October 2019 by the CEO of Blue Collar for the purpose of production of certain additional footage for a 355 customer. 355 has opportunity to engage with other production relationships outside of using Blue Collar. Accounts receivable from 355 as of March 31, 2020 and December 31, 2019 is $0 and $169,439, respectively.

Other Agreements

On April 17, 2018, the CEO of the Company, Stephen Thomas, signed an agreement with New Orbit Technologies, S.A.P.I. de C.V., a Mexican corporation, (“New Orbit”), majority owned and controlled by Stephen Thomas, related to a license agreement for the distribution of TPT licensed products, software and services related to Lion Phone and ViewMe Live within Mexico and Latin America (“License Agreement”). The License Agreement provides for New Orbit to receive a fully paid-up, royalty-free, non-transferable license for perpetuity with termination only under situations such as bankruptcy, insolvency or material breach by either party and provides for New Orbit to pay the Company fees equal to 50% of net income generated from the applicable activities. The transaction was approved by the Company’s Board of Directors in June 2018. There has been no activity on this agreement.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are presently authorized to issue one billion (1,000,000,000) shares of our $0.001 par value common stock. A total of 857,562,371 common shares are issued and outstanding as of June 15, 2020.

Common Shares

All common shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors. There is no quorum requirement for shareholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the By-Laws. Our shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

Preferred shares

As of March 31, 2020, we had authorized 100,000,000 shares of Preferred Stock, of which certain shares had been designated as Series A Preferred Stock, Series B Preferred Stock, Series C and Series D Preferred Stock.

Series A Convertible Preferred Stock

In February 2015, the Company designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock.

The Series A Preferred Stock was designated in February 2016, has a par value of $.001, is redeemable at the Company’s option at $100 per share, is senior to any other class or series of outstanding Preferred Stock or Common Stock and does not bear dividends. The Series A Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and amended, of an amount equal to amounts payable owing, including contingency amounts where Holders of the Series A have personally guaranteed obligations of the Company. Holders of the Series A Preferred Stock shall, collectively have the right to convert all of their Series A Preferred Stock when conversion is elected into that number of shares of Common Stock of the Company, determined by the following formula: 60% of the issued and outstanding Common Shares as computed immediately after the transaction for conversion. For further clarification, the 60% of the issued and outstanding common shares includes what the holders of the Series A Preferred Stock may already hold in common shares at the time of conversion. The Series A Preferred Stock, collectively, shall have the right to vote as if converted prior to the vote to a number of shares equal to 60% of the outstanding Common Stock of the Company.

In February 2015, the Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock to Stephen Thomas, Chairman, CEO and President of the Company, valued at $3,117,000 for compensation expense.

Series B Convertible Preferred Stock

In February 2015, the Company designated 3,000,000 shares of Preferred Stock as Series B Convertible Preferred Stock. There are 2,588,693 shares of Series B Convertible Preferred Stock outstanding as of March 31, 2020.

The Series B Preferred Stock was designated in February 2015, has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A Preferred Stock, or Common Stock and does not bear dividends. The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series B Preferred Stock have a right to convert all or any part of the Series B Preferred Shares and will receive and equal number of common shares at the conversion price of $2.00 per share. The Series B Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

Series C Convertible Preferred Stock

In May 2018, the Company designated 3,000,000 shares of Preferred Stock as Series C Convertible Preferred Stock. There are no shares of Series C Convertible Preferred Stock outstanding as of March 31, 2020.

The Series C Preferred Stock was designated in May 2018, has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A and Series B Preferred Stock, or Common Stock and does not bear dividends. The Series C Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A and B Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series C Preferred Stock have a right to convert all or any part of the Series C Preferred Shares and will receive an equal number of common shares at the conversion price of $0.15 per share. The Series C Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

Series D Convertible Preferred Stock

On June 15, 2020, TPT Global Tech, Inc. ("the Company") filed an Amendment to its Amendment to its Articles of Incorporation to designate the Series D Convertible Preferred Stock. The Amendment to the Amendment amends the Series D designation to designate 10,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series D Convertible Preferred Stock ("the Series D Preferred Shares.")

As of the date hereof, there are no Series D Preferred shares outstanding as amended. Series D Preferred shares have the following features: (i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Optional Conversion to common stock at the election of the holder @ 80% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. This election may be made at any time after 18 months from issuance; (iii) Automatic conversion of the Series D Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be on a one for one basis, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file and pursue to effectiveness a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, and C Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D Preferred Stock at between 115% and 140%.

Options & Warrants

Stock Options

	Options Outstanding	Vested	Vesting Period	Exercise Price Outstanding and Exercisable	Expiration Date
December 31, 2018	3,093,120	1,954,230	100% at issue and 12 to 18 months	$0.05 to $0.22	12-31-19 to 3-21-21
Expired	(93,120)			$0.05 to $0.22	12-31-19
December 31, 2019	3,000,000	3,000,000	12 to 18 months	$0.10	3-1-20 to 3-21-21
Expired	(2,000,000)
March 31, 2020	1,000,000	1,000,000	12 months	$0.10	3-1-20 to 3-21-21

During the year ended December 31, 2018, the company entered into consulting arrangements primarily for legal work and general business support that included the issuance of stock options to purchase 3,000,000 options to purchase common shares at $0.10 per share. 2,000,000 of these expired. The remaining 1,000,000 are fully vested as of March 31, 2020. The Black-Scholes options pricing model was used to value the stock options.

Warrants

As of March 31, 2020, there were 3,333,333 warrants outstanding that expire in five years or in the year ended December 31, 2024. As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 3,333,333 warrants to purchase 3,333,333 common shares of the Company at 70% of the current market price. Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice. However, if a required registration statement, registering the underlying shares of the Convertible Promissory Notes, is declared effective on or before June 11, 2019 to September 11, 2019, then, while such Registration Statement is effective, the current market price shall mean the lowest volume weighted average price for our common stock during the ten-trading day period ending on the last complete trading day prior to the conversion date.

Effective October 14, 2017, we adopted the 2017 TPT Global Tech, Inc. Stock Option and Award Incentive Plan (the "Plan"). The Plan provides for grants of nonqualified stock options and other stock awards, including warrants, to designated employees, officers, directors, advisors and independent contractors. A maximum of 20,000,000 shares of our common stock were reserved for options and other stock awards under the Plan. We have the ability to issue either options or warrants under the Plan.

Transfer Agent

The transfer agent for our securities is Clear Trust, with offices at 16540 Pointe Village Dr., Suite 210, Lutz, Florida 33558, Phone (813) 235-4490.

Market Information

Our common stock, par value $0.001, is listed for quotation in the OTCQB under the symbol “TPTW”

	2019		2018
Quarter Ended	High	Low	High	Low
March 31	$0.119	0.0211	$0.2172	0.069
June 30	$0.198	0.0511	$0.20	0.0701
September 30	$0.14	0.0432	$0.192	0.0263
December 31	$0.072	0.0035	$0.1184	0.0211

Stockholders

As of June 15, 2020, we had approximately 430 shareholders of record of our common stock, not including shares held in street name.

TERMS OF THE OFFERING

Securities Offered

We are offering up to 10,000,000 shares of Series D 6% Cumulative Dividend Convertible Preferred Stock for a purchase price of $5.00 per share with a minimum purchase requirement of 100 shares ($500). As of June 15, 2020, we have sold no shares of our common stock in this offering. Accordingly, the maximum remaining amount of this offering is up to $50,000,000 as of June 15, 2020. We will have the unrestricted right to reject tendered subscriptions for any reason and to accept less than the minimum investment from a limited number of subscribers. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards. See “INVESTOR SUITABILITY STANDARDS.”

The purchase price for the shares will be payable in full upon subscription. We have no required minimum offering amount for this offering and therefore there is no escrow agent.

Subscription Period

The offering of shares will terminate on July __, 2021, unless we extend the offering for up to an additional 90 days or terminate the offering sooner in our sole discretion regardless of the amount of capital raised (the “Sales Termination Date”). The Sales Termination Date may occur prior to July __, 2021 if subscriptions for the maximum number of shares have been received and accepted by us before such date. Subscriptions for shares must be received and accepted by us on or before such date to qualify the subscriber for participation in TPT Global Tech, Inc.

Subscription Procedures

All subscription checks should be sent to ________________________, Attention: __________________________________ at the following address: _________________________________. In such case, subscription checks should be made payable to ”______________ as Agent for TPT Global Tech, Inc.” If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Investor Eligibility Standards

Shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. See the Purchaser Qualification Questionnaire in the Subscription Documents in Exhibit A to this Offering Circular. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in us. Transferees of shares will be required to meet the above suitability standards.

Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

Interim Investments

Company funds not needed on an immediate basis to fund our operations may be invested in government securities, money market accounts, deposits or certificates of deposit in commercial banks or savings and loan associations, bank repurchase agreements, funds backed by government securities, short-term commercial paper, or in other similar interim investments.

Transfer Agent and Registrar

The transfer agent and registrar for our securities is Clear Trust, with offices at 16540 Pointe Village Dr., Suite 210, Lutz, Florida 33558, Phone (813) 235-4490.

PLAN OF DISTRIBUTION

The shares are being offered by us on a best-efforts basis initially by our officers, directors and employees through the portal _____________ owned and managed by ________________________. We also plan to engage _________________, a FINRA registered broker-dealer firm, for administrative and technology services, but not for underwriting or placement agent services. Subscriptions will generally be made electronically by prospective investors on ________________________. For those subscriptions that are rejected or fail to settle, funds will promptly be credited back to the subscriber.

We have not entered into selling agreements with any broker-dealers to date. In the future, we may change this policy and also offer shares through our officers, directors and employees, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the shares. We may pay finders fees to persons who are registered with FINRA and who refer investors to us. Finders fees and brokerage commissions may be paid in cash, common stock and/or warrants. We may also issue shares and grant stock options or warrants to purchase our common stock to broker-dealers for sales of shares attributable to them, and to finders, and reimburse them for due diligence and marketing costs on an accountable or nonaccountable basis. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

Administrative Agreement

We have engaged ___________________, a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (FINRA), to perform the following administrative functions in connection with this offering:

1.	Accept investor data from the Company, generally via the ___________ software system, but also via other means as may be established by mutual agreement;

2.
Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering (“AML”), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

3.	Review subscription agreements received from prospective investors to confirm they are complete;

4.	Advise the Company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

5.	Contact the Company and/or the Company’s agents, if needed, to gather additional information or clarification from prospective investors;

6.	Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7.
Serve as registered agent where required for state blue sky requirements, provided that in no circumstance will _________ solicit a securities transaction, recommend the Company’s securities or provide investment advice to any prospective investor;

8.
Transmit data to the Company’s transfer agent in the form of book-entry data for maintaining the Company’s responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

9.	Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and

10.	Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

We have agreed to pay ________________ a facilitation fee equal to 1.0% of the gross proceeds from the sale of the shares offered by this Offering Circular. In the event that the offering is terminated, we have also agreed to reimburse ________________ for its out of pocket expenses up to a maximum amount of $10,000. We have agreed to reimburse _____________ $7,000 for the engagement of an independent due diligence service provider in connection with the offering. Additionally, we pay ________________- the following administrative service fees: (i) $500 initial processing fee, (ii) $25 per month for so long as the offering is being conducted, (iii) inbound fund transfer fees- $0.50 per ACH transfer, $15.00 per wire transfer, $10.00 per check, $5.00 per investor (one-time accounting fee upon receipt of funds); (iv) outbound fund transfer fees- for each transmittal of funds to the Company upon the closing of a successful offering: $15.00 per wire plus 25 basis points of the transfer amount, (v) $45.00 for each bad actor check (per entity, including issuer and each associated person), and (vi) $5.00 fee per AML exception. In no event shall the foregoing itemized administration fees exceed a maximum of $150,000 in the aggregate.

Any subscription checks should be sent to _______________, __________________________________________________, email address: _____________________________ and be made payable to “________________ as Agent for TPT Global Tech, Inc.”. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company.

__________________, may serve as transfer agent to maintain stockholder information on a book-entry basis. The fee for this service is $25.00 per month plus additional fees for services performed as a result of secondary market activity, if any. We intend to engage _________________, a technology service provider, and have agreed to pay the following fees for its services (i) $3.00 for each subscription agreement executed via electronic signature, and (ii) a technology service fee for AML review of $2.00 for each domestic investor and between $5.00 and $60 for each international investor depending on domicile (collectively, the “Technology Fees”). The Technology Fees shall not exceed a maximum of $75,000.

_____________________ is not participating as an underwriter and under no circumstance will it solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. _______________ is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Based upon __________________’s limited role in this offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on ____________’s involvement in this offering as any basis for a belief that it has done extensive due diligence. _______________ does not expressly or impliedly affirm the completeness or accuracy of the Offering Circular presented to investors by the issuer. All inquiries regarding this offering should be made directly to the Company.

The Posting Agreement

The Company has entered into a Posting Agreement with _____________________, Inc. (“______________”), a portal website that hosts public securities offerings, primarily those that are exempt from registration under Regulation A+ promulgated under Section 3(b) of the Securities Act of 1933, as amended. In consideration for hosting the public offering covered by this Offering Circular, including posting our Offering Circular, Subscription Documents and related materials on ________________.com, and integrating ____________________________, a registered member of FINRA, to administer the review and processing of subscriptions by investors, ___________________will receive the following compensation from the Company.

1.
A cash payment of $50 per subscriber who makes a deposit for the offering, not to exceed $2,000,000;

2.
A number of five year warrants to purchase the Company’s common stock exercisable at $5.00 per share on a cash or cashless basis, equal to the product of 50 multiplied by the number of investors in this offering, with that number then divided by 0.3 (30%) of $5.00, the offering price, or 1.50, not to exceed 350,000 warrants. To illustrate, assuming we have 3,000 investors, the formula would be:

Number of warrants = (50 x 150,000) = 300,000 / 0.3 x 5.00 = 100,000 warrants. The warrants have standard adjustment provisions for stock splits, stock dividends, recapitalizations and similar transactions, and a most favored pricing adjustment clause applicable to its exercise price during the term of the warrant. Either party may terminate the agreement at any time upon 15 business days prior written notice to the other party, provided, that the Company is not permitted to re-post on a website that competes with ___________________ for a period of 30 days after termination if the Company terminates this offering early without cause and _____________ is not then in breach of this agreement.

REPORTS TO SHAREHOLDERS

For tax and accounting purposes, our fiscal year ends on December 31st of each year and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at our address. We will furnish each shareholder, within 120 days after the end of each fiscal year, our audited financial statements in an Annual Report on Form 10-K filed with the Securities Exchange Commission, and within 90 days after the 31st of December of each fiscal year, our unaudited financial statements in a Quarterly Report on Form 10-Q, also filed with the Securities Exchange Commission.

ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to in this Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting ___________________@_____.com. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the Series D Preferred Convertible Stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

FINANCIAL STATEMENTS

The financial statements of TPT Global Tech, Inc. for the three months period ended March 31, 2020, and for the years ended December 31, 2019 and 2018, have been audited by Sadler, Gibb and Associates, LLC, certified public accountants.  The Company’s fiscal year ends on December 31st of each year.

TPT GLOBAL TECH, INC.

FINANCIAL STATEMENTS

For the three months ended March 31, 2020
(Unaudited)
and
For the years ended December 31, 2019 and
December 31, 2018
(Audited)

TPT GLOBAL TECH, INC.
UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2020

TPT Global Tech, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	March 31,	December 31,
	2020	2019
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$238,688	$192,172
Accounts receivable, net	65,416	379,805
Amounts receivable, related party	55,510	—
Prepaid expenses and other current assets	91,233	48,648
Total current assets	$450,847	620,625
NON-CURRENT ASSETS
Property and equipment, net	$4,297,208	4,423,148
Operating lease right of use assets	4,484,573	3,886,045
Intangible assets, net	5,186,348	5,369,083
Goodwill	1,050,366	1,050,366
Deposits and other assets	67,246	104,486
Total non-current assets	$15,085,741	14,833,128

TOTAL ASSETS	$15,536,588	$15,453,753

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$6,879,495	$6,543,635
Deferred revenue	302,009	305,741
Customer liability	338,725	338,725
Current portion of loans, advances and agreements	689,408	344,758
Current portion of convertible notes payable, net of discounts	2,216,430	2,101,649
Notes payable - related parties, net of discounts	9,117,235	9,297,078
Current portion of convertible notes payable – related parties, net of discounts	653,581	534,381
Derivative liabilities	11,755,941	8,836,514
Current portion of operating lease liabilities	2,046,943	1,921,843
Financing lease liability – related party	633,579	626,561
Total current liabilities	$34,633,346	30,850,885

NON-CURRENT LIABILITIES
Long term portion:
Loans, advances and agreements, net of current portion and discounts	$1,000,500	1,000,500
Convertible notes payable – related parties, net of current portion and discounts	269,300	388,500
Long term portion of operating lease liabilities	2,540,019	2,009,737
Total non-current liabilities	3,809,819	3,398,737
Total liabilities	$38,443,165	34,249,622

Commitments and contingencies – See Note 8	—	—

See accompanying notes to condensed consolidated financial statements.

STOCKHOLDERS' DEFICIT PREFERRED STOCK, $.001 PAR VALUE 100,000,000 SHARES AUTHORIZED:

Convertible Preferred Series A, 1,000,000 designated - 1,000,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019	$1,000	$1,000
Convertible Preferred Series B, 3,000,000 designated - 2,588,693 shares issued and outstanding as of March 31, 2020 and December 31, 2019	2,589	2,589
Convertible Preferred Series C – 3,000,000 shares designated, zero shares issued and outstanding as of March 31, 2020 and December 31, 2019	—	—
Convertible Preferred Series D – 20,000,000 shares designated, zero shares issued and outstanding as of March 31, 2020 and December 31, 2019	—	—
Common stock, $.001 par value, 1,000,000,000 shares authorized, 737,324,774 and 177,629,939 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	737,325	177,630
Subscriptions payable	675,818	574,256
Additional paid-in capital	14,473,982	13,279,749
Accumulated deficit	(38,797,291)	(32,831,093)
Total stockholders' deficit	(22,906,577)	(18,795,869)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$15,536,588	$15,453,753

See accompanying notes to condensed consolidated financial statements.

TPT Global Tech, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended March 31,
	2020	2019
REVENUES:
Products	$11,151	$18,683
Services	3,064,822	142,793
Total Revenues	3,075,973	161,476

COST OF SALES:
Products	12,900	20,500
Services	2,293,588	241,868
Total Costs of Sales	2,306,488	262,368
Gross profit (loss)	769,485	(100,892)
EXPENSES:
Sales and marketing	25,900	—
Professional	343,967	512,540
Payroll and related	662,002	197,541
General and administrative	251,372	222,011
Depreciation	257,403	71,707
Amortization	182,735	206,002
Total expenses	1,723,379	1,209,801

Loss from operations	(953,894)	(1,310,693)

OTHER INCOME (EXPENSE)
Derivative expense	(3,896,672)	(1,540,416)
Loss on conversions of notes payable	(568,875)	—
Interest expense	(546,757)	(130,237)
Total other expenses	(5,012,304)	(1,670,653)

Net loss before income taxes	(5,966,198)	(2,981,346)
Income taxes	—	—
NET LOSS	$(5,966,198)	$(2,981,346)

Loss per common shares-basic and diluted	$(0.02)	$(0.02)

Weighted-average common shares outstanding-basic and diluted	382,159,789	136,953,904

See accompanying notes to condensed consolidated financial statements

TPT Global Tech, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
For the three months ended March 31, 2020 and 2019
(Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Subscriptions	Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	Total
Balance as of December 31, 2019	1,000,000	$1,000	2,588,693	$2,589	177,629,939	$177,630	$574,256	$13,279,749	$(32,831,093)	$(18,795,869)

Common stock issuable for director services	—	—	—	—	—	—	101,562	—	—	101,562

Common stock issued for convertible promissory notes	—	—	—	—	559,694,835	559,695	—	1,194,233	—	1,753,928

Net Loss	—	—	—	—	—	—	—	—	$(5,966,198)	$(5,966,198)

Balance as of March 31, 2020	1,000,000	$1,000	2,588,693	$2,589	737,324,774	$737,325	$675,818	$14,473,982	$(38,797,291)	$(22,906,577)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Subscriptions	Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	Total
Balance as of December 31, 2018	1,000,000	$1,000	2,588,693	$2,589	136,953,904	$136,954	$168,006	$12,567,881	$(18,802,928)	$(5,926,498)

Issuance of stock and stock options for services	—	—	—	—	—	—	101,563	72,716	—	174,279

Net Loss	—	—	—	—	—	—	—	—	$(2,981,346)	$(2,981,346)

Balance as of March 31, 2019	1,000,000	$1,000	2,588,693	$2,589	136,953,904	$136,954	$269,569	$12,640,597	$(21,784,274)	$(8,733,565)

See accompanying notes to condensed consolidated financial statements.

TPT Global Tech, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(5,966,198)	$(2,981,346)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	257,403	71,707
Amortization	182,735	206,002
Amortization of debt discounts	316,035	165,297
Derivative expense		—
Loss on conversion of notes payable	568,875	—
Derivative expense	3,896,672	1,540,416
Share-based compensation: Common stock	101,562	136,007
Stock options	—	72,716
Changes in operating assets and liabilities:
Accounts receivable	314,389	(22,323)
Accounts receivable, related party	(55,510)	---
Prepaid expenses and other assets	(5,346)	(5,084)
Accounts payable and accrued expenses	425,345	406,130
Accrued interest on financing lease liabilities	7,018	13,573
Net change in operating lease assets and liabilities	56,854	---
Other liabilities	(3,732)	27,428
Net cash used in operating activities	$96,102	$(369,477)

Cash flows from investing activities:
Purchase of equipment	$(131,351)	$—
Net cash used in investing activities	$(131,351)	$—

Cash flows from financing activities:
Proceeds from convertible notes and notes payable – related parties	—	259,549
Proceeds from convertible notes, loans and advances	590,000	606,300
Payment on convertible loans, advances and agreements	(328,392)	—
Payments on convertible notes and amounts payable – related parties	(179,843)	(9,750)
Payments on financing lease liabilities	—	(7,438)
Net cash provided by financing activities	$81,765	$848,661

Net change in cash	$46,519	$479,184
Cash and cash equivalents - beginning of period	$192,172	$31,786

Cash and cash equivalents - end of period	$238,688	$510,970

See accompanying notes to condensed consolidated financial statements

TPT Global Tech, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
(Unaudited)
Supplemental Cash Flow Information:

Cash paid for:

	2020	2019
Interest	$88,736	$16,616
Taxes	$---	$---

Non-Cash Investing and Financing Activities:

	2020	2019
Discount on derivative financial instruments	$216,720	$668,000
Operating lease liabilities and right of use assets	$1,166,677	$---

See accompanying notes to condensed consolidated financial statement

TPT Global Tech, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2020

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company was originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma”, formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding common stock of TPT Global Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. (jointly referred to as “the Company” or “TPTG”).

The following acquisitions have resulted in entities which have been consolidated into TPTG. In 2014 the Company acquired all the assets of K Telecom and Wireless LLC (“K Telecom”) and Global Telecom International LLC (“Global Telecom”). Effective January 31, 2015, TPTG completed its acquisition of 100% of the outstanding stock of Copperhead Digital Holdings, Inc. (“Copperhead Digital”) and Subsidiaries, TruCom, LLC (“TruCom”), Nevada Utilities, Inc. (“Nevada Utilities”) and CityNet Arizona, LLC (“CityNet”). Effective September 30, 2016, the company acquired 100% ownership in San Diego Media Inc. (“SDM”). In October 2017, we entered into agreements to acquire Blue Collar, Inc. (“Blue Collar”) which closed as of September 1, 2018. On May 7, 2019 we completed the acquisition of a majority of the assets of SpeedConnect, LLC, which assets were conveyed into our wholly owned subsidiary TPT SpeedConnect, LLC (“TPT SC” or “TPT SpeedConnect”) which was formed on April 16, 2019. On March 6, 2020 we acquired 75% of Bridge Internet, LLC (“BIC”).

We are based in San Diego, California, and operate as a Media Content Hub for Domestic and International syndication Technology/Telecommunications company operating on our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and also provide technology solutions to businesses domestically and worldwide. We are a rural Broadband Wireless Access (BWA) provider, Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones. In addition, we create media marketing materials and content.

Significant Accounting Policies

Please refer to Note 1 of the Notes to the Consolidated Financial Statements in the Company's most recent Form 10-K for all significant accounting policies of the Company, with the exception of those discussed below.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared according to the instructions to Form 10-Q and Section 210.8-03(b) of Regulation S-X of the Securities and Exchange Commission (“SEC”) and, therefore, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been omitted.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

These condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2019. The condensed consolidated balance sheet at March 31, 2020, has been derived from the consolidated financial statements at that date, but does not include all of the information and footnotes required by GAAP.

Our condensed consolidated financial statements include the accounts of K Telecom, Copperhead Digital, SDM, Blue Collar, TPT SpeedConnect and BIC. All intercompany accounts and transactions have been eliminated in consolidation. Consideration has also been given to the minority interest of 25% in BIC.

Revenue Recognition

On January 1, 2018, we adopted the new accounting standard ASC 606, Revenue from Contracts with Customers, and all of the related amendments (“new revenue standard”). We recorded the change, which was immaterial, related to adopting the new revenue standard using the modified retrospective method. Under this method, we recognized the cumulative effect of initially applying the new revenue standard as an adjustment to the opening balance of retained earnings. This results in no restatement of prior periods, which continue to be reported under the accounting standards in effect for those periods. We expect the impact of the adoption of the new revenue standard to continue to be immaterial on an ongoing basis. We have applied the new revenue standard to all contracts as of the date of initial application and as such, have used the following criteria described below in more detail for each business unit:

Identify the contract with the customer.
Identify the performance obligations in the contract.
Determine the transaction price.
Allocate the transaction price to performance obligations in the contract.
Recognize revenue when or as we satisfy a performance obligation.

Reserves are recorded as a reduction in net sales and are not considered material to our consolidated statements of income for the three months ended March 31, 2020 and 2019. In addition, we invoice our customers for taxes assessed by governmental authorities such as sales tax and value added taxes, where applicable. We present these taxes on a net basis.

The Company’s revenue generation for the three months ended March 31, 2020 and 2019 came from the following sources disaggregated by services and products, which sources are explained in detail below.

	For the three months ended March 31, 2020	For the three months ended March 31, 2019
TPT SpeedConnect	$2,707,654	$—
Copperhead Digital	—	67,700
K Telecom	11,151	18,683
San Diego Media	3,763	13,343
Blue Collar	353,405	61,750
Total Revenue	$3,075,973	$161,476

TPT SpeedConnect: ISP and Telecom Revenue

TPT SpeedConnect is a rural Internet provider operating in 10 Midwestern States under the trade name SpeedConnect. TPT SC’s primary business model is subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resells third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services is recognized as the transaction with the customer is considered closed and the customer receives and accepts the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date is detailed on monthly invoices distributed to customer. Services billed monthly in advance are deferred to the proper period as needed. Deferred revenue are contract liabilities for cash received before performance obligations for monthly services are satisfied. Deferred revenue at March 31, 2020 and December 31, 2019 are $302,009 and $305,741, respectively. Certain of our products require specialized installation and equipment. For telecom products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is complete. The Installation Technician collects the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment is billed separately from recurring ISP and telecom services and is recognized when equipment is delivered and installation is completed. Revenue from ISP and telecom services is recognized monthly over the contractual period, or as services are rendered and accepted by the customer.

The overwhelming majority of our revenue continues to be recognized when transactions occur. Since installation fees are generally small relative to the size of the overall contract and because most contracts are for two years or less, the impact of not recognizing installation fees over the contract is immaterial.

Copperhead Digital: ISP and Telecom Revenue

Copperhead Digital is a regional internet and telecom services provider operating in Arizona under the trade name Trucom. Copperhead Digital operates as a wireless telecommunications Internet Service Provider (“ISP”) facilitating both residential and commercial accounts. Copperhead Digital’s primary business model is subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resells third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services is recognized as the transaction with the customer is considered closed and the customer receives and accepts the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date is detailed on monthly invoices distributed to customer. Services billed monthly in advance are deferred to the proper period as needed. Deferred revenue are contract liabilities for cash received before performance obligations for monthly services are satisfied. Certain of our products require specialized installation and equipment. For telecom products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is complete. The Installation Technician collects the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment is billed separately from recurring ISP and telecom services and is recognized when equipment is delivered and installation is completed. Revenue from ISP and telecom services is recognized monthly over the contractual period, or as services are rendered and accepted by the customer.

The overwhelming majority of our revenue continues to be recognized when transactions occur. Since installation fees are generally small relative to the size of the overall contract and because most contracts are for a year or less, the impact of not recognizing installation fees over the contract is immaterial.

K Telecom: Prepaid Phones and SIM Cards Revenue

K Telecom generates revenue from reselling prepaid phones, SIM cards, and rechargeable minute traffic for prepaid phones to its customers (primarily retail outlets). Product sales occur at the customer’s locations, at which time delivery occurs and cash or check payment is received. The Company recognizes the revenue when they receive payment at the time of delivery. There are no financing terms or variable transaction prices.

SDM: Ecommerce, Email Marketing and Web Design Services

SDM generates revenue by providing ecommerce, email marketing and web design solutions to small and large commercial businesses, complete with monthly software support, updates and maintenance. Services are billed monthly. There are no financing terms or variable transaction prices. Platform infrastructure support is a prepaid service billed in monthly recurring increments. The services are billed a month in advance and due prior to services being rendered. The revenue is deferred when invoiced and booked in the month the service is provided. There is no deferred revenue at March 31 2020 and December 31, 2019. Software support services (including software upgrades) are billed in real time, on the first of the month. Web design service revenues are recognized upon completion of specific projects. Revenue is booked in the month the services are rendered and payments are due on the final day of the month. There are usually no contract revenues that are deferred until services are performed.

Blue Collar: Media Production Services

Blue Collar creates original live action and animated content productions and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Blue Collar designs branding and marketing campaigns and has had agreements with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers. With regard to revenue recognition, Blue Collar receives an agreement from each client to perform defined work. Some agreements are written, some are verbal. Work may include creation of marketing materials and/or content creation. Some work may be short term and take weeks to create and some work may be longer and take months to create. There are instances where customer agreements segregate identifiable obligations (like filming on site vs. film editing and final production) with separate transaction pricing. The performance obligation is generally satisfied upon delivery of such film or production products, at which time revenue is recognized. There are no financing terms or variable transaction prices.

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earning per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of thee income statement. Basic EPS is computed by dividing net income (loss) available to common shareholder (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method for options and warrants and using the if-converted method for preferred stock and convertible notes. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of March 31, 2020, the Company had shares that were potentially common stock equivalents as follows:

2020
Convertible Promissory Notes	6,429,395,999
Series A Preferred Stock (1)	1,039,271,144
Series B Preferred Stock	2,588,693
Stock Options and Warrants	4,333,333
7,475,589,169

(1)
Holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed 60% of outstanding common stock upon conversion. The Company would have to authorize additional shares for this to occur as only 1,000,000,000 shares are currently authorized.

Financial Instruments and Fair Value of Financial Instruments

Our primary financial instruments at March 31, 2020 and December 31, 2019 consisted of cash equivalents, accounts receivable, accounts payable, notes payable and derivative liabilities. We apply fair value measurement accounting to either record or disclose the value of our financial assets and liabilities in our financial statements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

Described below are the three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

 Level 3 Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

We consider our derivative financial instruments as Level 3. The balances for our derivative financial instruments as of March 31, 2020 are the following:

Derivative Instrument	Fair Value
Fair value of Auctus Convertible Promissory Note	$7,938,117
Fair value of Odyssey Capital Convertible Promissory Note	1,634,573
Fair value of EMA Financial Convertible Promissory Note	2,179,738
Fair value of Warrants issued with the derivative instruments	3,513
$11,755,941

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. The Company’s consolidated financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Recently Adopted Accounting Pronouncements

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which amends ASC 718, Compensation – Stock Compensation. This ASU requires that most of the guidance related to stock compensation granted to employees be followed for non-employees, including the measurement date, valuation approach, and performance conditions. The expense is recognized in the same period as though cash were paid for the good or service. The effective date is the first quarter of fiscal year 2020, with early adoption permitted, including in interim periods. The ASU has been adopted using a modified-retrospective transition approach. The adoption is not considered to have a material effect on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequent amendments to the initial guidance: ASU 2017-13, ASU 2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01 (collectively, Topic 842). Topic 842 requires lessees to classify leases as either finance or operating leases and to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of the lease classification. We adopted Topic 842 using the effective date, January 2019, as the date of our initial application of the standard. Consequently, financial information for the comparative periods will not be updated. Our finance and operating lease commitments are subject to the new standard and recognized as finance and operating lease liabilities and right-of-use assets upon our adoption of Topic 842, which increased our total assets and total liabilities that we report relative to such amounts prior to adoption.

Management has reviewed other recently issued accounting pronouncements and have determined there are not any that would have a material impact on the condensed consolidated financial statements.

NOTE 2 – ACQUISITIONS

TPT SpeedConnect, LLC Asset Acquisition

SpeedConnect Asset Acquisition

Effective April 2, 2019, the Company entered into an Asset Purchase Agreement with SpeedConnect, LLC (“SpeedConnect”) to acquire substantially all of the assets of SpeedConnect. On May 7, 2019, the Company closed the transaction underlying the Asset Purchase Agreement with SpeedConnect to acquire substantially all of the assets of SpeedConnect for $2 million and the assumption of certain liabilities. The Asset Purchase Agreement required a deposit of $500,000 made in April and an additional $500,000 payment to close. The additional $500,000 was paid and all other conditions were met to effectuate the sale of substantially all of the assets of SpeedConnect to the Company. As part of the closing, the Company entered into a Promissory Note to pay SpeedConnect $1,000,000 in two equal installments of $500,000 plus applicable interest at 10% per annum with the first installment payable within 30 days of closing and the second installment payable within 60 days of closing (but no later than July 6, 2019). The Company paid off the Promissory Note by June 11, 2019 and by amendment dated May 7, 2019, SpeedConnect forgave $250,000 of the Promissory Note.

The Company treated the asset acquisition as a business combination and has allocated the fair market value to assets received in excess of goodwill.

Purchase Price Allocation:

TPT Global Tech
Effective	May 7, 2019

Purchaser	TPT Global Tech

Consideration Given:
Cash paid	$1,000,000
Liabilities:

Promissory Note	$750,000
Deferred revenue	230,000
Unfavorable leases	323,000
Accounts and other payables	591,964
Total liabilities	$1,894,964
Total Consideration Value	$2,894,964

Assets Acquired:
Customer base	$350,000
Current assets:
Cash	201,614
Prepaid and other receivables	99,160
Deposits	13,190
Favorable leases	95,000
Property and equipment	1,939,000
Total Assets Acquired	$2,697,964
Goodwill	$197,000

Had the acquisition occurred on January 1, 2019, condensed proforma results of operations for the three months ended March 31, 2019 would be as follows:

2019
Revenue	$3,619,279
Cost of Sales	2,448,235
Gross Profit	$1,171,044
Expenses	(2,478,508)
Derivative Expense	(1,540,416)
Loss on debt conversions	—
Interest Expense	(130,237)
Income Taxes	—
Net Loss	$(2,978,117)
Loss per share	$(0.02)

The unaudited proforma results of operations are presented for information purposes only. The unaudited proforma results of operations are not intended to present actual results that would have been attained had the asset acquisition been completed as of January 1, 2019 or to project potential operating results as of any future date or for any future periods. The revenue and net loss of TPT SpeedConnect from January 1, 2020 to March 31, 2020 included in the consolidated income statement amounted to $2,707,654 and $286,790, respectively, for the three months ended March 31, 2020.

Bridge Internet Acquisition

On March 6, 2020, the Company executed an Acquisition and Purchase Agreement (“BIC Agreement”) with Bridge Internet, a Florida Limited Liability Company, formed on February 27, 2020. The Company acquired 75% of Bridge Internet (which had no assets or liabilities and no material operations) for 8,000,000 shares of common stock of TPT Global Tech, Inc., 4,000,000 common shares issued to Sydney “Trip” Camper immediately and 4,000,000 common shares which vest equally over two years. As sufficient funding is raised by the Company, defined as approximately $3,000,000, marketing funds of up to $200,000 per quarter for the next year from date of signing the BIC Agreement will be provided and a formal employment agreement will be finalized. Tower industry Veteran, Founder and CEO of Bridge Internet, Sydney “Trip” Camper, will retain the remaining 25% of Bridge Internet and stay on as the CEO, as well as become the acting CEO of TPT Speed Connect. The Company entered into this transaction in order to expand its revenue base.

The Company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the transaction met the definition of a business. The company concluded there were not a sufficient number of key processes that developed the inputs into outputs. Accordingly, the Company accounted for this transaction as the hiring of a key member of management. As such, 4,000,000 shares valued at $6,400 were expensed and 4,000,000 additional shares valued at $6,400 will be amortized equally over 2 years. As operations become material, the Company will present the effects of the 25% noncontrolling interest.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

Cash flows generated from operating activities were not enough to support all working capital requirements for the three months ended March 31, 2020 and 2019. We incurred $5,966,198 and $2,981,346, respectively, in losses, and we generated and used $96,102 and $369,477, respectively, in cash for operations for the three months March 31, 2020 and 2019. Cash flows from financing activities were $81,795 and $848,661 for the same periods. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. After close monitoring and responses and guidance from federal, state and local governments, in an effort to mitigate the spread of COVID-19, around March 18, 2020 for an indefinite period of time, the Company closed its Blue Collar office in Los Angeles, California and its TPT SpeedConnect offices in Michigan, Idaho and Arizona.  Most employees are working remotely, however this is not possible with certain employees and all subcontractors that work for Blue Collar. The Company continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

The Company has taken advantage of the stimulus offerings and received $722,200 in April 2020 and will try to use these funds as is prescribed by the stimulus offerings to have the entire amount forgiven. The Company is also in the process of trying to raise debt and equity financing, some of which may have to be used for working capital shortfalls if revenues decrease significantly because of the COVID-19 closures.

As the COVID-19 pandemic is complex and rapidly evolving, the Company's plans as described above may change. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation as of March 31, 2020 and December 31, 2019 are as follows:

	2020	2019
Property and equipment:
Telecommunications fiber and equipment	$5,334,352	5,203,000
Film production equipment	369,903	369,903
Office furniture and equipment	85,485	85,485
Leasehold improvements	18,679	18,679
Accumulated depreciation	(1,511,211)	(1,253,919)
Property and equipment, net	$4,297,208	4,423,148

Depreciation expense was $257,403 and $71,707 for the three months ended March 31, 2020 and 2019, respectively.

NOTE 5 – DEBT FINANCING ARRANGEMENTS

Financing arrangements as of March 31, 2020 and December 31, 2019 are as follows:

	2020	2019
Business loans and advances (1)	$1,105,763	1,121,640
Convertible notes payable (2)	2,216,430	2,101,649
Factoring agreements (3)	584,145	223,618
Debt – third party	$3,906,338	3,446,907

Line of credit, related party secured by assets (4)	$3,043,390	3,043,390
Debt– other related party, net of discounts (5)	5,950,000	5,950,000
Convertible debt – related party (6)	922,881	922,881
Shareholder debt (7)	123,845	303,688
Debt – related party	$10,040,116	10,219,959

Total financing arrangements	$13,946,454	13,666,866

Less current portion:
Loans, advances and agreements – third party	$(689,408)	(344,758)
Convertible notes payable third party	(2,216,430)	(2,101,649
Debt – related party, net of discount	(9,117,235)	(9,297,078)
Convertible notes payable– related party	(653,581)	(534,381)
	(12,676,654)	(12,277,866)
Total long term debt	$1,269,800	1,389,000

(1) The terms of $40,000 of this balance are similar to that of the Line of Credit which bears interest at adjustable rates, 1 month Libor plus 2%, 2.99% as of March 31, 2020, and is secured by assets of the Company, is due August 31, 2020, as amended, and included 8,000 stock options as part of the terms which options expired December 31, 2019 (see Note 7).

$500,500 is a line of credit that Blue Collar has with a bank, bears interest at Prime plus 1.125%, 4.86% as of March 31, 2020, and is due March 25, 2021.

$500,000 is a bank loan dated May 28, 2019 which bears interest at Prime plus 6%, 9.73% as of March 31, 2020, is interest only for the first year, thereafter payable monthly of principal and interest until the due date of May 1, 2022. The bank loan is collateralized by assets of the Company.

The remaining balances generally bear interest at approximately 10%, have maturity dates that are due on demand or are past due, are unsecured and are classified as current in the balance sheets.

On February 14, 2020, the Company agreed to a Secured Promissory Note with a third party for $90,000. The Secured Promissory Note was secured by the assets of the Company and was due June 14, 2020 or earlier in case the Company is successful in raising other monies and carried an interest charge of 10% payable with the principal. The Secured Promissory Note was also convertible at the option of the holder into an equivalent amount of Series D Preferred Stock. The Secured Promissory Note also included a guaranty by the CEO of the Company, Stephen J. Thomas III. This Secured Promissory Note was paid off on May 5, 2020, including $9,000 of interest.

(2) During 2017, the Company issued convertible promissory notes in the amount of $67,000 (comprised of $62,000 from two related parties and $5,000 from a former officer of CDH), all which were due May 1, 2020 and bear 6% annual interest (12% default interest rate). The convertible promissory notes are convertible, as amended, at $0.25 per share. These convertible promissory notes were not repaid May 1, 2020. Management is working to extend the due dates.

During 2019, the Company consummated Securities Purchase Agreements dated March 15, 2019, April 12, 2019, May 15, 2019, June 6, 2019 and August 22, 2019 with Geneva Roth Remark Holdings, Inc. (“Geneva Roth”) for the purchase of convertible promissory notes in the amounts of $68,000, $65,000, $58,000, $53,000 and $43,000 (“Geneva Roth Convertible Promissory Notes”). The Geneva Roth Convertible Promissory Notes are due one year from issuance, pays interest at the rate of 12% (principal amount increases 150%-200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to the maturity date or date of default to convert all or any part of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 61% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Geneva Roth Convertible Promissory Notes may be prepaid in whole or in part of the outstanding balance at 125% to 140% up to 180 days from origination. Geneva Roth converted a total of $244,000 of principal and $8,680 of accrued interest through March 31, 2020 from its various Securities Purchase Agreements into 125,446,546 shares of common stock of the Company leaving no outstanding principal balances as of March 31, 2020. On February 13, 2020, the August 22, 2019 Securities Purchase Agreement was repaid for $63,284, including a premium and accrued interest.

On March 25, 2019, the Company consummated a Securities Purchase Agreement dated March 18, 2019 with Auctus Fund, LLC. (“Auctus”) for the purchase of a $600,000 Convertible Promissory Note (“Auctus Convertible Promissory Note”). The Auctus Convertible Promissory Note is due December 18, 2019, pays interest at the rate of 12% (24% default) per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date or at the effective date of the registration of the underlying shares of common stock, which the holder has registration rights for, to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is the lessor of the lowest trading price during the previous 25 trading days prior the date of the Auctus Convertible Promissory Note or 50% multiplied by the average of the two lowest trading prices for the common stock during the previous 25 trading days prior to the applicable conversion date. The Auctus Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. Auctus converted $17,867 of principal and $127,866 of accrued interest into 260,102,808 shares of common stock of the Company prior to March 31, 2020. Subsequent to March 31, 2020, Auctus converted another $15,313 of principal and $14,138 of accrued interest into 115,897,192 shares of common stock of the Company. 2,000,000 warrants were issued in conjunction with the issuance of this debt. See Note 7.

On June 4, 2019, the Company consummated a Securities Purchase Agreement with Odyssey Capital Funding, LLC. (“Odyssey”) for the purchase of a $525,000 Convertible Promissory Note (“Odyssey Convertible Promissory Note”). The Odyssey Convertible Promissory Note is due June 3, 2020, pays interest at the rate of 12% ( 24% default) per annum and gives the holder the right from time to time, and at any time during the period beginning six months from the issuance date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Odyssey Convertible Promissory Note may be prepaid in full at 125% to 145% up to 180 days from origination. Through March 31, 2020, Odyssey converted $43,500 of principal and $3,440 of accrued interest into 48,621,516 shares of common stock of the Company.

On June 6, 2019, the Company consummated a Securities Purchase Agreement with JSJ Investments Inc. (“JSJ”) for the purchase of a $112,000 Convertible Promissory Note (“JSJ Convertible Promissory Note”). The JSJ Convertible Promissory Note is due June 6, 2020, pays interest at the rate of 12% per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is the lower of the market price, as defined, or 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The JSJ Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. JSJ converted $43,680 of principal into 18,500,000 shares of common stock of the Company prior to March 31, 2020.In addition, on February 25, 2020 the Company repaid for $97,000, including a premium and accrued interest, for all remaining principal and accrued interest balances as of that day. 333,333 warrants were issued in conjunction with the issuance of this debt. See Note 7.

On June 11, 2019, the Company consummated a Securities Purchase Agreement with EMA Financial, LLC. (“EMA”) for the purchase of a $250,000 Convertible Promissory Note (“EMA Convertible Promissory Note”). The EMA Convertible Promissory Note is due June 11, 2020, pays interest at the rate of 12% (principal amount increases 200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 55% multiplied by the lowest traded price for the common stock during the previous 25 trading days prior to the applicable conversion date. The EMA Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. Prior to March 31, 2020, EMA converted $35,366 of principal into 147,700,000 shares of common stock of the Company. 1,000,000 warrants were issued in conjunction with the issuance of this debt. See Note 7.

The Company is in default under its derivative financial instruments and received notice of such from Auctus for not reserving enough shares for conversion and for not having filed a Form S-1 Registration Statement with the Securities and Exchange Commission. It was the intent of the Company to pay back all derivative securities prior to the due dates but that has not occurred in case of Auctus. As such, the Company is currently in negotiations with Auctus, EMA and Odyssey relative to extending due dates and changing terms on the Notes.

(3) The Factoring Agreement with full recourse, due February 29, 2020, as amended, was established in June 2016 with a company that is controlled by a shareholder and is personally guaranteed by an officer of the Company. The Factoring Agreement is such that the Company pays a discount of 2% per each 30-day period for each advance received against accounts receivable or future billings. The Company was advanced funds from the Factoring Agreement for which $101,244 and $101,244 in principal remained unpaid as of March 31, 2020 and December 31, 2019, respectively.

On May 8, 2019, the Company entered into a factoring agreement with Advantage Capital Funding (“2019 Factoring agreement”). $500,000, net of expenses, was funded to the Company with a promise to pay $18,840 per week for 40 weeks until a total of $753,610 is paid which occurred in February 2020

On February 25, 2020, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (“2020 Factoring Agreement”). The balance to be purchased and sold is $716,720 for which the Company received $500,000, net of fees. Under the 2020 Factoring Agreement, the Company pays $14,221 per week for 50 weeks at an effective interest rate of approximately 43% annually. The 2020 Factoring Agreement includes a guaranty by the CEO of the Company, Stephen J. Thomas III.

(4) The Line of Credit originated with a bank and was secured by the personal assets of certain shareholders of Copperhead Digital. During 2016, the Line of Credit was assigned to the Copperhead Digital shareholders, who subsequent to the Copperhead Digital acquisition by TPTG became shareholders of TPTG, and the secured personal assets were used to pay off the bank. The Line of Credit bears a variable interest rate based on the 1 Month LIBOR plus 2.0%, 2.99% as of March 31, 2020, is payable monthly, and is secured by the assets of the Company. 1,000,000 shares of Common Stock of the Company have been reserved to accomplish raising the funds to pay off the Line of Credit. Since assignment of the Line of Credit to certain shareholders, which balance on the date of assignment was $2,597,790, those shareholders have loaned the Company $445,600 under the similar terms and conditions as the line of credit but most of which were also given stock options totaling $85,120 which expired as of December 31, 2019 (see Note 7) and is due, as amended, August 31, 2020.

During the year ended December 31, 2019 and 2018, those same shareholders and one other have loaned the Company money in the form of convertible loans of $136,400 and $537,200, respectively, described in (2) and (6).

(5) $350,000 represents cash due to the prior owners of the technology acquired in December 2016 from the owner of the Lion Phone which is due to be paid as agreed by TPTG and the former owners of the Lion Phone technology and has not been determined.

$4,000,000 represents a promissory note included as part of the consideration of ViewMe Live technology acquired in 2017, later agreed to as being due and payable in full, with no interest with $2,000,000 from debt proceeds and the remainder from proceeds from the second Company public offering.

On September 1, 2018, the Company closed on its acquisition of Blue Collar. Part of the acquisition included a promissory note of $1,600,000 and interest at 3% from the date of closure. The promissory note is secured by the assets of Blue Collar.

(6) During 2016, the Company acquired SDM which consideration included a convertible promissory note for $250,000 due February 29, 2019, as amended, does not bear interest, unless delinquent in which the interest is 12% per annum, and is convertible into common stock at $1.00 per share. The SDM balance is $182,381 as of March 31, 2020. As of March 1, 2020, this convertible promissory note is delinquent.

During 2018, the Company issued convertible promissory notes in the amount of $537,200 to related parties and $10,000 to a non-related party which bear interest at 6% (11% default interest rate), are due 30 months from issuance and are convertible into Series C Preferred Stock at $1.00 per share. Because the Series C Preferred Stock has a conversion price of $0.15 per share, the issuance of Series C Preferred Stock promissory notes will cause a beneficial conversion feature of approximately $38,479 upon exercise of the convertible promissory notes.

(7) The shareholder debt represents funds given to TPTG or subsidiaries by officers and managers of the Company as working capital. There are no written terms of repayment or interest that is being accrued to these amounts and they will only be paid back, according to management, if cash flows support it. They are classified as current in the balance sheets.

See Lease financing arrangement in Note 7.

NOTE 6  – DERIVATIVE FINANCIAL INSTRUMENTS

The Company previously adopted the provisions of ASC subtopic 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The derivative liability as of March 31, 2020, in the amount of $11,755,941 has a level 3 classification under ASC 825-10.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of March 31, 2020.

Debt Derivative Liabilities
Balance, December 31, 2018	$—
Debt discount from initial derivative	1,774,000
Initial fair value of derivative liabilities	2,601,631
Change in derivative liability from conversion of notes payable	(407,654)
Change in fair value of derivative liabilities at end of period	4,868,537
Balance, December 31, 2019	$8,836,514
Change in derivative liabilities from conversion of notes payable	(977,245)
Change in fair value of derivative liabilities at end of period	3,896,672
Balance, March 31, 2020	$11,755,941
Derivative expense for the three months ended March 31, 2020	$3,896,672

Convertible notes payable and warrant derivatives – The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

As of March 31, 2020, the Company marked to market the fair value of the debt derivatives and determined a fair value of $11,755,941 ($11,752,428 from the convertible notes and $3,513 from the warrants) in Note 5 (2) above. The Company recorded a loss from change in fair value of debt derivatives of $3,896,672 for the three months ended March 31, 2020. The fair value of the embedded derivatives was determined using Monte Carlo simulation method based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 348.4% to 576.1%, (3) weighted average risk-free interest rate of 0.05% to 1.56% (4) expected life of 0.72 to 5.0 years, and (5) the quoted market price of $0.0009 to $0.047 for the Company’s common stock.

See Financing lease arrangements in Note 8.

NOTE 7 - STOCKHOLDERS' DEFICIT

Preferred Stock

As of March 31, 2020, we had authorized 100,000,000 shares of Preferred Stock, of which certain shares had been designated as Series A Preferred Stock, Series B Preferred Stock, Series C and Series D Preferred Stock.

Series A Convertible Preferred Stock

In February 2015, the Company designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock.

The Series A Preferred Stock was designated in February 2016, has a par value of $.001, is redeemable at the Company’s option at $100 per share, is senior to any other class or series of outstanding Preferred Stock or Common Stock and does not bear dividends. The Series A Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and amended, of an amount equal to amounts payable owing, including contingency amounts where Holders of the Series A have personally guaranteed obligations of the Company. Holders of the Series A Preferred Stock shall, collectively have the right to convert all of their Series A Preferred Stock when conversion is elected into that number of shares of Common Stock of the Company, determined by the following formula: 60% of the issued and outstanding Common Shares as computed immediately after the transaction for conversion. For further clarification, the 60% of the issued and outstanding common shares includes what the holders of the Series A Preferred Stock may already hold in common shares at the time of conversion. The Series A Preferred Stock, collectively, shall have the right to vote as if converted prior to the vote to an number of shares equal to 60% of the outstanding Common Stock of the Company.

In February 2015, the Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock to Stephen Thomas, Chairman, CEO and President of the Company, valued at $3,117,000 for compensation expense.

Series B Convertible Preferred Stock

In February 2015, the Company designated 3,000,000 shares of Preferred Stock as Series B Convertible Preferred Stock. There are 2,588,693 shares of Series B Convertible Preferred Stock outstanding as of March 31, 2020.

The Series B Preferred Stock was designated in February 2015, has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A Preferred Stock, or Common Stock and does not bear dividends. The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series B Preferred Stock have a right to convert all or any part of the Series B Preferred Shares and will receive and equal number of common shares at the conversion price of $2.00 per share. The Series B Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

Series C Convertible Preferred Stock

In May 2018, the Company designated 3,000,000 shares of Preferred Stock as Series C Convertible Preferred Stock. There are no shares of Series C Convertible Preferred Stock outstanding as of March 31, 2020.

The Series C Preferred Stock was designated in May 2018, has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A and Series B Preferred Stock, or Common Stock and does not bear dividends. The Series C Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A and B Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series C Preferred Stock have a right to convert all or any part of the Series C Preferred Shares and will receive an equal number of common shares at the conversion price of $0.15 per share. The Series C Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

Series D Convertible Preferred Stock

On January 14, 2020, TPT Global Tech, Inc. ("the Company") filed an Amendment to its Articles of Incorporation to designate the Series D Convertible Preferred Stock. The Amendment designates 20,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series D Convertible Preferred Stock ("the Series D Preferred Shares.")

As of the date hereof, there are no Series D Preferred shares outstanding. Series D Preferred shares have the following features: (i) 8% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Optional Conversion to common stock at the election of the holder @ 80% of the 30 day average market closing price (for previous 30 business days) divided into $2.00. This election may be made at any time after 18 months from issuance; (iii) Automatic conversion of the Series D Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be on a one for one basis, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file and pursue to effectiveness a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $2.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, and C Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D Preferred Stock at between 115% and 140%.

Common Stock and Capital Contributions

As of March 31, 2020, we had authorized 1,000,000,000 shares of Common Stock, of which 737,324,774 common shares are issued and outstanding.

Common Stock Payable

As of March 31, 2020, 16,667 of common shares were subscribed to in 2018 for a note payable of $2,000.

In 2018, a majority of the outstanding voting shares of the Company voted through a consent resolution to support a consent resolution of the Board of Directors of the Company to add two new directors to the Board. As such, Arkady Shkolnik and Reginald Thomas (family member of CEO) were added as members of the Board of Directors. The total members of the Board of Directors after this addition is four. In accordance with agreements with the Company for his services as a director, Mr. Shkolnik is to receive $25,000 per quarter and 5,000,000 shares of restricted common stock valued at approximately $692,500 vesting quarterly over twenty-four months. The quarterly cash payments of $25,000 will be paid in unrestricted common shares if the Company has not been funded adequately to make such payments. Mr. Thomas is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $120,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded. As of March 31, 2020, $147,500 and $50,000 has been accrued in the balance sheet for Mr. Shkolnik and Mr. Thomas, respectively. For the three months ended March 31, 2020 and 2019, $101,562 and $101,562, respectively, have been expensed under these agreements.

Effective November 1 and 3, 2017, an officer of the Company contributed 9,765,000 shares of restricted Common Stock to the Company for the acquisition of Blue Collar and HRS. These shares were subsequently issued as consideration for these acquisitions in November 2017. In March 2018, the HRS acquisition was rescinded and 3,625,000 shares of common stock are being returned by the recipients. The other transaction involved 6,500,000 shares for the acquisition of Blue Collar which closed in 2018. As such, as of March 31, 2020 the 3,265,000 shares for the HRS transaction are reflected as subscriptions receivable based on their par value.

Stock Options

	Options Outstanding	Vested	Vesting Period	Exercise Price Outstanding and Exercisable	Expiration Date
December 31, 2018	3,093,120	1,954,230	100% at issue and 12 to 18 months	$0.05 to $0.22	12-31-19 to 3-21-21
Expired	(93,120)			$0.05 to $0.22	12-31-19
December 31, 2019	3,000,000	3,000,000	12 to 18 months	$0.10	3-1-20 to 3-21-21
Expired	(2,000,000)
March 31, 2020	1,000,000	1,000,000	12 months	$0.10	3-1-20 to 3-21-21

During the year ended December 31, 2018, the company entered into consulting arrangements primarily for legal work and general business support that included the issuance of stock options to purchase 3,000,000 options to purchase common shares at $0.10 per share. 2,000,000 of these expired. The remaining 1,000,000 are fully vested as of March 31, 2020. The Black-Scholes options pricing model was used to value the stock options. The inputs included the following:

(1)	Dividend yield of 0%
(2)	expected annual volatility of 307% - 311%
(3)	discount rate of 2.2% to 2.3%
(4)	expected life of 2 years, and
(5)	estimated fair value of the Company’s common $0.125 to $0.155 per share.

93,120 of options expired in 2019. Expense recorded in the three months ended March 31, 2020 and 2019 was $0 and 72,716 related to stock options. No further expense will be incurred to the consolidated statement of operations for the existing stock options.

Warrants

As of March 31, 2020, there were 3,333,333 warrants outstanding that expire in five years or in the year ended December 31, 2024. As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 3,333,333 warrants to purchase 3,333,333 common shares of the Company at 70% of the current market price. Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice. However, if a required registration statement, registering the underlying shares of the Convertible Promissory Notes, is declared effective on or before June 11, 2019 to September 11, 2019, then, while such Registration Statement is effective, the current market price shall mean the lowest volume weighted average price for our common stock during the ten-trading day period ending on the last complete trading day prior to the conversion date.

The warrants issued were considered derivative liabilities valued at $3,513 of the total $11,755,941, derivative liabilities as of March 31, 2020. See Note 5.

Common Stock Reservations

The Company has reserved 1,000,000 shares of Common Stock of the Company for the purpose of raising funds to be used to pay off debt described in Note 5.

We have reserved 20,000,000 shares of Common Stock of the Company to grant to certain employee and consultants as consideration for services rendered and that will be rendered to the Company.

There are Transfer Agent common stock reservations that have been approved by the Company relative to the outstanding derivative financial instruments, the outstanding Form S-1 Registration Statement and general treasury of 146,778,034.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Accounts Payable and Accrued Expenses

Accounts payable:	2020	2019
Related parties (1)	$1,131,430	$1,141,213
General operating	3,191,090	3,342,952
Accrued interest on debt (2)	854,754	793,470
Credit card balances	181,884	183,279
Accrued payroll and other expenses	675,003	207,108
Taxes and fees payable	633,357	633,357
Unfavorable lease liability	211,977	242,256
Total	$6,879,495	$6,543,635

(1) (2)
Relates to amounts due to management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end.

Portion relating to related parties is $535,279 and $481,942 for March 31, 2020 and December 31, 2019, respectively.

Operating lease obligations

We have various non-cancelable lease agreements for certain of our tower locations with original lease periods expiring between 2020 and 2044. Our lease terms may include options to extend or terminate the lease when it is reasonably certain we will exercise that option. Certain of the arrangements contain escalating rent payment provisions. The Company has determined that the identified operating leases did not contain non-lease components and require no further allocation of the total lease cost. Additionally, the agreements in place did not contain information to determine the rate implicit in the leases, so we used our estimated incremental borrowing rate as the discount rate. Our weighted average discount rate is 12.0% and the weighted average lease term of 6 years. Our Michigan main office lease and an equipment lease described below and leases with an initial term of twelve months have not been recorded on the consolidated balance sheets. We recognize rent expense on a straight-line basis over the lease term.

As of March 31, 2020, operating lease right-of-use assets and liabilities arising from operating leases were $4,484,573 and $4,586,962, respectively. During the three months ended March 31, 2020, cash paid for amounts included for the measurement of lease liabilities was $678,059 and the Company recorded lease expense in the amount of $686,864 in general and administrative expenses.

The following is a schedule showing the future minimum lease payments under operating leases by years and the present value of the minimum payments as of March 31, 2020.

2020	$1,688,002
2021	1,681,008
2022	1,065,718
2023	560,703
2024	337,638
Thereafter	194,383
Total operating lease liabilities	$5,527,452
Amount representing interest	$(940,490)
Total net present value	$4,586,962

Office lease used by CEO

The Company entered into a lease of 12 months or less for living space which is occupied by Stephen Thomas, Chairman, CEO and President of the Company. Mr. Thomas lives in the space and uses it as his corporate office. The company has paid $7,000 and $0 in rent and utility payments for this space for the three months ended March 31, 2020 and 2019, respectively.

Financing lease obligations

Future minimum lease payments are as follows:

Obligation	2020	In Default	Total
Telecom Equipment Finance (1)	$449,103	—	$449,103

(1) The Telecom Equipment Lease is with an entity owned and controlled by shareholders of the Company and is due August 31, 2020, as amended.

Other Commitments and Contingencies

The Company has employment agreements with certain employees of SDM and K Telecom. The agreements are such that SDM and K Telecom, on a standalone basis in each case, must provide sufficient cash flow to financially support the financial obligations within the employment agreements.

The Company has been named in a lawsuit by a former employee who was terminated by management in 2016. The employee was working under an employment agreement but was terminated for breach of the agreement. The former employee is suing for breach of contract and is seeking around $75,000 in back pay and benefits. Management believes it has good and meritorious defenses and does not believe the outcome of the lawsuit will have any material effect on the financial position of the Company.

As of March 31, 2020, the company has collected $338,725 from one customer in excess of amounts due from that customer in accordance with the customer’s understanding of the appropriate billings activity. The customer has filed a written demand for repayment by the Company of amounts owed. Management believes that the customer agreement allows them to keep the amounts under dispute. Given the dispute, the Company has reflected the amounts in dispute as a customer liability on the consolidated balance sheet as of March 31, 2020 and December 31, 2019 and does not believe the outcome of the dispute will have a material effect on the financial position of the Company.

NOTE 9 – RELATED PARTY ACTIVITY

Accounts Payable and Accrued Expenses

There are amounts outstanding due to related parties of the Company of $1,131,430 and $1,141,213, respectively, as of March 31, 2020 and December 31, 2019 related to amounts due to employees, management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end which are included in accounts payable and accrued expenses on the balance sheet. See Note 8.

As is mentioned in Note 7, Reginald Thomas was appointed to the Board of Directors of the Company in August 2018. Mr. Thomas is the brother to the CEO Stephen J. Thomas III. According to an agreement with Mr. Reginald Thomas, he is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $120,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded.

Leases

See Note 8 for office lease used by CEO.

Debt Financing and Amounts Payable/Receivable

As of March 31, 2020, there are amounts due to management/shareholders of $123,845 included in financing arrangements, of which $107,645 is payable from the Company to Stephen J. Thomas III, CEO of the Company. See note 5. In addition, as of March 31, 2020 and December 31, 2019, amounts receivable from Mark Rowen, CEO of Blue Collar were $55,510 and $0, respectively, consisting of a net balance in advances and reimbursable expenses.

Revenue Transactions

Blue Collar provided production services to an entity controlled by the Blue Collar CEO (355 LA, LLC or “355”) for which it recorded revenues of $235,149 and $0, respectively, for the three months ended March 31, 2020 and 2019. 355 was formed in October 2019 by the CEO of Blue Collar for the purpose of production of certain additional footage for a 355 customer. 355 has opportunity to engage with other production relationships outside of using Blue Collar. Accounts receivable from 355 as of March 31, 2020 and December 31, 2019 is $0 and $169,439, respectively.

Other Agreements

On April 17, 2018, the CEO of the Company, Stephen Thomas, signed an agreement with New Orbit Technologies, S.A.P.I. de C.V., a Mexican corporation, (“New Orbit”), majority owned and controlled by Stephen Thomas, related to a license agreement for the distribution of TPT licensed products, software and services related to Lion Phone and ViewMe Live within Mexico and Latin America (“License Agreement”). The License Agreement provides for New Orbit to receive a fully paid-up, royalty-free, non-transferable license for perpetuity with termination only under situations such as bankruptcy, insolvency or material breach by either party and provides for New Orbit to pay the Company fees equal to 50% of net income generated from the applicable activities. The transaction was approved by the Company’s Board of Directors in June 2018. There has been no activity on this agreement.

NOTE 10 – GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets are comprised of the following:

 March 31, 2020

	Gross carrying amount (1)	Accumulated Amortization	Net Book Value	Useful Life
Customer Base	$1,197,200	(390,030)	807,170	3-10
Developed Technology	$4,595,600	(1,234,007)	3,361,593	9
Film Library	$957,000	(122,950)	834,050	11
Trademarks and Tradenames	$132,000	(18,025)	113,975	12
Favorable leases	$95,000	(25,440)	69,560	3
	$6,976,800	(1,790,452)	5,186,348

Goodwill	$1,050,366	—	1,050,366	—

Amortization expense was $182,735 and $206,002 for the three months ended March 31, 2020 and 2019, respectively.

 December 31, 2019

	Gross carrying amount (1)	Accumulated Amortization	Net Book Value	Useful Life
Customer Base	$1,197,200	(364,383)	832,817	3-10
Developed Technology	$4,595,600	(1,106,351)	3,489,249	9
Film Library	$957,000	(104,900)	852,100	11
Trademarks and Tradenames	$132,000	(15,123)	116,877	12
Favorable leases	$95,000	(16,960)	78,040	3
	$6,976,800	(2,707,717)	5,369,083

Goodwill	$1,050,366	—	1,050,366	—

 Remaining amortization of the intangible assets is as following for the next five years and beyond:

2020
2020	$539,696
2021	732,431
2022	732,431
2023	729,063
2024	712,079
Thereafter	1,740,648
$5,186,348

NOTE 11 – SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company's business segments.

The Company's chief operating decision maker (“CODM”) has been identified as the CEO who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the group. Based on management's assessment, the Company considers its most significant segments for 2020 and 2019 are those in which it is providing Broadband Internet through TPT SpeedConnect and Media Production services through Blue Collar.

The following table presents summary information by segment for the three months ended March 31 and 2020 and 2019 respectively:

2020
	TPT SpeedConnect	Blue Collar	Corporate and other	Total
Revenue	$2,707,654	$353,405	$14,914	$3,075,973
Cost of revenue	$1,717,386	$148,095	$441,007	$2,306,488
Net income (loss)	$286,790	$(58,095)	$6,423,588	$(5,966,198)
Depreciation and amortization	$127,194	$27,834	$285,110	$440,138
Derivative expense	$—	$—	$3,896,672	$3,896,672
Interest expense	$54,004	$10,218	$482,535	$546,757

2019
	TPT SpeedConnect	Blue Collar	Corporate and other	Total
Revenue	$—	$61,750	$99,726	$161,476
Cost of revenue	$—	$140,979	$121,389	$262,368
Net loss	$—	$(257,728)	$(2,723,618)	$(2,981,346)
Depreciation and amortization	$—	$5,141	$272,568	$277,709
Interest expense	$—	$16,072	$114,165	$130,237

NOTE 12 – SUBSEQUENT EVENTS

Subsequent to March 31, 2020, Auctus converted another $15,313 of principal and $14,138 of accrued interest into 115,897,192 shares of common stock of the Company. See Note 7.

On May 6, 2020, the Company entered into an agreement with Steve and Yuanbing Caudle for the acquisition of the Media One Live platform for $1,000,000 in the form of a promissory note due after funding has been received by the Company from its various investors and other sources. Mr. Caudle is a principal with the ViewMe technology that is being developed by the Company. This technology is considered to be the social media add on to the ViewMe live streaming engine platform. In addition, the Company in conjunction with this agreement, entered into an agreement to employ Ms. Caudle as Vice President of Product Development of the Media One Live platform for an annual salary of $250,000 for five years, including customary employee benefits.

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. After close monitoring and responses and guidance from federal, state and local governments, in an effort to mitigate the spread of COVID-19, around March 18, 2020 for an indefinite period of time, the Company closed its Blue Collar office in Los Angeles, California and its TPT SpeedConnect offices in Michigan, Idaho and Arizona.  Most employees are working remotely, however this is not possible with certain employees and all subcontractors that work for Blue Collar. The Company continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

The Company has taken advantage of the stimulus offerings and received $722,200 in April 2020 and will try to use these funds as is prescribed by the stimulus offerings to have the entire amount forgiven. The Company is also in the process of trying to raise debt and equity financing, some of which may have to be used for working capital shortfalls if revenues decrease significantly because of the COVID-19 closures.

As the COVID-19 pandemic is complex and rapidly evolving, the Company's plans as described above may change. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

Subsequent events were reviewed through the date the financial statements were issued.

AUDITED FINANCIAL STATEMENTS OF TPT GLOBAL TECH, INC.

For the years ended December 31, 2019 and 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of TPT Global Tech, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of TPT Global Tech, Inc. (“the Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2016.

Salt Lake City, UT
April 14, 2020

 TPT Global Tech, Inc.
CONSOLIDATED BALANCE SHEETS

ASSETS
	December 31,
	2019	2018
CURRENT ASSETS
Cash and cash equivalents	$192,172	$31,786
Accounts receivable, net	379,805	48,922
Prepaid expenses and other current assets	48,648	36,111
Total current assets	620,625	116,819
NON-CURRENT ASSETS
Property and equipment, net	4,423,148	3,046,942
Operating lease right of use assets	3,886,045	—
Intangible assets, net	5,369,083	6,671,582
Goodwill	1,050,366	924,361
Deposits and other assets	104,486	62,013
Total non-current assets	14,833,128	10,704,898

TOTAL ASSETS	$15,453,753	$10,821,717
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$6,543,635	$4,993,970
Deferred revenue	305,741	6,450
Customer liability	338,725	338,725
Current portion of loans, advances and agreements	344,758	716,936
Current portion of convertible notes payable, net of discounts	2,101,649	10,000
Notes payable – related parties, net of discounts	9,297,078	9,137,982
Current portion of convertible notes payable – related party, net of discounts	534,381	202,688
Derivative liabilities	8,836,514	—
Current portion of operating lease liabilities	1,921,843	—
Financing lease liability	—	138,774
Financing lease liability – related party	626,561	598,490
Total current liabilities	30,850,885	16,144,015

NON-CURRENT LIABILITIES
Long term portion:
Loans, advances and agreements, net of current portion and discounts	1,000,500	—
Convertible note payable, net of current portion and discounts	—	5,000
Convertible notes payable – related parties, net of current portion and discounts	388,500	599,200
Long term portion of operating lease liabilities, net of current portion	2,009,737	—
Total non-current liabilities	3,398,737	604,200
Total liabilities	34,249,622	16,748,215

Commitments and contingencies – See Note 9	—	—

STOCKHOLDER’S DEFICIT
PREFERRED STOCK, $.001 PAR VALUE 100,000,000 SHARES AUTHORIZED:

Convertible Preferred Series A, 1,000,000 designated - 1,000,000 shares issued and outstanding as of December 31, 2019 and 2018	1,000	1,000
Convertible Preferred Series B, 3,000,000 designated - 2,588,693 shares issued and outstanding as of December 31, 2019 and 2018	2,589	2,589
Convertible Preferred Series C – 3,000,000 shares designated, zero shares issued and outstanding as of December 31, 2019 and 2018	—	—
Common stock, $.001 par value, 1,000,000,000 shares authorized, 177,629,939 shares issued and outstanding as of December 31, 2019 and 136,953,904 as of December 31, 2018	177,630	136,954
Subscriptions payable	574,256	168,006
Additional paid-in capital	13,279,749	12,567,881
Accumulated deficit	(32,831,093)	(18,802,928)
Total stockholders' deficit	(18,795,869)	(5,926,498)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$15,453,753	$10,821,717

See accompanying notes to consolidated financial statements.

TPT Global Tech, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2019	2018

REVENUES:
Products	$53,605	$119,860
Services	10,158,772	817,209
Total Revenues	10,212,377	937,069

COST OF SALES:
Products	55,470	121,904
Services	5,856,531	1,627,130
Total Costs of Sales	5,912,001	1,749,034
Gross profit (loss)	4,300,376	(811,965)
EXPENSES:
Sales and marketing	55,882	58,712
Professional	1,888,047	1,695,053
Payroll and related	1,513,050	802,142
General and administrative	1,542,886	802,772
Depreciation	591,069	213,823
Amortization	868,622	760,350
Total expenses	6,459,556	4,332,852

Loss from operations	(2,159,180)	(5,144,817)

OTHER INCOME (EXPENSE)
Derivative expense	(7,476,908)	—
Gain on conversions and settlements of debt and notes payable	138,815	—
Impairment of goodwill and intangible assets	(949,872)	—
Interest expense	(3,581,020)	(232,672)
Total other income (expenses)	(11,868,985)	(232,672)

Net loss before income taxes	(14,028,165)	(5,377,489)
Income taxes	—	—
NET LOSS	$(14,028,165)	$(5,377,489)

Loss per common shares-basic and diluted	$(0.10)	$(0.04)

Weighted-average common shares outstanding-basic and diluted	141,594,930	136,953,904

See accompanying notes to consolidated financial statements

TPT Global Tech, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
For the years ended December 31, 2019 and 2018

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Subscriptions	Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	Total
Balance as of December 31, 2017	1,000,000	$1,000	2,588,693	$2,589	136,953,904	$136,954	$25,235	$10,341,442	$(13,425,439)	$(2,918,219)
Common stock contributed by officer for services	—	—	—	—	—	—	169,271	729,252	—	898,523
Issuance of stock options for services	—	—	—	—	—	—		256,187	—	256,187
Conversion of debt for subscription payable	—	—	—	—	—	—	2,000	—	—	2,000
Cash received for acquisition of common shares	—	—	—	—	—	—	—	367,500	—	367,500
Common stock contributed by officer for subscription payable	—	—	—	—	—	—	(35,000)	35,000	—	—
Common stock contributed by officer for acquisition of Blue Collar	—	—	—	—	—	—	6,500	838,500	—	845,000
Net Loss	—	—	—	—	—	—	—	—	(5,377,489)	(5,377,489)
Balance as of December 31, 2018	1,000,000	$1,000	2,588,693	$2,589	136,953,904	$136,954	$168,006	$12,567,881	$(18,802,928)	$(5,926,498)

See accompanying notes to consolidated financial statements.

TPT Global Tech, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT- CONTINUED
For the years ended December 31, 2019 and 2018

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Subscriptions	Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	Total
Balance as of December 31, 2018	1,000,000	$1,000	2,588,693	$2,589	136,953,904	$136,954	$168,006	$12,567,881	$(18,802,928)	$(5,926,498)
Common stock issuable for director services	—	—	—	—	—	—	406,250	—	—	406,250
Stock options issued for services	—	—	—	—	—	—		140,668	—	140,668
Common stock issued for convertible promissory notes	—	—	—	—	40,676,035	40,676	—	571,200	—	611,876
Net Loss	—	—	—	—	—	—	—	—	(14,028,165)	(14,028,165)
Balance as of December 31, 2019	1,000,000	$1,000	2,588,693	$2,589	177,629,939	$177,630	$574,256	$13,279,749	$(32,831,093)	$(18,795,869)

See accompanying notes to consolidated financial statements.

TPT Global Tech, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(14,028,165)	$(5,377,489)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	591,069	213,823
Amortization	868,622	760,350
Amortization of debt discount	2,797,185	—
Accretion of interest	—	29,681
Gain on conversions and settlements of debt and notes payable	(138,815)	—
Derivative expense	7,476,908	—
Impairment of goodwill and intangible assets	949,877	—
Share-based compensation: Common stock issuable to directors	406,250	864,079
Stock options issued for services	140,668	256,187
Changes in operating assets and liabilities:	—	—
Decrease (increase) in accounts receivable	(330,883)	232,218
Decrease in prepaid expenses and other assets	57,340	19,805
Increase in accounts payable and accrued expenses	766,867	1,482,590
Increase in deferred revenue	69,291	602,349
Net change in operating lease assets and liabilities	45,535	—
Net cash used in operating activities	(328,251)	(916,407)

Cash flows from investing activities:
Acquisition of property and equipment	(103,515)	(1,336)
Payment for business acquisitions, net of cash acquired	(798,386)	41,950
Net cash provided by (used in) investing activities	(901,901)	40,614

Cash flows from financing activities:
Proceeds from stock subscriptions	—	367,500
Proceeds from debt – related party	293,707	574,694
Proceeds from debt – third party	2,613,047	20,000
Payments on loans, advances and agreements	(1,440,139)	(76,136)
Payments on notes payable – related parties	(50,720)	—
Payments on financing lease liabilities	(25,357)	(14,859)
Net cash provided by financing activities	1,390,538	871,199

Net change in cash	160,386	(4,594)
Cash and cash equivalents – beginning of period	31,786	36,380

Cash and cash equivalents – end of period	$192,172	$31,786

See accompanying notes to consolidated financial statements

TPT Global Tech, Inc.
CONSOLIDATED STATEMENTS
OF CASH FLOWS - CONTINUED

Supplemental Cash Flow Information:

Cash used for:

	2019	2018
Interest expense	$—	$11,292
Taxes	$—	$—

Non-Cash Investing and Financing Activity:

	2019	2018
Discount on derivative financial instruments	1,774,000	—
Common stock issued for prepaid expenses	—	479,250
Common stock issued for acquisition of Blue Collar	$—	$845,000
Note Payable issued for acquisition of Blue Collar, net of discount	$—	$1,533,217
Stock subscription payable issued for conversion of debt	$—	$2,000
Liabilities assumed in SpeedConnect asset acquisition	$7,057,041	$—
Common stock issued for convertible promissory notes	$611,876	—

See accompanying notes to consolidated financial statements

TPT Global Tech, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company was originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma”, formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding common stock of TPT Global Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. (jointly referred to as “the Company” or “TPTG”).

The following acquisitions have resulted in entities which have been consolidated into TPTG. In 2014 the Company acquired all the assets of K Telecom and Wireless LLC (“K Telecom”) and Global Telecom International LLC (“Global Telecom”). Effective January 31, 2015, TPTG completed its acquisition of 100% of the outstanding stock of Copperhead Digital Holdings, Inc. (“Copperhead Digital”) and Subsidiaries, TruCom, LLC (“TruCom”), Nevada Utilities, Inc. (“Nevada Utilities”) and CityNet Arizona, LLC (“CityNet”). Effective September 30, 2016, the company acquired 100% ownership in San Diego Media Inc. (“SDM”). In October 2017, we entered into agreements to acquire Blue Collar, Inc. (“Blue Collar”) which closed as of September 1, 2018. On May 7, 2019 we completed the acquisition of a majority of the assets of SpeedConnect, LLC, which assets were conveyed into our wholly owned subsidiary TPT SpeedConnect, LLC (“TPT SC” or “TPT SpeedConnect”) which was formed on April 16, 2019.

We are based in San Diego, California, and operate as a Media Content Hub for Domestic and International syndication Technology/Telecommunications company operating on our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and also provide technology solutions to businesses domestically and worldwide. We are a rural Broadband Wireless Access (BWA) provider, Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones. In addition, we create media marketing materials and content.

SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

Our consolidated financial statements include the accounts of K Telecom and Global Telecom, Copperhead Digital, SDM, Blue Collar and TPT SpeedConnect. All intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

On January 1, 2018, we adopted the new accounting standard ASC 606, Revenue from Contracts with Customers, and all of the related amendments (“new revenue standard”). We recorded the change, which was immaterial, related to adopting the new revenue standard using the modified retrospective method. Under this method, we recognized the cumulative effect of initially applying the new revenue standard as an adjustment to the opening balance of retained earnings. This results in no restatement of prior periods, which continue to be reported under the accounting standards in effect for those periods. We expect the impact of the adoption of the new revenue standard to continue to be immaterial on an ongoing basis. We have applied the new revenue standard to all contracts as of the date of initial application and as such, have used the following criteria described below in more detail for each business unit:

Identify the contract with the customer.
Identify the performance obligations in the contract.
Determine the transaction price.
Allocate the transaction price to performance obligations in the contract.
Recognize revenue when or as we satisfy a performance obligation.

Reserves are recorded as a reduction in net sales and are not considered material to our consolidated statements of income for the years ended December 31, 2019 and 2018. In addition, we invoice our customers for taxes assessed by governmental authorities such as sales tax and value added taxes, where applicable. We present these taxes on a net basis.

The Company’s revenue generation for the last two years came from the following sources disaggregated by services and products, which sources are explained in detail below.

	2019	2018
TPT SpeedConnect	$8,002,875	$—
Copperhead Digital	189,511	400,763
San Diego Media	23,683	169,142
Blue Collar	1,941,955	219,474
Other	749	27,830
Total Services Revenues	$10,158,772	$817,209
K Telecom – Product revenue	53,605	119,860
Total Revenues	$10,212,377	$937,069

TPT SpeedConnect: ISP and Telecom Revenue

TPT SpeedConnect is a rural Internet provider operating in 10 Midwestern States under the trade name SpeedConnect. TPT SC’s primary business model is subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resells third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services is recognized as the transaction with the customer is considered closed and the customer receives and accepts the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date is detailed on monthly invoices distributed to customer. Services billed monthly in advance are deferred to the proper period as needed. Deferred revenue are contract liabilities for cash received before performance obligations for monthly services are satisfied. Deferred revenue at December 31, 2019 is $305,741. Certain of our products require specialized installation and equipment. For telecom products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is complete. The Installation Technician collects the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment is billed separately from recurring ISP and telecom services and is recognized when equipment is delivered and installation is completed. Revenue from ISP and telecom services is recognized monthly over the contractual period, or as services are rendered and accepted by the customer.

The overwhelming majority of our revenue continues to be recognized when transactions occur. Since installation fees are generally small relative to the size of the overall contract and because most contracts are for two years or less, the impact of not recognizing installation fees over the contract is immaterial.

Copperhead Digital: ISP and Telecom Revenue

Copperhead Digital is a regional internet and telecom services provider operating in Arizona under the trade name Trucom. Copperhead Digital operates as a wireless telecommunications Internet Service Provider (“ISP”) facilitating both residential and commercial accounts. Copperhead Digital’s primary business model is subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resells third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services is recognized as the transaction with the customer is considered closed and the customer receives and accepts the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date is detailed on monthly invoices distributed to customer. Services billed monthly in advance are deferred to the proper period as needed. Deferred revenue are contract liabilities for cash received before performance obligations for monthly services are satisfied. Certain of our products require specialized installation and equipment. For telecom products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is complete. The Installation Technician collects the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment is billed separately from recurring ISP and telecom services and is recognized when equipment is delivered and installation is completed. Revenue from ISP and telecom services is recognized monthly over the contractual period, or as services are rendered and accepted by the customer
The overwhelming majority of our revenue continues to be recognized when transactions occur. Since installation fees are generally small relative to the size of the overall contract and because most contracts are for a year or less, the impact of not recognizing installation fees over the contract is immaterial.

K Telecom: Prepaid Phones and SIM Cards Revenue

K Telecom generates revenue from reselling prepaid phones, SIM cards, and rechargeable minute traffic for prepaid phones to its customers (primarily retail outlets). Product sales occur at the customer’s locations, at which time delivery occurs and cash or check payment is received. The Company recognizes the revenue when they receive payment at the time of delivery. There are no financing terms or variable transaction prices.

SDM: Ecommerce, Email Marketing and Web Design Services

SDM generates revenue by providing ecommerce, email marketing and web design solutions to small and large commercial businesses, complete with monthly software support, updates and maintenance. Services are billed monthly. There are no financing terms or variable transaction prices. Platform infrastructure support is a prepaid service billed in monthly recurring increments. The services are billed a month in advance and due prior to services being rendered. The revenue is deferred when invoiced and booked in the month the service is provided. There is no deferred revenue at December 31, 2019 or 2018. Software support services (including software upgrades) are billed in real time, on the first of the month. Web design service revenues are recognized upon completion of specific projects. Revenue is booked in the month the services are rendered and payments are due on the final day of the month. There are usually no contract revenues that are deferred until services are performed.

Blue Collar: Media Production Services

Blue Collar creates original live action and animated content productions, and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Blue Collar designs branding and marketing campaigns and has had agreements with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers. With regard to revenue recognition, Blue Collar receives an agreement from each client to perform defined work. Some agreements are written, some are verbal. Work may include creation of marketing materials and/or content creation. Some work may be short term and take weeks to create and some work may be longer and take months to create. There are instances where customer agreements segregate identifiable obligations (like filming on site vs. film editing and final production) with separate transaction pricing. The performance obligation is generally satisfied upon delivery of such film or production products, at which time revenue is recognized. There are no financing terms or variable transaction prices.

Share-based Compensation

The Company is required to measure and recognize compensation expense for all share-based payment awards (including stock options) made to employees and directors based on estimated fair value. Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period.

The Company records compensation expense related to non-employees that are awarded stock in conjunction with selling goods or services and recognizes compensation expenses over the vesting period of such awards.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in our income tax provision in the period of enactment.

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversal of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations, including taxable income in carryback periods. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce our income tax provision.

We account for uncertain tax positions using a “more-likely-than-not” recognition threshold. We evaluate uncertain tax positions on a quarterly basis and consider various factors, including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position.

It is our policy to record costs associated with interest and penalties related to tax in the selling, general and administrative line of the consolidated statements of operations.

Cash and Cash Equivalents

The company considers all investments with a maturity date of three months or less when purchased to be cash equivalents. There are no cash equivalents as of December 31, 2019 and 2018.

Accounts Receivable

We establish an allowance for potential uncollectible accounts receivable. All accounts receivable 60 days past due are considered uncollectible unless there are circumstances that support collectability. Those circumstances are documented. As of December 31, 2019 and 2018, the allowance for uncollectible accounts receivable was $881,676 and $49,191, respectively. Receivables are charged off when collection efforts cease.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. The carrying amount of accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss in s included in results of operations. The estimated useful lives of property and equipment are telecommunications network - 5 years, telecommunications equipment - 7 to 10 years, and computers and office equipment - 3 years.

Long-Lived Assets.

We periodically review the carrying amount of our depreciable long-lived assets for impairment. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is not considered recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow.

Goodwill and Intangible Assets

Goodwill relates to amounts that arose in connection with our various business combinations and represents the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets when accounted for using the acquisition method of accounting. Goodwill is not amortized, but it is subject to periodic review for impairment.

We test goodwill balances for impairment on an annual basis as of December 31st or whenever impairment indicators arise. We utilize several reporting units in evaluating goodwill for impairment using a quantitative assessment, which uses a combination of a guideline public company market-based approach and a discounted cash flow income-based approach. The quantitative assessment considers whether the carrying amount of a reporting unit exceeds its fair value, in which case an impairment charge is recorded to the extent the reporting unit’s carrying value exceeds its fair value. Based on our impairment testing as of December 31, 2019, we recorded and impairment charge of $70,995 of goodwill. We did not consider an impairment charge necessary as of December 31, 2018.

Our intangible assets consist primarily of customer relationships, developed technology, favorable leases, trademarks and the film library. The majority of our intangible assets were recorded in connection with our various business combinations. Our intangible assets are recorded at fair value at the time of their acquisition. Intangible assets are amortized over their estimated useful life on a straight-line basis. Estimated useful lives are determined considering the period the assets are expected to contribute to future cash flows. We evaluate the recoverability of our intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate impairment exists. As of December 31, 2019, we performed evaluations that resulted in an impairment of intangible assets of $878,877. There was no impairment charge to intangibles considered necessary as of December 31, 2018.

Business Acquisitions

Our business acquisitions have historically been made at prices above the fair value of the assets acquired and liabilities assumed, resulting in goodwill or some identifiable intangible asset. Significant judgment is required in estimating the fair value of intangible assets and in assigning their respective useful lives. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management but are inherently uncertain.

We generally employ the income method to estimate the fair value of intangible assets, which is based on forecasts of the expected future cash flows attributable to the respective assets. Significant estimates and assumptions inherent in the valuations reflect a consideration of other marketplace participants and include the amount and timing of future cash flows (including expected growth rates and profitability), the underlying product life cycles, economic barriers to entry, a brand’s relative market position and the discount rate applied to the cash flows. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions.

Net assets acquired are recorded at their fair value and are subject to adjustment upon finalization of the fair value analysis.

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earning per Share””. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of thee income statement. Basic EPS is computed by dividing net income (loss) available to common shareholder (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of December 31, 2019 and 2018, the Company had shares that were potentially common stock equivalents as follows:

	2019	2018
Convertible Debt	5,476,108	4,252,555
Convertible Promissory Notes	1,500,911,539	—
Series A Preferred Stock (1)	199,728,891	128,056,506
Series B Preferred Stock	2,588,693	2,588,693
Stock Options and warrants	6,333,333	3,093,120
	1,715,038,564	137,990,874

(1)
Holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed 60% of outstanding common stock upon conversion. The Company would have to authorize additional shares for this to occur as only 1,000,000,000 shares are currently authorized.

Concentration of Credit Risk, Off-Balance Sheet Risks and Other Risks and Uncertainties

Financial instruments that potentially subject us to concentration of credit risk primarily consist of cash and cash equivalents and accounts receivable. We invest our excess cash primarily in high quality securities and limit the amount of our credit exposure to any one financial institution. We do not require collateral or other securities to support customer receivables; however, we perform on-going credit evaluations of our customers and maintain allowances for potential credit losses.

At December 31, 2019 and 2018, two customer accounts receivable balances were 91% and 28%, respectively, of our aggregate accounts receivable or revenues.

Financial Instruments and Fair Value of Financial Instruments

Our primary financial instruments at December 31, 2019 and 2018 consisted of cash equivalents, accounts receivable, accounts payable and debt. We apply fair value measurement accounting to either record or disclose the value of our financial assets and liabilities in our financial statements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

Described below are the three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities.
Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Research and Development

Our research and development programs focus on telecommunications products and services. Research and development costs are expensed as incurred. Any payments received from external parties to fund our research and development activities reduce the recorded research and development expenses.

Advertising Costs

Advertising costs are expensed as incurred. The Company incurred advertising costs of $0 and $220 for the years ended December 31, 2019 and 2018, respectively.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. The Company’s consolidated financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Derivative Financial Instruments

Derivative financial instruments, as defined in ASC 815, “Accounting for Derivative Financial Instruments and Hedging Activities”, consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

The Company does not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, the Company had issued financial instruments including convertible promissory notes payable with features during 2017 that were either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by ASC 815, in certain instances, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

The Company estimates the fair values of derivative financial instruments using the Black-Scholes option valuation technique. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates (such as volatility, estimated life and interest rates) that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s operating results will reflect the volatility in these estimate and assumption changes.

The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

As of December 31, 2019, the Company marked to market the fair value of the debt derivatives and determined a fair value of $8,836,514 ($8,833,465 from the convertible notes and $3,049 from the warrants) in Note 6. The Company recorded a loss from change in fair value of debt derivatives of $7,476,908 for the year ended December 31, 2019. The fair value of the embedded derivatives was determined using Monte Carlo simulation method based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 178.2% to 278.9%, (3) weighted average risk-free interest rate of 1.55% to 1.88% (4) expected life of 0.72 to 5.0 years, and (5) the quoted market price of $0.045 to $0.098 for the Company’s common stock.

Recently Adopted Accounting Pronouncements

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which amends ASC 718, Compensation – Stock Compensation. This ASU requires that most of the guidance related to stock compensation granted to employees be followed for non-employees, including the measurement date, valuation approach, and performance conditions. The expense is recognized in the same period as though cash were paid for the good or service. The effective date is the first quarter of fiscal year 2020, with early adoption permitted, including in interim periods. The ASU has been adopted using a modified-retrospective transition approach. The adoption is not considered to have a material effect on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequent amendments to the initial guidance: ASU 2017-13, ASU 2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01 (collectively, Topic 842). Topic 842 requires lessees to classify leases as either finance or operating leases and to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of the lease classification. We adopted Topic 842 using the effective date, January 2019, as the date of our initial application of the standard. Consequently, financial information for the comparative periods will not be updated. Our finance and operating lease commitments are subject to the new standard and recognized as finance and operating lease liabilities and right-of-use assets upon our adoption of Topic 842, which increased our total assets and total liabilities that we report relative to such amounts prior to adoption.

Management has reviewed other recently issued accounting pronouncements and have determined there are not any that would have a material impact on the condensed consolidated financial statements.

NOTE 2 – ACQUISITIONS

SpeedConnect Asset Acquisition

Effective April 2, 2019, the Company entered into an Asset Purchase Agreement with SpeedConnect, LLC (“SpeedConnect”) to acquire substantially all of the assets of SpeedConnect in order to add revenue generating opportunities to its telecommunications activities. On May 7, 2019, the Company closed the transaction underlying the Asset Purchase Agreement with SpeedConnect for a purchase price of $2 million and the assumption of certain liabilities. The Asset Purchase Agreement required a deposit of $500,000 made in April and an additional $500,000 payment to close. Both payments were made and all other conditions were met to effectuate the sale of substantially all of the assets of SpeedConnect to the Company. As part of the closing, the Company entered into a Promissory Note to pay SpeedConnect $1,000,000 in two equal installments of $500,000 plus applicable interest at 10% per annum with the first installment payable within 30 days of closing and the second installment payable within 60 days of closing (but no later than July 6, 2019). The Company paid off the Promissory Note by June 11, 2019 and by amendment dated May 7, 2019, SpeedConnect forgave $250,000 of the Promissory Note to help provide working capital needs and for payment of liabilities assumed.

The Company treated the asset acquisition as a business combination and has allocated the fair market value to assets received in excess of goodwill.

Purchase Price Allocation:

Effective date	May 7, 2019

Purchaser	TPT Global Tech

Consideration Given:
Cash paid	$1,000,000
Liabilities:

Promissory Note	$750,000
Deferred revenue	230,000
Operating lease liabilities	5,162,077
Unfavorable leases	323,000
Accounts and other payables	591,964
Total liabilities	$7,057,041
Total Consideration Value	$8,057,041

Assets Acquired:
Customer base	$350,000
Current assets:
Cash	201,614
Prepaid and other receivables	99,160
Deposits	13,190
Operating lease right of use asset	5,162,077
Favorable leases	95,000
Property and equipment	1,939,000
Total Assets Acquired	$7,860,041
Goodwill	$197,000

Included in the consolidated statement of operations for the year ended December 31, 2019 are the results of operations for TPT SpeedConnect for the period May 8, 2019 to December 31, 2019 as follows:

2019
Revenue	$8,002,875
Cost of Sales	4,826,475
Gross Profit	3,176,400
Expenses	(1,999,221)
Interest Expense	—
Income taxes	—
Net Income	$1,177,179

Blue Collar Acquisition

The Company entered into an Acquisition and Purchase Agreement on November 3, 2017, but amended on February 9, 2018, March 29, 2018 and August 16, 2018, to be effective September 1, 2018 with Blue Collar Inc. (“Blue Collar”), a media production company and California Corporation and its shareholders, to acquire 100% of the outstanding ownership of Blue Collar, including equipment, furniture and other assets, for 6,500,000 shares of restricted Common Stock and $1,600,000 (which was determined to have a fair value of approximately $1,533,000) in a Seller note payable that is to be paid within eight months of September 1, 2018, as amended in August 2018, and bears annual interest of 3% (12% interest upon default). See Notes 5 and 8. The acquisition is a key element in the Company’s overall strategic plans. Change in control took place on September 1, 2018 with the addition of senior company personnel being added to the Board of Directors of Blue Collar and on all bank accounts.

The Company applied the acquisition method of accounting to the business combination and has valued each of the assets acquired and liabilities. The assets and liabilities were deemed to be recorded at fair value as of the acquisition date of September 1, 2018.

Purchase Price Allocation:

Effective	September 1, 2018

Purchaser	TPT Global Tech

Consideration Given:
Common Stock	6,500,000
6,500,000
Estimated Value	$.13
Consideration Share Value	845,000
Note Payable	$1,533,217
Liabilities:
Bank debt	500,500
Lease payable	20,020
Accounts and other payables	386,652
Total Consideration Value	$3,285,389

Consideration Received:
Intangible asset	$1,677,000
Goodwill	853,366
Assets
Current assets	297,704
Fixed assets	445,362
Other assets	11,957
Total Consideration Received	$3,285,389

Included in the consolidated statements of operations for the years ended December 31, 2019 and 2018 are the results of operations for Blue Collar for the year ended December 31, 2019 and four months ended December 31, 2018 which are the following:

	2019	2018
Revenue	$1,941,955	$219,474
Cost of Sales	751,349	215,973
Gross Profit	1,190,606	3,501
Expenses	(642,489)	(301,105)
Interest Expense	(119,359)	(66,571)
Income taxes	—	—
Net Income (Loss)	$428,758	$(364,175)

The following table summarizes our consolidated results of operations for the years ended December 31, 2019 and 2018, as well as unaudited proforma consolidated results of operations as though the acquisition of the assets of SpeedConnect LLC and the acquisition of Blue Collar had occurred on January 1, 2018:

	2019	2018
Revenue	$14,975,205	$19,680,022
Cost of Sales	8,915,851	11,653,419
Gross Profit	6,059,354	8,026,603
Expenses	(7,992,220)	(9,883,572)
Derivative Expense	(7,476,908)	—
Gain on conversions and settlements	138,815	—
Impairment	(949,872)	—
Interest Expense	(3,581,020)	(275,935)
Income Taxes	—	—
Net Loss	$(13,801,851)	$(2,132,904)
Loss per share	$(0.10)	$(0.02)

The unaudited proforma results of operations are presented for information purposes only. The unaudited proforma results of operations are not intended to present actual results that would have been attained had the asset acquisition of the assets of SpeedConnect LLC and the acquisition of Blue Collar been completed as of January 1, 2018 or to project potential operating results as of any future date or for any future periods.

Total Industrial Plant Services, Inc. Acquisition and Subsequent Termination

On April 18, 2018, the Company entered into an Acquisition and Purchase Agreement in draft form with Total Industrial Plant Services, Inc. (“TIPS”), a Texas Corporation and its shareholders, to acquire the assets, intellectual property and technology for 3,000,000 shares of restricted Common Stock and $2,500,000 payable at closing. A condition upon closing was that TIPS’ financial information, including existing contracts and projected contract revenue levels, was to be audited by a SEC Certified Public Accounting firm in accordance with SEC requirements.

Shortly after the date of the agreement, which was in draft form, the Company determined that the terms under the Acquisition and Purchase Agreement, on TIPS’ part, were unperformable and that several representations made by TIPS were not accurate. As such, the Company verbally terminated the Acquisition and Purchase Agreement. On August 29, 2018, the Company gave written notice of termination to TIPS.

Separately, during the due diligence phase, the Company extended TIPS $37,950 in working capital. The Company was working with TIPS on a repayment plan but has made the determination to provide for an allowance for bad debt of 100% of this balance as of December 31, 2019 and 2018.

HRS Agreement and Subsequent Rescission

On November 1, 2017, as amended February 9, 2018, the Company entered into an Acquisition and Purchase Agreement with Hollywood Riviera LLC and HRS Mobile LLC and their members who share common ownership to acquire 100% ownership interest in both of these companies for 3,265,000 restricted Common Stock and, and $3,350,000 in cash to be used to retire debt and pay for ownership interests. In conjunction with this Acquisition, 3,265,000 shares of restricted Common Stock were issued during 2017. On March 28, 2018, by mutual agreement, this Agreement was rescinded and the 3,625,000 shares of common stock are being returned by the recipients and have been recorded as $3,625 in stock subscription receivable as of December 31, 2019 and 2018. These common shares have yet to be returned as of the issuance of these financial statements.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

Cash flows generated from operating activities were not enough to support all working capital requirements for the years ended December 31, 2019 and 2018. Financing activities described below have helped with working capital and other capital requirements. We incurred $14,028,165 and $5,377,489, respectively, in losses, and we used $328,251 and $916,407, respectively, in cash for operations for the years ended December 31, 2019 and 2018. Cash flows from financing activities were $1,390,538 and $871,199 for the same periods. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On February 25, 2020, the Company entered into another factoring agreement with Advantage Capital Funding (“2020 Factoring Agreement”). The balance to be purchased and sold is $716,720 for which the Company received $500,000, net of fees. Under the 2020 Factoring Agreement, the Company will pay $14,221 per week for 50 weeks.

On February 14, 2020, the Company agreement to a Secured Promissory Note with a third party for $90,000. The Secured Promissory Note is secured by the assets of the Company and is due June 14, 2020 or earlier in case the Company is successful in raising other monies and carries an annual interest charge of 10% payable with the principal. The Secured Promissory Note is also convertible at the option of the holder into an equivalent amount of Series D Preferred Stock.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

NOTE 4 – PROPERTY AND EQUIPMENT

 Property and equipment and related accumulated depreciation as of December 31, 2019 and 2018 are as follows:

	2019	2018
Property and equipment:
Telecommunications fiber and equipment	$5,203,000	3,274,045
Film production equipment	369,903	369,903
Office furniture and equipment	85,485	82,014
Leasehold improvements	18,679	18,679
Accumulated depreciation	(1,253,919)	(697,699)
Property and equipment, net	$4,423,148	3,046,942

Depreciation expense was $591,069 and $213,823 for the years ended December 31, 2019 and 2018, respectively.

During the year ended December 31, 2019, the Company had a change in useful life for its telecommunications fiber and equipment related to Copperhead Digital resulting from managements evaluation of its remaining useful life in light of the decrease in revenues for which it was being used. The useful life was decreased from its original 20 years when it was acquired in 2015 to five years.

NOTE 5 – DEBT FINANCING ARRANGEMENTS

Financing arrangements as of December 31, 2019 and 2018 are as follows:

	2019	2018
Business loans and advances (1)	$1,121,640	615,692
Convertible notes payable (2)	2,101,649	15,000
Factoring agreements (3)	223,618	101,244
Debt – third party	$3,446,907	731,936

Line of credit, related party secured by assets (4)	$3,043,390	3,043,390
Debt– other related party, net of discounts (5)	5,950,000	5,912,898
Convertible debt – related party (6)	922,881	801,888
Shareholder debt (7)	303,688	181,694
Debt – related party	$10,219,959	9,939,870

Total financing arrangements	$13,666,866	10,671,806

Less current portion:
Loans, advances and agreements – third party	$(344,758)	(716,936)
Convertible notes payable third party	(2,101,649)	(10,000
Debt – related party, net of discount	(9,297,078)	(9,137,982)
Convertible notes payable– related party	(534,381)	(202,688)
	(12,277,866)	(10,067,606)
Total long term debt	$1,389,000	604,200

(1) The terms of $40,000 of this balance are similar to that of the Line of Credit which bears interest at adjustable rates, 1 month Libor plus 2%, 3.76% as of December 31, 2019, and is secured by assets of the Company, is due August 31, 2020, as amended, and included 8,000 stock options as part of the terms which options expired December 31, 2019 (see Note 7).

$500,500 is a line of credit that Blue Collar has with a bank, bears interest at Prime plus 1.125%, 5.88% as of December 31, 2019, and is due March 25, 2021.

$500,000 is a bank loan dated May 28, 2019 which bears interest at Prime plus 6%, 10.75% as of December 31, 2019, is interest only for the first year, thereafter payable monthly of principal and interest until the due date of May 1, 2022. The bank loan is collateralized by assets of the Company.

$10,000 is an amount the bears interest at 6%, subsequently increased to 11%, as it was due and not repaid on October 10, 2018. This amount and related accrued interest was paid off in March 2020.

The remaining balances generally bear interest at approximately 10%, have maturity dates that are due on demand or are past due, are unsecured and are classified as current in the balance sheets.

On February 14, 2020, the Company agreement to a Secured Promissory Note with a third party for $90,000. The Secured Promissory Note is secured by the assets of the Company and is due June 14, 2020 or earlier in case the Company is successful in raising other monies and carries an annual interest charge of 10% payable with the principal. The Secured Promissory Note is also convertible at the option of the holder into an equivalent amount of Series D Preferred Stock. The Secured Promissory Note also includes a guaranty by the CEO of the Company, Stephen J. Thomas III.
(2) During 2017, the Company issued convertible promissory notes in the amount of $67,000 (comprised of $62,000 from two related parties and $5,000 from a former officer of CDH), all which are due May 1, 2020 and bear 6% annual interest (12% default interest rate). The convertible promissory notes are convertible, as amended, at $0.25 per share.

During 2019, the Company consummated Securities Purchase Agreements dated March 15, 2019, April 12, 2019, May 15, 2019, June 6, 2019 and August 22, 2019 with Geneva Roth Remark Holdings, Inc. (“Geneva Roth”) for the purchase of convertible promissory notes in the amounts of $68,000, $65,000, $58,000, $53,000 and $43,000 (“Geneva Roth Convertible Promissory Notes”). The Geneva Roth Convertible Promissory Notes are due one year from issuance, pays interest at the rate of 12% (principal amount increases 150%-200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to the maturity date or date of default to convert all or any part of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 61% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Geneva Roth Convertible Promissory Notes may be prepaid in whole or in part of the outstanding balance at 125% to 140% up to 180 days from origination. Prior to December 31, 2019, Geneva Roth converted a total of $133,000 of principal and $3,900 of accrued interest of the March 15, 2019 and April 12, 2019 Securities Purchase Agreements into 17,832,948 shares of common stock of the Company leaving no outstanding principal balances on the March 15, 2019 and April 12, 2019 Securities Purchase Agreements. Subsequent to December 31, 2019, Geneva Roth converted another $111,000 of principal and $4,780 of accrued interest into 107,613,598 shares of common stock of the Company leaving zero balances on the May 15, 2019 and June 6, 2019 Securities Purchase Agreements. In addition, on February 13, 2020 the August 22, 2019 Securities Purchase Agreement was repaid for $63,086, including a premium and accrued interest.

On March 25, 2019, the Company consummated a Securities Purchase Agreement dated March 18, 2019 with Auctus Fund, LLC. (“Auctus”) for the purchase of a $600,000 Convertible Promissory Note (“Auctus Convertible Promissory Note”). The Auctus Convertible Promissory Note is due December 18, 2019, pays interest at the rate of 12% (24% default) per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date or at the effective date of the registration of the underlying shares of common stock, which the holder has registration rights for, to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is the lessor of the lowest trading price during the previous 25 trading days prior the date of the Auctus Convertible Promissory Note or 50% multiplied by the average of the two lowest trading prices for the common stock during the previous 25 trading days prior to the applicable conversion date. The Auctus Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. Auctus converted $46,600 of accrued interest into 10,000,000 shares of common stock of the Company prior to December 31, 2019. Subsequent to December 31, 2019, Auctus converted another $22,409 of principal and $90,868 of accrued interest into 305,976,668 shares of common stock of the Company. 2,000,000 warrants were issued in conjunction with the issuance of this debt. See Note 8.

On June 4, 2019, the Company consummated a Securities Purchase Agreement with Odyssey Capital Funding, LLC. (“Odyssey”) for the purchase of a $525,000 Convertible Promissory Note (“Odyssey Convertible Promissory Note”). The Odyssey Convertible Promissory Note is due June 3, 2020, pays interest at the rate of 12% ( 24% default) per annum and gives the holder the right from time to time, and at any time during the period beginning six months from the issuance date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Odyssey Convertible Promissory Note may be prepaid in full at 125% to 145% up to 180 days from origination. Subsequent to December 31, 2019, Odyssey converted $43,500 of principal and $3,440 of accrued interest into 48,621,516 shares of common stock of the Company.

On June 6, 2019, the Company consummated a Securities Purchase Agreement with JSJ Investments Inc. (“JSJ”) for the purchase of a $112,000 Convertible Promissory Note (“JSJ Convertible Promissory Note”). The JSJ Convertible Promissory Note is due June 6, 2020, pays interest at the rate of 12% per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is the lower of the market price, as defined, or 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The JSJ Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. JSJ converted $39,946 of principal into 12,843,087 shares of common stock of the Company prior to December 31, 2019. Subsequent to December 31, 2019, JSJ converted another $3,734 of principal into 5,656,913 shares of common stock of the Company. In addition, on February 25, 2020 the Company repaid for $97,000, including a premium and accrued interest, for all remaining principal and accrued interest balances as of that day. 333,333 warrants were issued in conjunction with the issuance of this debt. See Note 8.

On June 11, 2019, the Company consummated a Securities Purchase Agreement with EMA Financial, LLC. (“EMA”) for the purchase of a $250,000 Convertible Promissory Note (“EMA Convertible Promissory Note”). The EMA Convertible Promissory Note is due June 11, 2020, pays interest at the rate of 12% (principal amount increases 200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 55% multiplied by the lowest traded price for the common stock during the previous 25 trading days prior to the applicable conversion date. The EMA Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. Subsequent to December 31, 2019, EMA converted $35,366 of principal into 147,700,000 shares of common stock of the Company. 1,000,000 warrants were issued in conjunction with the issuance of this debt. See Note 8.

The Company may be in default under several of its new derivative financial instruments for not having filed a Form S-1 Registration Statement with the Securities and Exchange Commission by now. It is the intent of the Company to pay back all derivative securities as soon as possible and is in negotiation for financing to do so. In addition, the Company is in negotiation to not have to file a Form S-1registrations statement to register certain underlying shares of common stock for warrants that were issued with the derivative securities. Otherwise, the Company may have to file a Form S-1 to register these underlying common shares.

(3) The Factoring Agreement with full recourse, due August 31, 2020, as amended, was established in June 2016 with a company that is controlled by a shareholder and is personally guaranteed by an officer of the Company. The Factoring Agreement is such that the Company pays a discount of 2% per each 30-day period for each advance received against accounts receivable or future billings. The Company was advanced funds from the Factoring Agreement for which $101,244 and $101,244 in principal remained unpaid as of December 31, 2019 and 2018, respectively.

On May 8, 2019, the Company entered into a factoring agreement with Advantage Capital Funding (“2019 Factoring agreement”). $500,000, net of expenses, was funded to the Company with a promise to pay $18,840 per week for 40 weeks until a total of $753,610 is paid. $122,374 remains outstanding under this 2019 Factoring Agreement as of December 31, 2019.

(4) The Line of Credit originated with a bank and was secured by the personal assets of certain shareholders of Copperhead Digital. During 2016, the Line of Credit was assigned to the Copperhead Digital shareholders, who subsequent to the Copperhead Digital acquisition by TPTG became shareholders of TPTG, and the secured personal assets were used to pay off the bank. The Line of Credit bears a variable interest rate based on the 1 Month LIBOR plus 2.0%, 3.543% as of December 31, 2019, is payable monthly, and is secured by the assets of the Company. 1,000,000 shares of Common Stock of the Company have been reserved to accomplish raising the funds to pay off the Line of Credit. Since assignment of the Line of Credit to certain shareholders, which balance on the date of assignment was $2,597,790, those shareholders have loaned the Company $445,600 under the similar terms and conditions as the line of credit but most of which were also given stock options totaling $85,120 which expired as of December 31, 2019 (see Note 8) and is due, as amended, August 31, 2020.

During the year ended December 31, 2019 and 2018, those same shareholders and one other have loaned the Company money in the form of convertible loans of $136,400 and $537,200, respectively, described in (2 and 6) above.

(5) $350,000 represents cash due to the prior owners of the technology acquired in December 2016 from the owner of the Lion Phone which is due to be paid as agreed by TPTG and the former owners of the Lion Phone technology and has not been determined.

$4,000,000 represents a promissory note included as part of the consideration of ViewMe Live technology acquired in 2017, later agreed to as being due and payable in full, with no interest with $2,000,000 from debt proceeds intended to be obtained in 2018 and the remainder from proceeds from the second Company public offering intended to be in 2019.

On September 1, 2018, the Company closed on its acquisition of Blue Collar. Part of the acquisition included a promissory note of $1,600,000 (fair value of $1,533,217, net of a discount to fair value of $66,783 which was amortized through expense through the due date of May 1, 2019) and interest at 3% from the date of closure. $37,102 and $29,681 was amortized as interest expense in the year ended December 31, 2019 and 2018, respectively. The promissory note is secured by the assets of Blue Collar.

(6) During 2016, the Company acquired SDM which consideration included a convertible promissory note for $250,000 due February 29, 2019, as amended, does not bear interest, unless delinquent in which the interest is 12% per annum, and is convertible into common stock at $1.00 per share. The SDM balance is $182,381 as of December 31, 2019. As of March 1, 2020, this convertible promissory note is delinquent.

During 2018, the Company issued convertible promissory notes in the amount of $537,200 to related parties and $10,000 to a non-related party which bear interest at 6% (11% default interest rate), are due 30 months from issuance and are convertible into Series C Preferred Stock at $1.00 per share. Because the Series C Preferred Stock has a conversion price of $0.15 per share, the issuance of Series C Preferred Stock promissory notes will cause a beneficial conversion feature of approximately $38,479 upon exercise of the convertible promissory notes.

(7) The shareholder debt represents funds given to TPTG or subsidiaries by officers and managers of the Company as working capital. There are no written terms of repayment or interest that is being accrued to these amounts and they will only be paid back, according to management, if cash flows support it. They are classified as current in the balance sheets.

During the year ended December 31, 2019, the Company borrowed $50,000 from a third party for working capital with no written terms. This was paid back prior to December 31, 2019 with $7,000 representing interest on the funds.

See Lease financing arrangement in Note 8.

NOTE 6 – DERIVATIVE FINANCIAL INSTRUMENTS

The Company previously adopted the provisions of ASC subtopic 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The derivative liability as of December 31, 2019, in the amount of $8,836,514 has a level 3 classification under ASC 825-10.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of December 31, 2019. There were no derivative financial instruments as of December 31, 2018.

Debt Derivative Liabilities
Balance, December 31, 2018	$—
Debt discount from initial derivative	1,774,000
Initial fair value of derivative liabilities	2,601,631
Change in derivative liability from conversion of notes payable	(407,654)
Change in fair value of derivative liabilities at end of period	4,868,537
Balance, December 31, 2019	$8,836,514
Derivative expense for the year ended December 31, 2019	$7,476,908

Convertible notes payable and warrant derivatives – The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

As of December 31, 2019, the Company marked to market the fair value of the debt derivatives and determined a fair value of $8,836,514 ($8,833,465 from the convertible notes and $3,049 from the warrants) in Note 5 (2) above. The Company recorded a loss from change in fair value of debt derivatives of $7,476,908 for the year ended December 31, 2019. The fair value of the embedded derivatives was determined using Monte Carlo simulation method based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 178.2% to 278.9%, (3) weighted average risk-free interest rate of 1.55% to 1.88% (4) expected life of 0.72 to 5.0 years, and (5) the quoted market price of $0.045 to $0.098 for the Company’s common stock.

See Financing lease arrangements in Note 8.

NOTE 7 - INCOME TAXES

The following table sets forth the components of the Company’s income tax expense (benefit) for the years ended December 31, 2019 and 2018:

Current:	2019	2018
Federal State and local	$—	—
Total Current	$—	—
Deferred:
Federal State and local benefit	$(2,945,915)	(1,129,273)
Net operating loss, net of state tax effect	(107,011)	(84,070)
Meals and entertainment	4,506	2,183
Stock based expenses	124,124	235,256
Impairment	199,473	—
Amortization	182,411	—
Other	61,472	84,071
Change in allowance	2,480,939	891,833
Total Benefit	$—	—

The following table sets forth a reconciliation of the Company’s income tax expense (benefit) as the federal statutory rate to recorded income tax expense (benefit) for the years ended December 31, 2019 and 2018:

	2019	2018
Income tax at Federal statutory rate	21%	21%
Change in valuation allowance	(21%)	(19%)
Stock based compensation	(0%)	(0%)
Net operating loss, net of state tax effect	(1%)	(1%)
Other	(1%)	(1%)
Total	—	—

The following table sets forth the components of the Company’s deferred income taxes as of December 31, 2019 and 2018:

Current deferred tax assets (liabilities):	2019	2018
Valuation allowance	$—	—
Total current deferred tax asset (liability)	$—	—

Noncurrent deferred tax assets (liabilities):
Derivative expense	$1,570,151	—
Intangible assets amortization	802,857	620,447
Net operating loss carry forwards	2,140,224	1,681,403
Stock base compensation	1,655,821	1,287,336
Other	—	98,927
Less; Valuation allowance	$(6,169,052)	(3,688,113)
Total noncurrent deferred tax asset (liability)	—	—

Total deferred tax asset (liability)	$—	—

The Company has approximately $10,000,000 and 8,000,000 of net operating loss carry forwards as of December 31, 2019 and 2018, respectively, which expire in varying amounts, if unused. Because of the change in ownership of more than 50% of the Company in accordance with Section 382 of the IRS Code, these net operating loss carry forwards may be significantly limited to use in future periods.

NOTE 8 - STOCKHOLDERS' EQUITY

Preferred Stock

As of December 31, 2019, we had authorized 100,000,000 shares of Preferred Stock, of which certain shares had been designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

Series A Convertible Preferred Stock

In February 2015, the Company designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock.

The Series A Preferred Stock was designated in February 2016, has a par value of $.001, is redeemable at the Company’s option at $100 per share, is senior to any other class or series of outstanding Preferred Stock or Common Stock and does not bear dividends. The Series A Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined, and of an amount equal to $100 per share. Holders of the Series A Preferred Stock shall, collectively have the right to convert all of their Series A Preferred Stock when conversion is elected into that number of shares of Common Stock of the Company, determined by the following formula: 60% of the issued and outstanding Common Shares as computed immediately after the transaction for conversion. For further clarification, the 60% of the issued and outstanding common shares includes what the holders of the Series A Preferred Stock may already hold in common shares at the time of conversion. The Series A Preferred Stock, collectively, shall have the right to vote as if converted prior to the vote to an amount of shares equal to 60% of the outstanding Common Stock of the Company.

In February 2015, the Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock to Stephen Thomas, Chairman, CEO and President of the Company, valued at $3,117,000 for compensation expense.

Series B Convertible Preferred Stock

In February 2015, the Company designated 3,000,000 shares of Preferred Stock as Series B Convertible Preferred Stock. There are 2,588,693 shares of Series B Convertible Preferred Stock outstanding as of December 31, 2019.

The Series B Preferred Stock was designated in February 2015, has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A Preferred Stock, or Common Stock and does not bear dividends. The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series B Preferred Stock have a right to convert all or any part of the Series B Preferred Shares and will receive and equal amount of common shares at the conversion price of $2.00 per share. The Series B Preferred Stock holders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

Series C Convertible Preferred Stock

In May 2018, the Company designated 3,000,000 shares of Preferred Stock as Series C Convertible Preferred Stock. There are no shares of Series C Convertible Preferred Stock outstanding as of December 31, 2019.

The Series C Preferred Stock was designated in May 2018, has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A and Series B Preferred Stock, or Common Stock and does not bear dividends. The Series C Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A and B Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series C Preferred Stock have a right to convert all or any part of the Series C Preferred Shares and will receive an equal amount of common shares at the conversion price of $0.15 per share. The Series C Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

Series D Convertible Preferred Stock

On January 14, 2020, TPT Global Tech, Inc. ("the Company") filed an Amendment to its Articles of Incorporation to designate the Series D Convertible Preferred Stock. The Amendment designates 20,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series D Convertible Preferred Stock ("the Series D Preferred Shares.")

As of the date hereof, there are no Series D Preferred shares outstanding. Series D Preferred shares have the following features: (i) 8% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Optional Conversion to common stock at the election of the holder @ 80% of the 30 day average market closing price (for previous 30 business days) divided into $2.00. This election may be made at any time after 18 months from issuance; (iii) Automatic conversion of the Series D Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be on a one for one basis, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file and pursue to effectiveness a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $2.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, and C Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D Preferred Stock at between 115% and 140%.

Common Stock and Capital Contributions

As of December 31, 2019, we had authorized 1,000,000,000 shares of Common Stock, of which 177,629,939 common shares are issued and outstanding.

Common Stock Contributions Related to Acquisitions

Effective November 1 and 3, 2017, an officer of the Company contributed 9,765,000 shares of restricted Common Stock to the Company for the acquisition of Blue Collar and HRS. These shares were subsequently issued as consideration for these acquisitions in November 2017. In March 2018, the HRS acquisition was rescinded and 3,625,000 shares of common stock are being returned by the recipients. The other transaction involved 6,500,000 shares for the acquisition of Blue Collar. In March 2018 and again in August 2018, this transaction was amended and closed on September 1, 2018. As such, as of December 31, 2019 and 2018 both the 3,265,000 shares for the HRS transaction are reflected as subscriptions receivable based on their par value.

Common Stock Issued for Expenses and Liabilities

During the year ended December 31, 2018, the Company entered into a two-year agreement for legal services. The agreement provided for 4,000,000 shares of restricted common stock to be issued. 2,000,000 to be issued for previous legal services upon execution of the agreement in March 2018 and the remaining 2,000,000 in the form of stock options to purchase common stock at $0.10 per share, of which the stock options would vest equally over 18 months. The value of the Company’s common stock upon execution of the agreement was $0.125 per share, or $250,000 which was recorded as professional expenses during 2018. See stock options and warrants discussion below for the value of the 2,000,000 stock options.

During the year ended December 31, 2018, the Company also entered into a twelve-month general consulting agreement with a third party to provide general business advisory services to be rendered through March 30, 2019 for 1,000,000 restricted shares of common stock and 1,000,000 options to purchase restricted common shares at $0.10 per share for 36 months from the time of grant. The fair value of the common shares granted was based on the Company’s stock price of $0.155 per share, or $155,000 of which $120,556 was expensed during the period for the portion of service term complete as of December 31, 2018.

During the year ended December 31, 2018, the Company entered into a consulting agreement for market services for which it granted 2,500,000 shares of restricted common stock and will pay $50,000. The per share value used was the Company’s closing stock price of $0.1297 on the date of the agreement, or a total of $324,250 which was expensed in 2018.

For these three agreements, the underlying stock for the stock options are intended to come from the contribution of stock by an officer of the Company. During the years ended December 31, 2019 and 2018, the Company recorded $581,364 and $694,806 as stock-based compensation related to these agreements. As of December 31, 2019, all amounts have been amortized for the general consulting agreement.

Common Stock Payable Issued for Expenses and Liabilities

During the years ended December 31, 2018, 16,667 of common shares were subscribed to for a note payable on the balance sheet of $2,000.

In August 2018, a majority of the outstanding voting shares of the Company voted through a consent resolution to support a consent resolution of the Board of Directors of the Company to add two new directors to the Board. As such, Arkady Shkolnik and Reginald Thomas (family member of CEO) were added as members of the Board of Directors. The total members of the Board of Directors after this addition is four. In accordance with agreements with the Company for his services as a director, Mr. Shkolnik is to receive $25,000 per quarter and 5,000,000 shares of restricted common stock valued at approximately $692,500 vesting quarterly over twenty-four months. The quarterly cash payments of $25,000 will be paid in unrestricted common shares if the Company has not been funded adequately to make such payments. Mr. Thomas is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $120,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded. As of December 31, 2019, $122,500 and $40,000 has been accrued in the balance sheet for Mr. Shkolnik and Mr. Thomas, respectively.

Common Stock Contributions by Officer for Cash

During the year ended December 31, 2018, 3,675,000 restricted shares of Common Stock were subscribed to from investors for $367,500 or $0.10 per share, which stock was contributed by an officer of the Company as a capital contribution.

Stock Options

	Options Outstanding	Vested	Vesting Period	Exercise Price Outstanding and Exercisable	Expiration Date
December 31, 2017	93,120	93,120	---	$0.05 to $0.22	12-31-19
Granted	3,000,000	---	12 to 18 months	$0.10	2-28-20 to 3-20-21
December 31, 2018	3,093,120	1,954,230		$0.05 to $0.22	12-31-19 to 3-20-21
Expired	(93,120)			$0.05 to $0.22	12-31-19
December 31, 2019	3,000,000	3,000,000		$0.10	3-20-21

During the year ended December 31, 2018, the company entered into consulting arrangements primarily for legal work and general business support that included the issuance of stock options to purchase 3,000,000 options to purchase common shares at $0.10 per share, all of which are fully vested as of December 31, 2019. These stock options have an exercise period of 24 to 36 months. The Black-Scholes options pricing model was used to value the stock options. The inputs included the following:

(1)	Dividend yield of 0%
(2)	expected annual volatility of 307% - 311%
(3)	discount rate of 2.2% to 2.3%
(4)	expected life of 2 years, and
(5)	estimated fair value of the Company’s common $0.125 to $0.155 per share.

During the years ended December 31, 2019 and 2018, the Company recorded $140,668 and $256,187, respectively, as stock-based compensation related to the stock options and the related service period for which services have been rendered. 93,120 of these options expired in 2019. There is no further expense that will be incurred to the consolidated statement of operations for the existing stock options.

Warrants

As of December 31, 2019, there were 3,333,333 warrants outstanding that expire in five years or in the year ended December 31, 2024. As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 3,333,333 warrants to purchase 3,333,333 common shares of the Company at 70% of the current market price. Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice. However, if a required registration statement, registering the underlying shares of the Convertible Promissory Notes, is declared effective on or before June 11, 2019 to September 11, 2019, then, while such Registration Statement is effective, the current market price shall mean the lowest volume weighted average price for our common stock during the ten-trading day period ending on the last complete trading day prior to the conversion date.

The warrants issued were considered derivative liabilities valued at $3,049 of the total $8,836,514, derivative liabilities as of December 31, 2019. See Note 5.

Common Stock Reservations

The Company has reserved 1,000,000 shares of Common Stock of the Company for the purpose of raising funds to be used to pay off debt described in Note 5.

We have reserved 20,000,000 shares of Common Stock of the Company to grant to certain employee and consultants as consideration for services rendered and that will be rendered to the Company.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Accounts Payable and Accrued Expenses

Accounts payable:	2019	2018
Related parties (1)	$1,141,213	$741,577
General operating	3,342,952	3,037,601
Accrued interest on debt (2)	793,470	306,319
Credit card balances	183,279	246,949
Accrued payroll and other expenses	207,108	33,063
Taxes and fees payable	633,357	629,462
Unfavorable lease liability	242,256	—
Total	$6,543,635	$4,993,970

(1) (2)
Relates to amounts due to management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end.

Portion relating to related parties is $481,942 and $195,456 for December 31, 2019 and 2018, respectively.

Operating lease obligations

The Company adopted Topic 842 on January 1, 2019. The Company elected to adopt this standard using the optional modified retrospective transition method and recognized a cumulative-effect adjustment to the consolidated balance sheet on the date of adoption. Comparative periods have not been restated. With the adoption of Topic 842, the Company’s consolidated balance sheet now contains the following line items: Operating lease right-of-use assets, Current portion of operating lease liabilities and Operating lease liabilities, net of current portion.

As all the existing leases subject to the new lease standard were previously classified as operating leases by the Company, they were similarly classified as operating leases under the new standard. The Company has determined that the identified operating leases did not contain non-lease components and require no further allocation of the total lease cost. Additionally, the agreements in place did not contain information to determine the rate implicit in the leases, so we used our estimated incremental borrowing rate as the discount rate. Our weighted average discount rate is 12.0% and the weighted average lease term of 6 years.

We have various non-cancelable lease agreements for certain of our tower locations with original lease periods expiring between 2020 and 2044. Our lease terms may include options to extend or terminate the lease when it is reasonably certain we will exercise that option. Certain of the arrangements contain escalating rent payment provisions. Our Michigan main office lease and an equipment lease described below and leases with an initial term of twelve months have not been recorded on the consolidated balance sheets. We recognize rent expense on a straight-line basis over the lease term.

As of December 31, 2019, operating lease right-of-use assets and liabilities arising from operating leases were $3,886,045 and $3,931,580, respectively. During the year ended December 31, 2019, cash paid for amounts included for the measurement of lease liabilities was $1,835,041 and the Company recorded lease expense in the amount of $1,880,576 in general and administrative expenses.

The following is a schedule showing the future minimum lease payments under operating leases by years and the present value of the minimum payments as of December 31, 2019.

2020	$2,040,592
2021	$1,389,503
2022	$770,549
2023	$266,170
2024	45,479
Thereafter	$112,639
Total operating lease liabilities	$4,624,932
Amount representing interest	$(693,352)
Total net present value	$3,931,580

Office lease used by CEO

During the years ended December 31, 2019 and 2018, the Company entered into a lease of 12 months or less for living space which is occupied by Stephen Thomas, Chairman, CEO and President of the Company. Mr. Thomas lives in the space and uses it as his corporate office. The company has paid $30,857 and $26,792 in rent and utility payments for this space for the year ended December 31, 2019 and 2018, respectively.

Financing lease obligations

Future minimum lease payments are as follows:

Obligation	2019	In Default	Total
Telecom Equipment Finance (1)	$449,103	—	$449,103

(1) The Telecom Equipment Lease is with an entity owned and controlled by shareholders of the Company and is due August 31, 2020, as amended.

Other Commitments and Contingencies

The Company has employment agreements with certain employees of SDM and K Telecom. The agreements are such that SDM and K Telecom, on a standalone basis in each case, must provide sufficient cash flow to financially support the financial obligations within the employment agreements.

The Company has been named in a lawsuit by a former employee who was terminated by management in 2016. The employee was working under an employment agreement but was terminated for breach of the agreement. The former employee is suing for breach of contract and is seeking around $75,000 in back pay and benefits. Management believes it has good and meritorious defenses and does not believe the outcome of the lawsuit will have any material effect on the financial position of the Company.

As of December 31, 2019 and 2018, the company has collected $338,725 from one customer in excess of amounts due from that customer in accordance with the customer’s understanding of the appropriate billings activity. The customer has filed a written demand for repayment by the Company of amounts owed. Management believes that the customer agreement allows them to keep the amounts under dispute. Given the dispute, the Company has reflected the amounts in dispute as a customer liability on the consolidated balance sheet as of December 31, 2019 and 2018 and does not believe the outcome of the dispute will have a material effect on the financial position of the Company.

NOTE 10 – RELATED PARTY ACTIVITY

Accounts Payable and Accrued Expenses

There are amounts outstanding due to related parties of the Company of $1,141,213 and $741,577, respectively, as of December 31, 2019 and 2018 related to amounts due to employees, management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end which are included in accounts payable and accrued expenses on the balance sheet. See Note 9.

As is mentioned in Note 8, Reginald Thomas was appointed to the Board of Directors of the Company in August 2018. Mr. Thomas is the brother to the CEO Stephen J. Thomas III. According to an agreement with Mr. Reginald Thomas, he is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $120,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded.

Leases

See Note 9 for office lease used by CEO.

Debt Financing and Amounts Payable

As of December 31, 2019, there are amounts due to management/shareholders of $303,688 included in financing arrangements, of which $127,712 is payable from the Company to Stephen J. Thomas III, CEO of the Company. See note 5.

Revenue Transactions and Accounts Receivable

During the year ended December 31, 2019, Blue Collar provided production services to an entity controlled by the Blue Collar CEO (355 LA, LLC or “355”) for which it recorded revenues of $707,263 and had accounts receivable outstanding as of December 31, 2019 of $169,439 which is included in accounts receivable on the consolidated balance sheet. 355 was formed in October 2019 by the CEO of Blue Collar for the purpose of production of certain additional footage for a 355 customer. 355 has opportunity to engage with other production relationships outside of using Blue Collar.

Common Stock and Stockholders’ Deficit

There are shares issuances and capital contributions from an officer of the Company. See Note 8.

Other Agreements

On April 17, 2018, the CEO of the Company, Stephen Thomas, signed an agreement with New Orbit Technologies, S.A.P.I. de C.V., a Mexican corporation, (“New Orbit”), majority owned and controlled by Stephen Thomas, related to a license agreement for the distribution of TPT licensed products, software and services related to Lion Phone and ViewMe Live within Mexico and Latin America (“License Agreement”). The License Agreement provides for New Orbit to receive a fully paid-up, royalty-free, non-transferable license for perpetuity with termination only under situations such as bankruptcy, insolvency or material breach by either party and provides for New Orbit to pay the Company fees equal to 50% of net income generated from the applicable activities. The transaction was approved by the Company’s Board of Directors in June 2018. There has been no activity on this agreement.

NOTE 11 – GOODWILL AND INTANGIBLE ASSETS

Amortization expense was $868,622 and 760,350 for year ended December 31, 2019 and 2018, respectively. Increases from the prior year are from the acquisition of the SpeedConnect assets. See more details on this acquisition in Note 2 to these consolidated financial statements. During the year ended December 31, 2019, the Company’s evaluation of goodwill and intangible assets resulted in impairments for Copperhead Digital to goodwill of $70,995 and for developed technology of $600,000 resulting in impairment expense of $70,995 and $272,213, respectively. During this same period an impairment of the developed technology intangible of $910,000 for the Lion Phone resulted in impairment expense of $606,664.

Goodwill and intangible assets are comprised of the following:

 December 31, 2019

	Gross carrying amount (1)	Accumulated Amortization	Net Book Value	Useful Life
Customer Base	$1,197,200	(364,383)	832,817	3-10
Developed Technology	$4,595,600	(1,106,351)	3,489,249	9
Film Library	$957,000	(104,900)	852,100	11
Trademarks and Tradenames	$132,000	(15,123)	116,877	12
Favorable leases	$95,000	(16,960)	78,040	3
	$6,976,800	(2,707,717)	5,369,083

Goodwill	$1,050,366	—	1,050,366	—

December 31, 2018

	Gross carrying amount	Accumulated Amortization	Net Book Value	Useful Life
Customer Base	$1,947,200	(1,374,933)	572,267	3-10
Developed Technology	$6,105,600	(1,059,070)	5,046,530	9
Film Library	$957,000	(32,700)	924,300	11
Trademarks and Tradenames	$132,000	(3,515)	128,485	12
	$9,141,800	(2,470,218)	6,671,582

Goodwill	$924,361	—	924,361	—

 Remaining amortization of the intangible assets is as following for the next five years and beyond:

	2020	2021	2022	2023	2024	Beyond
Customer Base	103,455	103,455	103,455	103,455	103,455	315,542
Developed Technology	510,624	510,624	510,624	510,624	510,624	936,129
Film Library	87,000	87,000	87,000	87,000	87,000	417,100
Trademarks and Tradenames	11,000	11,000	11,000	11,000	11,000	61,877
Favorable Leases	20,352	20,352	20,352	16,984	—	—
	732,431	732,431	732,431	729,063	712,079	1,730,648

NOTE 12 – SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company's business segments.

The Company's chief operating decision maker (“CODM”) has been identified as the CEO who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the group. Based on management's assessment, the Company considers its most significant segments for 2019 and 2018 are those in which it is providing Broadband Internet through TPT SpeedConnect and Media Production services through Blue Collar.

The following table presents summary information by segment for the twelve months ended December 31, 2019 and 2018, respectively:

2019
	TPT SpeedConnect	Blue Collar	Corporate and other	Total
Revenue	$8,002,875	$1,941,955	$267,547	$10,212,377
Cost of revenue	$4,879,444	$751,349	$281,208	$5,912,001
Net income (loss)	$1,124,210	$428,758	$(15,581,133)	$(14,028,165)
Total assets	$8,003,380	$476,268	$6,974,105	$15,453,753
Depreciation and amortization	$282,449	$20,563	$1,156,679	$1,459,691
Derivative expense	$—	$—	$7,476,908	$7,476,908
Interest expense	$—	$119,359	$3,461,661	$3,581,020

2018
	TPT SpeedConnect	Blue Collar	Corporate and other	Total
Revenue	$—	$89,474	$847,595	$937,069
Cost of revenue	$—	215,976	$1,533,058	$1,749,034
Net loss		$(464,494)	$(4,912,995)	$(5,377,489)
Total assets	$—	101,164	$10,720,553	$10,821,717
Depreciation and amortization	$—	6,854	$967,319	$974,173
Interest expense	$—	$36,792	$195,880	$232,672

NOTE 13 – SUBSEQUENT EVENTS

Debt and Advances

On February 25, 2020, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (“Advantage Merchant Agreement”). The balance to be purchased and sold is $716,720 for which the Company received $500,000, net of fees. Under the Financing Agreement, the Company will pay $14,221 per week for 50 weeks. The Advantage Merchant Agreement includes a guaranty by the CEO of the Company, Stephen J. Thomas III.

In addition, the Company agreement to a Secured Promissory Note with a third party for $90,000 dated February 14, 2020. The Secured Promissory Note is secured by the assets of the Company and is due June 14, 2020 or earlier in case the Company is successful in raising other monies and carries an annual interest rate of 10% payable with the principal. The Secured Promissory Note is also convertible at the option of the holder into an equivalent amount of Series D Preferred Stock. The Secured Promissory Note also includes a guaranty by the CEO of the Company, Stephen J. Thomas III.

Some of the funds from the Advantage Merchant Agreement and the Secured Promissory Note were used to pay off the remaining balance of $97,000, including premium and accrued interest, of the Convertible Promissory Notes with JSJ Investments and the remaining Convertible Promissory Note to Geneva Roth of $63,086, including premium and accrued interest.

Bridge Internet Acquisition

On March 6, 2020, the executed an Acquisition and Purchase Agreement (“Agreement”) dated March 6, 2020 with Bridge Internet, LLC (“Bridge Internet”), a Delaware Limited Liability Company. The Company acquired 75% of Bridge Internet for 8,000,000 shares of common stock of TPT Global Tech, Inc., 4,000,000 common shares issued to Sydney “Trip” Camper immediately and 4,000,000 common shares which vest equally over two years. As sufficient funding is raised by the Company, defined as approximately $3,000,000, marketing funds of up to $200,000 per quarter for the next year from date of signing Agreement will be provided. Tower industry Veteran, Founder and CEO of Bridge Internet, Sydney “Trip” Camper, will retain the remaining 25% of Bridge Internet and stay on as the CEO, as well as become the acting CEO of TPT Speed Connect LLC, the Company’s wholly owned subsidiary TPT SpeedConnect, LLC. A formal employment agreement and biographical information for Sydney “Trip” Camper will be filed in a separate Form 8-K once completed.

Bridge Internet offers a Joint Venture (JV) business model to Municipalities, Cooperatives and Individual Territory Owners throughout the United States. It currently has no revenues. As a territorial, duplicatable, wireless internet service provider, this is a unique opportunity for potential JV partners to join an incredible revenue sharing business model. It is very easy for Municipalities, Cooperatives or Individual Owners to start JV businesses with Bridge Internet to provide their communities with state-of-the-art High-Speed Internet, Voice and IPTV services. The internet is a commodity many take for granted but for those with limited access every day is an unnecessary struggle. With millions of rural Americans struggling to find a reliable internet provider, Bridge Internet will help make a difference in people’s lives by providing access to online classes, healthcare, news and entertainment.

Convertible Promissory Notes

Subsequent to December 31, 2019, there have been $216,010 of principal and $99,088 of accrued interest for a total of $315,098 of convertible promissory notes that have been converted to 615,568,695 common shares. See Note 5 related to debt financing arrangements. These conversions have significantly increased the amount of common shares outstanding since December 31, 2019.

COVID-19

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. After close monitoring and responses and guidance from federal, state and local governments, in an effort to mitigate the spread of COVID-19, around March 18, 2020 for an indefinite period of time, the Company closed its Blue Collar office in Los Angeles, California and its TPT SpeedConnect offices in Michigan, Idaho and Arizona.  Most employees are working remotely, however this is not possible with certain employees and all subcontractors that work for Blue Collar. The Company continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

The Company is attempting to take advantage of the stimulus offerings but has not solidified anything on this yet.  On February 25, 2020, the Company entered the Advantage Merchant Agreement, mentioned above, and received $500,000, net of fees.   The Company is also in the process of trying to raise debt and equity financing, some of which may have to be used for working capital shortfalls if revenues decrease significantly because of the COVID-19 closures.

As the COVID-19 pandemic is complex and rapidly evolving, the Company's plans as described above may change. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. As reflected in the accompanying financial statements, as of March 31, 2020, we had an accumulated deficit totaling $38,797,291. This raises substantial doubts about our ability to continue as a going concern.

We generate revenues primarily through operating as a Competitive Local Exchange Carrier (“CLEC”) in Arizona as a distributor of cell phones and telecommunications equipment and as a provider of ecommerce and cloud solutions in the western United States.

The majority of our operating divisions historically have been those that sale telecommunications services and those that sale telecommunications products. Media marketing materials and content creation was acquired at the end of 2018 and will be more of a contributing factor to the overall financial results going forward.

Our plan of operations for the next 12 months is as follows:

MILESTONES

Our first and second quarter operations for 2020 were consistent with operations for 2019. However, we intend to expend significant funds after our intended funding event equally over the next four quarters as follows.

Equipment purchase and manufacturing (1)	$18,350,000
Content Production	$2,250,000
Acquisition	$500,000
Debt Retirement and acquisition	$15,187,981
Working Capital (1)	$8,712,019
Issuance Costs	$5,000,000
$50,000,000

(1)
It is expected the use of this working capital and funds for equipment purchases will extend into 2021.

RESULTS OF OPERATIONS

For the Three Months Ended March 31, 2020 Compared to the Three Months Ended March 31, 2019

During the three months ended March 31, 2020, we recognized total revenues of $3,075,973 compared to the prior period of $161,476. The increase is attributed to the acquisition of the assets of SpeedConnect on May 7, 2019.

Gross profit (loss) for the three months ended March 31, 2020 was $769,485 compared to $(100,892) for the prior period. The increase of $870,377 is largely attributable to the acquisition of the assets of SpeedConnect.

During the three months ended March 31, 2020, we recognized $1,723,379 in operating expenses compared to $1,209,801 for the prior period. The increase of $513,578 was in large part attributable to the acquisition of the assets of SpeedConnect.

Derivative expense of $3,896,672 and $1,540,416 results from the accounting for derivative financial instruments during the three months ended March 31, 2020 and 2019.

Interest expense increased for the three months ended March 31, 2020 compared to the prior period by $416,520. Increases from higher interest rates and increased debt, including debt classified as derivative financial instruments and the resulting accounting of those considered in default was the primary reason for the increase.

During the three months ended March 31, 2020, we recognized a net loss of $5,966,198 compared to a loss of $2,981,346 for the prior period. The difference of $2,984,852 was primarily a result of the derivative expenses from the valuation of debt classified as derivative financial instruments.

For the Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

During the year ended December 31, 2019, we recognized total revenues of $10,212,377 compared to the prior period of $937,069. The increase was a result of the acquisition of a majority of the assets of SpeedConnect in May of 2019.

Gross profit (loss) for the year ended December 31, 2019 was $4,300,376 compared to $(811,965) for the prior period. The increase was a result of the acquisition of a majority of the assets of SpeedConnect in May of 2019.

During the year ended December 31, 2019, we recognized $6,459,556 in expenses compared to $4,332,852 for the prior period. The increase was a result of the acquisition of a majority of the assets of SpeedConnect in May of 2019.

During the year ended December 31, 2019, we recognized a net loss of $14,028,165 compared to $5,377,489 for the prior period. The increase in the loss of $8,650,676 was a result of derivative expense of $7,476,908 resulting from the increase in derivative convertible promissory notes and an increase in interest expense of $3,348,348 resulting again from the convertible promissory notes, offset by the increased profit margin in large part from the acquisition of the assets of SpeedConnect.

LIQUIDITY AND CAPITAL RESOURCES

Cash flows generated from operating activities were not enough to support all working capital requirements for the three months ended March 31, 2020 and 2019. We incurred $5,966,198 and $2,981,346, respectively, in losses, and we generated and used $96,102 and $369,477, respectively, in cash for operations for the three months ended March 31, 2020 and 2019. Cash flows from financing activities were $81,765 and $848,661 for the same periods. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. After close monitoring and responses and guidance from federal, state and local governments, in an effort to mitigate the spread of COVID-19, around March 18, 2020 for an indefinite period of time, the Company closed its Blue Collar office in Los Angeles, California and its TPT SpeedConnect offices in Michigan, Idaho and Arizona.  Most employees are working remotely, however this is not possible with certain employees and all subcontractors that work for Blue Collar. The Company continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

The Company has taken advantage of the stimulus offerings and received $722,200 in April 2020 and will try to use these funds as is prescribed by the stimulus offerings to have the entire amount forgiven. The Company is also in the process of trying to raise debt and equity financing, some of which may have to be used for working capital shortfalls if revenues decrease significantly because of the COVID-19 closures.

As the COVID-19 pandemic is complex and rapidly evolving, the Company's plans as described above may change. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

Financing Arrangements

Financing arrangements as of March 31, 2020 and December 31, 2019 are as follows:

	2020	2019
Business loans and advances (1)	$1,105,763	1,121,640
Convertible notes payable (2)	2,216,430	2,101,649
Factoring agreements (3)	584,145	223,618
Debt – third party	$3,906,338	3,446,907

Line of credit, related party secured by assets (4)	$3,043,390	3,043,390
Debt– other related party, net of discounts (5)	5,950,000	5,950,000
Convertible debt – related party (6)	922,881	922,881
Shareholder debt (7)	123,845	303,688
Debt – related party	$10,040,116	10,219,959

Total financing arrangements	$13,946,454	13,666,866

Less current portion:
Loans, advances and agreements – third party	$(689,408)	(344,758)
Convertible notes payable third party	(2,216,430)	(2,101,649
Debt – related party, net of discount	(9,117,235)	(9,297,078)
Convertible notes payable– related party	(653,581)	(534,381)
	(12,676,654)	(12,277,866)
Total long term debt	$1,269,800	1,389,000

(1) The terms of $40,000 of this balance are similar to that of the Line of Credit which bears interest at adjustable rates, 1 month Libor plus 2%, 2.99% as of March 31, 2020, and is secured by assets of the Company, is due August 31, 2020, as amended, and included 8,000 stock options as part of the terms which options expired December 31, 2019 (see Note 7).

$500,500 is a line of credit that Blue Collar has with a bank, bears interest at Prime plus 1.125%, 4.86% as of March 31, 2020, and is due March 25, 2021.

$500,000 is a bank loan dated May 28, 2019 which bears interest at Prime plus 6%, 9.73% as of March 31, 2020, is interest only for the first year, thereafter payable monthly of principal and interest until the due date of May 1, 2022. The bank loan is collateralized by assets of the Company.

The remaining balances generally bear interest at approximately 10%, have maturity dates that are due on demand or are past due, are unsecured and are classified as current in the balance sheets.

On February 14, 2020, the Company agreed to a Secured Promissory Note with a third party for $90,000. The Secured Promissory Note was secured by the assets of the Company and was due June 14, 2020 or earlier in case the Company is successful in raising other monies and carried an interest charge of 10% payable with the principal. The Secured Promissory Note was also convertible at the option of the holder into an equivalent amount of Series D Preferred Stock. The Secured Promissory Note also included a guaranty by the CEO of the Company, Stephen J. Thomas III. This Secured Promissory Note was paid off on May 5, 2020, including $9,000 of interest.

(2) During 2017, the Company issued convertible promissory notes in the amount of $67,000 (comprised of $62,000 from two related parties and $5,000 from a former officer of CDH), all which were due May 1, 2020 and bear 6% annual interest (12% default interest rate). The convertible promissory notes are convertible, as amended, at $0.25 per share. These convertible promissory notes were not repaid May 1, 2020. Management is working to extend the due dates.

During 2019, the Company consummated Securities Purchase Agreements dated March 15, 2019, April 12, 2019, May 15, 2019, June 6, 2019 and August 22, 2019 with Geneva Roth Remark Holdings, Inc. (“Geneva Roth”) for the purchase of convertible promissory notes in the amounts of $68,000, $65,000, $58,000, $53,000 and $43,000 (“Geneva Roth Convertible Promissory Notes”). The Geneva Roth Convertible Promissory Notes are due one year from issuance, pays interest at the rate of 12% (principal amount increases 150%-200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to the maturity date or date of default to convert all or any part of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 61% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Geneva Roth Convertible Promissory Notes may be prepaid in whole or in part of the outstanding balance at 125% to 140% up to 180 days from origination. Geneva Roth converted a total of $244,000 of principal and $8,680 of accrued interest through March 31, 2020 from its various Securities Purchase Agreements into 125,446,546 shares of common stock of the Company leaving no outstanding principal balances as of March 31, 2020. On February 13, 2020, the August 22, 2019 Securities Purchase Agreement was repaid for $63,284, including a premium and accrued interest.

On March 25, 2019, the Company consummated a Securities Purchase Agreement dated March 18, 2019 with Auctus Fund, LLC. (“Auctus”) for the purchase of a $600,000 Convertible Promissory Note (“Auctus Convertible Promissory Note”). The Auctus Convertible Promissory Note is due December 18, 2019, pays interest at the rate of 12% (24% default) per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date or at the effective date of the registration of the underlying shares of common stock, which the holder has registration rights for, to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is the lessor of the lowest trading price during the previous 25 trading days prior the date of the Auctus Convertible Promissory Note or 50% multiplied by the average of the two lowest trading prices for the common stock during the previous 25 trading days prior to the applicable conversion date. The Auctus Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. Auctus converted $17,867 of principal and $127,866 of accrued interest into 260,102,808 shares of common stock of the Company prior to March 31, 2020. Subsequent to March 31, 2020, Auctus converted another $15,313 of principal and $14,138 of accrued interest into 115,897,192 shares of common stock of the Company. 2,000,000 warrants were issued in conjunction with the issuance of this debt. See Note 7.

On June 4, 2019, the Company consummated a Securities Purchase Agreement with Odyssey Capital Funding, LLC. (“Odyssey”) for the purchase of a $525,000 Convertible Promissory Note (“Odyssey Convertible Promissory Note”). The Odyssey Convertible Promissory Note is due June 3, 2020, pays interest at the rate of 12% ( 24% default) per annum and gives the holder the right from time to time, and at any time during the period beginning six months from the issuance date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Odyssey Convertible Promissory Note may be prepaid in full at 125% to 145% up to 180 days from origination. Through March 31, 2020, Odyssey converted $43,500 of principal and $3,440 of accrued interest into 48,621,516 shares of common stock of the Company.

On June 6, 2019, the Company consummated a Securities Purchase Agreement with JSJ Investments Inc. (“JSJ”) for the purchase of a $112,000 Convertible Promissory Note (“JSJ Convertible Promissory Note”). The JSJ Convertible Promissory Note is due June 6, 2020, pays interest at the rate of 12% per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is the lower of the market price, as defined, or 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The JSJ Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. JSJ converted $43,680 of principal into 18,500,000 shares of common stock of the Company prior to March 31, 2020.In addition, on February 25, 2020 the Company repaid for $97,000, including a premium and accrued interest, for all remaining principal and accrued interest balances as of that day. 333,333 warrants were issued in conjunction with the issuance of this debt. See Note 7.

On June 11, 2019, the Company consummated a Securities Purchase Agreement with EMA Financial, LLC. (“EMA”) for the purchase of a $250,000 Convertible Promissory Note (“EMA Convertible Promissory Note”). The EMA Convertible Promissory Note is due June 11, 2020, pays interest at the rate of 12% (principal amount increases 200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 55% multiplied by the lowest traded price for the common stock during the previous 25 trading days prior to the applicable conversion date. The EMA Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. Prior to March 31, 2020, EMA converted $35,366 of principal into 147,700,000 shares of common stock of the Company. 1,000,000 warrants were issued in conjunction with the issuance of this debt. See Note 7.

The Company is in default under its derivative financial instruments and received notice of such from Auctus for not reserving enough shares for conversion and for not having filed a Form S-1 Registration Statement with the Securities and Exchange Commission. It was the intent of the Company to pay back all derivative securities prior to the due dates but that has not occurred in case of Auctus. As such, the Company is currently in negotiations with Auctus, EMA and Odyssey relative to extending due dates and changing terms on the Notes.

(3) The Factoring Agreement with full recourse, due February 29, 2020, as amended, was established in June 2016 with a company that is controlled by a shareholder and is personally guaranteed by an officer of the Company. The Factoring Agreement is such that the Company pays a discount of 2% per each 30-day period for each advance received against accounts receivable or future billings. The Company was advanced funds from the Factoring Agreement for which $101,244 and $101,244 in principal remained unpaid as of March 31, 2020 and December 31, 2019, respectively.

On May 8, 2019, the Company entered into a factoring agreement with Advantage Capital Funding (“2019 Factoring agreement”). $500,000, net of expenses, was funded to the Company with a promise to pay $18,840 per week for 40 weeks until a total of $753,610 is paid which occurred in February 2020

On February 25, 2020, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (“2020 Factoring Agreement”). The balance to be purchased and sold is $716,720 for which the Company received $500,000, net of fees. Under the 2020 Factoring Agreement, the Company pays $14,221 per week for 50 weeks at an effective interest rate of approximately 43% annually. The 2020 Factoring Agreement includes a guaranty by the CEO of the Company, Stephen J. Thomas III.

(4) The Line of Credit originated with a bank and was secured by the personal assets of certain shareholders of Copperhead Digital. During 2016, the Line of Credit was assigned to the Copperhead Digital shareholders, who subsequent to the Copperhead Digital acquisition by TPTG became shareholders of TPTG, and the secured personal assets were used to pay off the bank. The Line of Credit bears a variable interest rate based on the 1 Month LIBOR plus 2.0%, 2.99% as of March 31, 2020, is payable monthly, and is secured by the assets of the Company. 1,000,000 shares of Common Stock of the Company have been reserved to accomplish raising the funds to pay off the Line of Credit. Since assignment of the Line of Credit to certain shareholders, which balance on the date of assignment was $2,597,790, those shareholders have loaned the Company $445,600 under the similar terms and conditions as the line of credit but most of which were also given stock options totaling $85,120 which expired as of December 31, 2019 (see Note 7) and is due, as amended, August 31, 2020.

During the year ended December 31, 2019 and 2018, those same shareholders and one other have loaned the Company money in the form of convertible loans of $136,400 and $537,200, respectively, described in (2) and (6).

(5) $350,000 represents cash due to the prior owners of the technology acquired in December 2016 from the owner of the Lion Phone which is due to be paid as agreed by TPTG and the former owners of the Lion Phone technology and has not been determined.

$4,000,000 represents a promissory note included as part of the consideration of ViewMe Live technology acquired in 2017, later agreed to as being due and payable in full, with no interest with $2,000,000 from debt proceeds and the remainder from proceeds from the second Company public offering.

On September 1, 2018, the Company closed on its acquisition of Blue Collar. Part of the acquisition included a promissory note of $1,600,000 and interest at 3% from the date of closure. The promissory note is secured by the assets of Blue Collar.

(6) During 2016, the Company acquired SDM which consideration included a convertible promissory note for $250,000 due February 29, 2019, as amended, does not bear interest, unless delinquent in which the interest is 12% per annum, and is convertible into common stock at $1.00 per share. The SDM balance is $182,381 as of March 31, 2020. As of March 1, 2020, this convertible promissory note is delinquent.

During 2018, the Company issued convertible promissory notes in the amount of $537,200 to related parties and $10,000 to a non-related party which bear interest at 6% (11% default interest rate), are due 30 months from issuance and are convertible into Series C Preferred Stock at $1.00 per share. Because the Series C Preferred Stock has a conversion price of $0.15 per share, the issuance of Series C Preferred Stock promissory notes will cause a beneficial conversion feature of approximately $38,479 upon exercise of the convertible promissory notes.

(7) The shareholder debt represents funds given to TPTG or subsidiaries by officers and managers of the Company as working capital. There are no written terms of repayment or interest that is being accrued to these amounts and they will only be paid back, according to management, if cash flows support it. They are classified as current in the balance sheets.

See Lease financing arrangement in Note 7 of the financial statements ended March 31, 2020.

Derivative Financial Instruments

The Company previously adopted the provisions of ASC subtopic 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The derivative liability as of March 31, 2020, in the amount of $11,755,941 has a level 3 classification under ASC 825-10.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of March 31, 2020.

Debt Derivative Liabilities
Balance, December 31, 2018	$—
Debt discount from initial derivative	1,774,000
Initial fair value of derivative liabilities	2,601,631
Change in derivative liability from conversion of notes payable	(407,654)
Change in fair value of derivative liabilities at end of period	4,868,537
Balance, December 31, 2019	$8,836,514
Change in derivative liabilities from conversion of notes payable	(977,245)
Change in fair value of derivative liabilities at end of period	3,896,672
Balance, March 31, 2020	$11,755,941
Derivative expense for the three months ended March 31, 2020	$3,896,672

Convertible notes payable and warrant derivatives – The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

As of March 31, 2020, the Company marked to market the fair value of the debt derivatives and determined a fair value of $11,755,941 ($11,752,428 from the convertible notes and $3,513 from the warrants) in Note 5 (2) above. The Company recorded a loss from change in fair value of debt derivatives of $3,896,672 for the three months ended March 31, 2020. The fair value of the embedded derivatives was determined using Monte Carlo simulation method based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 348.4% to 576.1%, (3) weighted average risk-free interest rate of 0.05% to 1.56% (4) expected life of 0.72 to 5.0 years, and (5) the quoted market price of $0.0009 to $0.047 for the Company’s common stock.

See Financing lease arrangements in Note 8 of the financial statements ended March 31, 2020.

CRITICAL ACCOUNTING POLICIES

Revenue Recognition

On January 1, 2018, we adopted the new accounting standard ASC 606, Revenue from Contracts with Customers, and all of the related amendments (“new revenue standard”). We recorded the change, which was immaterial, related to adopting the new revenue standard using the modified retrospective method. Under this method, we recognized the cumulative effect of initially applying the new revenue standard as an adjustment to the opening balance of retained earnings. This results in no restatement of prior periods, which continue to be reported under the accounting standards in effect for those periods. We expect the impact of the adoption of the new revenue standard to continue to be immaterial on an ongoing basis. We have applied the new revenue standard to all contracts as of the date of initial application and as such, have used the following criteria described below in more detail for each business unit:

Identify the contract with the customer.
Identify the performance obligations in the contract.
Determine the transaction price.
Allocate the transaction price to performance obligations in the contract.
Recognize revenue when or as we satisfy a performance obligation.

Reserves are recorded as a reduction in net sales and are not considered material to our consolidated statements of income for the three months ended March 31, 2020 and 2019. In addition, we invoice our customers for taxes assessed by governmental authorities such as sales tax and value added taxes, where applicable. We present these taxes on a net basis.

The Company’s revenue generation for the three months ended March 31, 2020 and 2019 came from the following sources disaggregated by services and products, which sources are explained in detail below.

	For the three months ended March 31, 2020	For the three months ended March 31, 2019
TPT SpeedConnect	$2,707,654	$—
Copperhead Digital	—	67,700
K Telecom	11,151	18,683
San Diego Media	3,763	13,343
Blue Collar	353,405	61,750
Total Revenue	$3,075,973	$161,476

TPT SpeedConnect: ISP and Telecom Revenue

TPT SpeedConnect is a rural Internet provider operating in 10 Midwestern States under the trade name SpeedConnect. TPT SC’s primary business model is subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resells third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services is recognized as the transaction with the customer is considered closed and the customer receives and accepts the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date is detailed on monthly invoices distributed to customer. Services billed monthly in advance are deferred to the proper period as needed. Deferred revenue are contract liabilities for cash received before performance obligations for monthly services are satisfied. Deferred revenue at March 31, 2020 and December 31, 2019 are $302,009 and $305,741, respectively. Certain of our products require specialized installation and equipment. For telecom products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is complete. The Installation Technician collects the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment is billed separately from recurring ISP and telecom services and is recognized when equipment is delivered and installation is completed. Revenue from ISP and telecom services is recognized monthly over the contractual period, or as services are rendered and accepted by the customer.

The overwhelming majority of our revenue continues to be recognized when transactions occur. Since installation fees are generally small relative to the size of the overall contract and because most contracts are for two years or less, the impact of not recognizing installation fees over the contract is immaterial.

Copperhead Digital: ISP and Telecom Revenue

Copperhead Digital is a regional internet and telecom services provider operating in Arizona under the trade name Trucom. Copperhead Digital operates as a wireless telecommunications Internet Service Provider (“ISP”) facilitating both residential and commercial accounts. Copperhead Digital’s primary business model is subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resells third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services is recognized as the transaction with the customer is considered closed and the customer receives and accepts the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date is detailed on monthly invoices distributed to customer. Services billed monthly in advance are deferred to the proper period as needed. Deferred revenue are contract liabilities for cash received before performance obligations for monthly services are satisfied. Certain of our products require specialized installation and equipment. For telecom products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is complete. The Installation Technician collects the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment is billed separately from recurring ISP and telecom services and is recognized when equipment is delivered and installation is completed. Revenue from ISP and telecom services is recognized monthly over the contractual period, or as services are rendered and accepted by the customer.

The overwhelming majority of our revenue continues to be recognized when transactions occur. Since installation fees are generally small relative to the size of the overall contract and because most contracts are for a year or less, the impact of not recognizing installation fees over the contract is immaterial.

K Telecom: Prepaid Phones and SIM Cards Revenue

K Telecom generates revenue from reselling prepaid phones, SIM cards, and rechargeable minute traffic for prepaid phones to its customers (primarily retail outlets). Product sales occur at the customer’s locations, at which time delivery occurs and cash or check payment is received. The Company recognizes the revenue when they receive payment at the time of delivery. There are no financing terms or variable transaction prices.

SDM: Ecommerce, Email Marketing and Web Design Services

SDM generates revenue by providing ecommerce, email marketing and web design solutions to small and large commercial businesses, complete with monthly software support, updates and maintenance. Services are billed monthly. There are no financing terms or variable transaction prices. Platform infrastructure support is a prepaid service billed in monthly recurring increments. The services are billed a month in advance and due prior to services being rendered. The revenue is deferred when invoiced and booked in the month the service is provided. There is no deferred revenue at March 31 2020 and December 31, 2019. Software support services (including software upgrades) are billed in real time, on the first of the month. Web design service revenues are recognized upon completion of specific projects. Revenue is booked in the month the services are rendered and payments are due on the final day of the month. There are usually no contract revenues that are deferred until services are performed.

Blue Collar: Media Production Services

Blue Collar creates original live action and animated content productions and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Blue Collar designs branding and marketing campaigns and has had agreements with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers. With regard to revenue recognition, Blue Collar receives an agreement from each client to perform defined work. Some agreements are written, some are verbal. Work may include creation of marketing materials and/or content creation. Some work may be short term and take weeks to create and some work may be longer and take months to create. There are instances where customer agreements segregate identifiable obligations (like filming on site vs. film editing and final production) with separate transaction pricing. The performance obligation is generally satisfied upon delivery of such film or production products, at which time revenue is recognized. There are no financing terms or variable transaction prices.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. The Company’s consolidated financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Share-based Compensation

We are required to measure and recognize compensation expense for all share-based payment awards (including stock options) made to employees and directors based on estimated fair value. Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period.

We record compensation expense related to non-employees that are awarded stock in conjunction with selling goods or services and recognize compensation expenses over the vesting period of such awards.

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which amends ASC 718, Compensation – Stock Compensation. This ASU requires that most of the guidance related to stock compensation granted to employees be followed for non-employees, including the measurement date, valuation approach, and performance conditions. The expense is recognized in the same period as though cash were paid for the good or service. The effective date is the first quarter of fiscal year 2020, with early adoption permitted, including in interim periods. The ASU has been adopted using a modified-retrospective transition approach. The adoption is not considered to have a material effect on the consolidated financial statements.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in our income tax provision in the period of enactment.

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversal of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations, including taxable income in carryback periods. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce our income tax provision.

We account for uncertain tax positions using a “more-likely-than-not” recognition threshold. We evaluate uncertain tax positions on a quarterly basis and consider various factors, including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position.

During November 2015, the FASB issued Accounting Standards Update No. 2015-17, ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes. ASU 2015-17 requires that deferred tax assets and liabilities be classified as non-current in a statement of financial position. We adopted ASU 2015-17 effective December 31, 2015.

It is our policy to record costs associated with interest and penalties related to tax in the selling, general and administrative line of the consolidated statements of operations.

Goodwill and Intangible Assets

Goodwill relates to amounts that arose in connection with our various business combinations and represents the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets when accounted for using the acquisition method of accounting. Goodwill is not amortized, but it is subject to periodic review for impairment.

We test goodwill balances for impairment on an annual basis as of December 31st or whenever impairment indicators arise. We utilize several reporting units in evaluating goodwill for impairment using a quantitative assessment, which uses a combination of a guideline public company market-based approach and a discounted cash flow income-based approach. The quantitative assessment considers whether the carrying amount of a reporting unit exceeds its fair value, in which case an impairment charge is recorded to the extent the reporting unit’s carrying value exceeds its fair value. Based on our impairment testing as of December 31, 2019, we recorded and impairment charge of $70,995 of goodwill. We did not consider an impairment charge necessary as of December 31, 2018.

Our intangible assets consist primarily of customer relationships, developed technology, trademarks and the film library. The majority of our intangible assets were recorded in connection with our various business combinations. Our intangible assets are recorded at fair value at the time of their acquisition. Intangible assets are amortized over their estimated useful life on a straight-line basis. Estimated useful lives are determined considering the period the assets are expected to contribute to future cash flows. We evaluate the recoverability of our intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate impairment exists. As of December 31, 2019, we performed evaluations that resulted in an impairment of intangible assets of $878,877. There was no impairment charge to intangibles considered necessary as of December 31, 2018.

In-process technology intangible assets, which are not subject to amortization until projects reach commercialization, are assessed for impairment at least annually and more frequently if events occur that would indicate a potential reduction in the fair value of the assets below their carrying value. An impairment charge would be recognized to the extent the carrying amount of the in-process technology exceeded its fair value.

Business Acquisitions

Our business acquisitions have historically been made at prices above the fair value of the assets acquired and liabilities assumed, resulting in goodwill or some identifiable intangible asset. Significant judgment is required in estimating the fair value of intangible assets and in assigning their respective useful lives. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management but are inherently uncertain.

We generally employ the income method to estimate the fair value of intangible assets, which is based on forecasts of the expected future cash flows attributable to the respective assets. Significant estimates and assumptions inherent in the valuations reflect a consideration of other marketplace participants and include the amount and timing of future cash flows (including expected growth rates and profitability), the underlying product life cycles, economic barriers to entry, a brand’s relative market position and the discount rate applied to the cash flows. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions.

Net assets acquired are recorded at their fair value and are subject to adjustment upon finalization of the fair value analysis.

Right of Use Assets and Lease Liabilities

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequent amendments to the initial guidance: ASU 2017-13, ASU 2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01 (collectively, Topic 842). Topic 842 requires lessees to classify leases as either finance or operating leases and to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of the lease classification. We adopted Topic 842 using the effective date, January 2019, as the date of our initial application of the standard. Consequently, financial information for the comparative periods has not been updated. Our finance and operating lease commitments are subject to the new standard and we recognize as finance and operating lease liabilities and right-of-use assets. The effect on our consolidated financial statements has not been material until we acquired the assets of SpeedConnect, which effect has been recorded during the period ended December 31, 2019 and is reflected in the consolidated financial statements as of December 31, 2019.

Research and Development

Our research and development programs focus on telecommunications products and services. Research and development costs are expensed as incurred. Any payments received from external parties to fund our research and development activities reduce the recorded research and development expenses.

Summary of dilutable options, warrants and convertible debt as of March 31, 2020.

	Equivalent	Exercise
Type of Equivalent	Shares (1)	Share Price
Convertible Promissory Notes	6,429,395,999	(2)
Series A Preferred Stock	1,039,271,144	(3)
Series B Preferred Stock	2,588,693	$1.00
Stock Options and Warrants	4,333,333	$0.006-0.22
	7,475,589,169

(1)  No consideration given for existing anti-dilution provisions.
(2)  Price used for illustrative purposes.  Actual Exercise or conversion price is a calculation based on the market.
(3)  Holder of Series A Preferred Stock which is Stephen J. Thomas, guaranteed 60% of outstanding common stock upon conversion. The Company would have to authorize additional shares for this to occur as only 1,000,000,000 are currently authorized.

In the event of default under some of the notes, the conversion rates change significantly, allowing certain noteholders to convert at a greater discount to the market, which results in amounts of issuable shares which cannot be determined at this time. An estimate of the issuable shares is reflected below.

COVID-19

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. After close monitoring and responses and guidance from federal, state and local governments, in an effort to mitigate the spread of COVID-19, around March 18, 2020 for an indefinite period of time, the Company closed its Blue Collar office in Los Angeles and its TPT SpeedConnect offices in Michigan, Idaho and Arizona.  Most employees are working remotely, however this is not possible with certain employees and all subcontractors that work for Blue Collar. The Company continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

The Company took advantage of the stimulus offerings and received $722,000.  On February 25, 2020, the Company entered the Advantage Merchant Agreement, mentioned above, and received $500,000, net of fees.   The Company is also in the process of trying to raise debt and equity financing, some of which may have to be used for working capital shortfalls if revenues decrease significantly because of the COVID-19 closures.

As the COVID-19 pandemic is complex and rapidly evolving, the Company's plans as described above may change. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

Operational Budget

Our first and second quarter operations for 2020 were consistent with operations for 2019. However, we intend to expend significant funds after our intended funding event equally over the next four quarters as follows.

Equipment purchase and manufacturing (1)	$18,350,000
Content Production	$2,250,000
Acquisition	$500,000
Debt Retirement and acquisition	$15,187,981
Working Capital (1)	$8,712,019
Issuance Costs	$5,000,000
$50,000,000

(1)
It is expected the use of this working capital and funds for equipment purchases will extend into 2021.

The Company may change any or all of the budget categories in the execution of its business model. None of the line items are to be considered fixed or unchangeable. The Company may need substantial additional capital to support its budget. We have not recognized revenues from our operational activities.

Based on our current cash reserves of approximately $200,000 as of June 15, 2020, we do not have the cash for the operational budget going forward.  If we are unable to generate enough revenue, to cover our operational costs, we will need to seek additional sources of funds.  Currently, we have no committed source for any funds as of date hereof.  No representation is made that any funds will be available when needed.  In the event funds cannot be raised if and when needed, we may not be able to carry out our business plan and could fail in business as a result of these uncertainties.

The independent registered public accounting firm’s report on our financial statements as of December 31, 2019, includes a “going concern” explanatory paragraph that describes substantial doubt about our ability to continue as a going concern.

PART III – EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation of Chatham International, Inc. (9.30.96)	(1)
3.2	Articles of Incorporation of Cornerstone Capital, Inc. (12.30.98)	(1)
3.3	Articles of Amendment of Art, Music & Entertainment, Inc. – name change to Global Assets & Services, Inc. (7.30.01)	(1)
3.4	Articles of Merger – Global Assets & Services. Inc. and SDE 3, Inc. (1.17.02)	(1)
3.5	Articles of Amendment of Global Assets & Services, Inc. – name change to Jointland Development, Inc. (12.27.04)	(1)
3.6	Articles of Amendment of Jointland Development, Inc. – Article IV amendment (4.5.10)	(1)
3.7	Articles of Amendment of Jointland Development, Inc. – name change to Gold Royalty Corp. (10.19.10)	(1)
3.8	Articles of Amendment of Gold Royalty Corp. – new name Reuben Cannon Entertainment, Inc. (8.24.12)
3.9	Articles of Amendment of Gold Royalty Corp. – new name Ally Pharma US, Inc. (10.31.12)	(1)
3.10	Articles of Amendment of Ally Pharma US, Inc. – new name TPT Global Tech, Inc.	(1)
3.11	Articles of Amendment of TPT Global Tech, Inc. – Preferred Stock Series A & B (2.6.15)	(1)
3.12	Articles of Incorporation of Copperhead Digital Holdings, Inc.	(1)
3.13	Articles of Organization of Trucom, LLC	(1)
3.14	Articles of Organization of CityNet Arizona, LLC	(1)
3.15	Certificate of Amendment of Transactive Intermedia, Inc. – name change to San Diego Media, Inc.	(1)
3.16	Articles of Organization of K Telecom and Wireless, LLC	(1)
3.17	Articles of Incorporation of Blue Collar, Inc.	(1)
3.18	Articles of Organization of Center for Education in TV and Radio LLC	(1)
3.19	Articles of Amendment to Articles of Organization of Center for Education in TV and Radio LLC name change to Hollywood Riviera Studio, LLC	(1)
3.20	Articles of Organization of HRS Mobile, LLC	(1)
3.21	Bylaws of TPT Global Tech, Inc.	(1)
3.22	Articles of Organization of TPT MedTech, LLC	Filed Herewith
3.23	Articles of Incorporation of InnovaQor, Inc.	Filed Herewith
3.24	Articles of Incorporation of TPT Federal, LLC	Filed Herewith
4.1	Form of Vesting Warrants	(1)
4.2	Form of Unsecured Convertible Commercial Promissory Note - $250,000	(1)
4.3	Form of Commercial Convertible Promissory Notes	(1)
4.4	2017 TPT Global Tech, Inc. Stock Option And Award Incentive Plan	(1)
4.5	Series A Designation	(1)
4.6	Series B Designation	(1)
4.7	Promissory Note – HRS	(2)
4.8	Promissory Note – Blue Collar	(2)
4.9	Promissory Note - Blue Collar - Amendment No. 1 (2.9.18)	(3)
4.10	Promissory Note - MatrixSites, Inc. (10.31.17)	(3)
4.11	Series C Designation	(3)
4.12	Series D Designation	(9)
4.13	Series D Designation Amendment	Filed Herewith
6.1	Employment Agreement, Stephen J. Thomas, III	(1)
6.2	Employment Agreement, Gary Cook	(1)
6.3	Employment Agreement, Richard Eberhardt	(1)
6.4	Agreement and Plan of Merger – Ally Pharma US, Inc. and TPT Global, Inc. (9.30.14)	(1)
6.5	Purchase Agreement Ally Pharma US, Inc. and K Telecom and Wireless and Global Telecom International LLC (8.1.14)	(1)
6.6	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Copperhead Digital Holdings, Inc. (1.31.15)	(1)
6.7	Lease Agreement between Copperhead Digital Holdings, Inc. and Telecom Finance LLC (9.14.10)	(1)
6.8	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Port 2 Port, Inc. (9.30.15)	(1)
6.9	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and San Diego Media, Inc. (9.30.16)	(1)
6.10	Amendment #1 to Acquisition & Purchase Agreement between TPT Global Tech, Inc. and San Diego Media, Inc. (12.9.16)	(1)
6.11	Asset Acquisition Agreement between TPT Global Tech, Inc. and Interest Holders of the Lion Phone Technology (12.15.16)	(1)
6.12	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and MatrixSites, Inc.	(1)
6.13	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Hollywood Riviera LLC, HRS Mobile LLC (11.1.17)	(1)
6.14	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (11.3.17)	(1)

6.15	HRS Amendment	(2)
6.16	Amendment No. 1 – Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (2.9.18)	(2)
6.17	Amendment No. 2 – Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (3.29.18)	(3)
6.18	Amendment No. 3 - Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (3.29.18)	(3)
6.19	Independent Director Agreement, Arkady Shkolnik	(3)
6.20	Independent Director Agreement, Reginald Thomas	(3)
6.21	Product, Software & Services License Agreement – New Orbit Technologies, Inc. (4.17.17)	(3)
6.22	Rescission, Settlement Agreement and Mutual Release	(3)
6.23	Security & Pledge Agreement - Blue Collar	(4)
6.24	Security & Pledge Agreement - Matrixsites	(4)
6.25	Securities Purchase Agreement with Geneva Roth Remark Holdings	(5)
6.26	Securities Purchase Agreement with Auctus Fund, LLC	(6)
6.27	Convertible Promissory Note with Auctus Fund, LLC	(6)
6.28	Common Stock Purchase Warrant	(6)
6.29	Asset Purchase Agreement between TPT Global Tech, Inc. and SpeedConnect , LLC	(7)
6.30	Agreement for the Purchase and Sale of Future Receipts	(8)
6.31	Acquisition and Purchase Agreement with Bridge Internet, LLC	(10)

11.1	Consent of Independent Certified Public Accountants	Filed Herewith
12.1	Legal Opinion of Michael A. Littman, Attorney at Law	Filed Herewith
21.1	Subsidiaries	Filed Herewith

99.1	Trucom LLC Complete Patent	(1)
99.2	Patent Assignment – Ellifson to TruCom LLC(2.11.13)	(1)

*
Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files in Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

(1) Incorporated by reference from the exhibits included in the Company’s Registration Statement on Form S-1 dated December 15, 2017.
(2) Incorporated by reference from the exhibits included in the Company’s Registration Statement on Form S-1/A dated February 23, 2018.
(3) Incorporated by reference from the exhibits included in the Company’s Registration Statement on Form S-1/A dated October 1, 2018.
(4) Incorporated by reference from the exhibits included in the Company’s Registration Statement on Form S-1/A dated November 5, 2018.
(5) Incorporated by reference from the exhibits included in the Company’s Form 8-K dated March 19, 2019.
(6) Incorporated by reference from the exhibits included in the Company’s Form 8-K dated March 25, 2019.
(7) Incorporated by reference from the exhibits included in the Company’s Form 8-K dated April 3, 2019.
(8) Incorporated by reference from the exhibits included in the Company’s Form 8-K dated March 3, 2020.
(9) Incorporated by reference from the exhibits included in the Company’s Form 8-K dated March 10, 2020.
(10) Incorporated by reference from the exhibits included in the Company’s Form 8-K dated March 19, 2020.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 30 , 2020.

(Exact name of issuer as specified in its charter):	TPT GLOBAL TECH, INC.

Date: June 30, 2020	By:	/s/ Stephen J. Thomas III
Stephen J. Thomas III
CEO (Principal Executive Officer)

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Exact name of issuer as specified in its charter):	TPT GLOBAL TECH, INC.

Date: June 30, 2020	By:	/s/ Gary L. Cook
Gary L. Cook
Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

/s/ Stephen J. Thomas, III	June 30, 2020
Stephen J. Thomas, III, Director

/s/ Richard Eberhardt	June 30, 2020
Richard Eberhardt, Director

/s/ Arkady Shkolnik	June 30, 2020
Arkady Shkolnik, Director

/s/ Reginald Thomas	June 30, 2020
Reginald Thomas, Director

EXHIBIT A

SUBSCRIPTION DOCUMENTS

TPT GLOBAL TECH, INC.
a Florida Corporation

10,000,000 Shares of Series D Preferred 6% Cumulative Dividend Convertible Stock
at $5.00 Per Share

Minimum Investment: 100 Shares ($500)

INSTRUCTIONS FOR SUBSCRIPTION

To Subscribe

1.
Subscription Agreement

Please execute the signature page and return with the Investor Questionnaire

2.
Investor Questionnaire

Please complete and return with your executed Subscription Agreement.

3.
Please make check payable to: ________________ as Agent for TPT Global Tech, Inc.

4.
Please mail subscription documents and checks to:

SUBSCRIPTION AGREEMENT

Name of Investor:
(Print)

Stephen J. Thomas, III, CEO
TPT Global Tech, Inc.
c/o ____________________ as agent
Attention:

Re:
TPT GLOBAL TECH, INC. – 10,000,000 Shares of Series D Preferred 6% Cumulative Dividend Convertible Stock (the “Series D Preferred Convertible Shares”)

Gentlemen:

1.            Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Series D Preferred Convertible Shares in TPT Global Tech, Inc., a Florida corporation (the “Company”) indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Series D Preferred Convertible Share is five dollars ($5.00), payable in cash in full upon subscription. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Series D Preferred Convertible Shares. The undersigned understands that the Series D Preferred Convertible Shares are being offered pursuant to the Offering Circular, dated July 2, 2020 and its exhibits (the “Offering Circular”). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information contained in the Purchaser Questionnaire is complete and accurate and presents a true statement of the undersigned’s financial condition.

2.            Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i)           The undersigned has received a copy of the Offering Circular, has reviewed it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested.

(ii)           The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto.

(iii)           The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him. The undersigned has adequate financial resources for an investment of this character, and at this time he could bear a complete loss of his investment without a change in lifestyle. The undersigned understands that any projections which may be made in the Offering Circular are mere estimates and may not reflect the actual results of the Company’s operations.

(iv)           The undersigned understands that the Shares are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned’s representations and warranties, and those of the other purchasers of Series D Preferred Convertible Shares.

(v)           The undersigned understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Series D Preferred Convertible Shares are “covered securities” under the National Securities Market Improvement Act of 1996. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned’s representations and warranties and those of other purchasers of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of a Series D Preferred Convertible Share unless such Series D Preferred Convertible Share has been registered under the applicable state securities laws, or an exemption from registration is available.

(vi)           The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned’s net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or the undersigned is an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (see the attached Purchaser Questionnaire), or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an “accredited investor.”

(vii)           The undersigned has no need for any liquidity in his investment and is able to bear the economic risk of his investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is no public market for the Series D Preferred Convertible Shares and a public market for the Series D Preferred Convertible Shares may not develop; (b) it may not be possible to liquidate the investment readily; and (c) the Series D Preferred Convertible Shares have not been registered under the 1933 Act and applicable state law and an exemption from registration for resale may not be available.

(viii)           All contacts and contracts between the undersigned and the Company regarding the offer and sale to him of Series D Preferred Convertible Shares have been made within the state indicated below his signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

(ix)           The undersigned has relied solely upon the Offering Circular and independent investigations made by him or his purchaser representative with respect to the Series D Preferred Convertible Shares subscribed for herein, and no oral or written representations beyond the Offering Circular have been made to the undersigned or relied upon by the undersigned.

(x)           The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xi)           The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

(xii)           If the undersigned is a partnership, corporation or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Series D Preferred Convertible Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Series D Preferred Convertible Shares are valid, binding and enforceable agreements of the undersigned.

(xiii)           The undersigned meets any additional suitability standards and/or financial requirements which may be required in the jurisdiction in which he resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor.

(xiv)           Issuer-Directed Offering; No Underwriter. The undersigned acknowledges and agrees that ________________ has been engaged to serve as an accommodating broker-dealer and to provide certain technology, transaction and facilitation services. _______________ is not participating as an underwriter or placement agent. The undersigned acknowledges that_______________________ distributing the Offering Circular or making any oral representations concerning the offering. _________________ has not and will not conduct extensive due diligence of this offering and the undersigned should not rely on ________________ involvement in this offering as any basis for a belief that it has done extensive due diligence.

3.           Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, Shareholders and agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned’s representations and warranties herein or in the Purchaser Questionnaire being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 3 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Series D Preferred Convertible Shares. The undersigned hereby grants to the Company the right to setoff against any amounts payable by the Company to the undersigned, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney’s fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to Section 3 of this Subscription Agreement.

4.            Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Series D Preferred Convertible Shares.

5.           Foreign Investors. The undersigned hereby represents and warrants that the undersigned is not (i) named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, (iv) a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, (v) a person who owns more than fifteen percent (15%) of its assets in Sanctioned Countries, or (vi) a person who derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time.

6.            Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Florida. The venue for any legal action under this Agreement will be in the proper forum in the County of ____________, State of Florida.

7.            Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Series D Preferred Convertible Shares as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

The undersigned has (have) executed this Subscription Agreement on this   day of  ,

20       , at                                                                         ..

SUBSCRIBER (1)

_____________________________________
Signature

_____________________________________
(Print Name of Subscriber)

_____________________________________
(Street Address)

_____________________________________
(City, State and Zip Code)

_____________________________________
(Social Security or Tax Identification Number)

SUBSCRIBER (2)

_____________________________________
Signature

_____________________________________
(Print Name of Subscriber)

_____________________________________
(Street Address)

_____________________________________
(City, State and Zip Code)

_____________________________________
(Social Security or Tax Identification Number)

Number of Series D Preferred Convertible Shares ____________

Dollar Amount of Series D Preferred Convertible Shares (At $5.00 per Share) ____________________________

PLEASE MAKE CHECKS PAYABLE TO: “________________ AS AGENT FOR TPT GLOBAL TECH, INC.”

MANNER IN WHICH TITLE IS TO BE HELD:

☐ Community Property*	☐ Individual Property
☐ Joint Tenancy With Right of s_ Separate Property Survivorship*	☐ Separate Property
☐ Corporate or Fund Owners **	☐ Tenants-in-Common*
☐ Pension or Profit Sharing Plan	☐ Tenants-in-Entirety*
☐ Trust or Fiduciary Capacity (trust documents must accompany this form)	☐ Keogh Plan
☐ Fiduciary for a Minor	☐ Individual Retirement Account
* Signature of all parties required ** In the case of a Fund, state names of all partners.	☐ Other (Please indicate)

SUBSCRIPTION ACCEPTED:

TPT GLOBAL TECH, INC.

By:
Stephen J. Thomas, III, CEO	DATE

TPT GLOBAL TECH, INC.
PURCHASER QUESTIONNAIRE

Stephen J. Thomas, III, CEO
TPT Global Tech, Inc.
c/o ___________________ as agent
Attn:

Re:
TPT GLOBAL TECH, INC.

Gentlemen:

The following information is furnished to you in order for you to determine whether the undersigned is qualified to purchase shares of Series D Preferred 6% Cumulative Dividend Convertible Stock (the “Series D Preferred Convertible Shares”) in the above referenced Company pursuant to Section 3(b) of the Securities Act of 1933, as amended (the “Act”), Regulation A promulgated thereunder, and appropriate provisions of applicable state securities laws. I understand that you will rely upon the following information for purposes of such determination, and that the Series D Preferred Convertible Shares will not be registered under the Act in reliance upon the exemption from registration provided by Section 3(b) of the Act, Regulation A, and appropriate provisions of applicable state securities laws.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. However, I agree that you may present this questionnaire to such parties as you deem appropriate if called upon to establish that the proposed offer and sale of the Series D Preferred Convertible Shares is exempt from registration under the Act or meets the requirements of applicable state securities laws.

I hereby provide you with the following representations and information:

1.
Name:

2.
Residence Address & Telephone No:

3.
Mailing Address:

3a.
Email Address:

4.
Employer and Position:

5.
Business Address & Telephone No:

6.
Business or Professional Education & Degree:

7.
Prior Investments of Purchaser:

Amount (Cumulative)                                           $ ______________________ (initial appropriate category below):

Capital Stock:	☐ None (Initial)	☐ Up to $50,000 (Initial)	☐ $50,000 to $250,000 (Initial)	☐ Over $250,000 (Initial)
Bonds:	☐ None (Initial)	☐ Up to $50,000 (Initial)	☐ $50,000 to $250,000 (Initial)	☐ Over $250,000 (Initial)
Other:	☐ None (Initial)	☐ Up to $50,000 (Initial)	☐ $50,000 to $250,000 (Initial)	☐ Over $250,000 (Initial)

8.
Based on the definition of an “Accredited Investor” which appears below, I am an Accredited Investor:
  ☐
Yes
   ☐
No
(initial appropriate category)

I understand that the representations contained in this section are made for the purpose of qualifying me as an accredited investor as the term is defined by the Securities and Exchange Commission for the purpose of selling securities to me. I hereby represent that the statement or statements initialed below are true and correct in all respects. I am an Accredited Investor because I fall within one of the following categories (initial appropriate category):

     ☐
A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, not including the value of the person’s primary residence;

     ☐
A natural person who had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year;

     ☐
My spouse and I have had joint income for the most two recent years in excess of $300,000 and we expect our joint income to be in excess of $300,000 for the current year;

     ☐
Any organization described in Section 501(c)(3) of the Internal Revenue Code, or any corporation, Massachusetts Business Trust or Fund not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     ☐
A bank as defined in Section 3(a)(2) of the Securities Act whether acting in its individual or fiduciary capacity; insurance company as defined in Section 2(12) of the Securities Act, investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(1)(48) of that Act; or Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

     ☐
A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

     ☐
An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is to be made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000;

     ☐
An entity in which all of the equity owners are Accredited Investors under the above paragraph.

9.
Financial Information:

(a)
My net worth (not including the value of my primary residence) is

$_________________

 (b)           My gross annual income during the preceding two years was:

$_________________ (2018)

$_________________ (2019)

(c)           My anticipated gross annual income in 2020 is $ _______________.

(d)
(1)  ☐   (initial here) I have such knowledge and experience in financial, tax and business matters that I am capable of utilizing the information made available to me in connection with the offering of the Series D Preferred Convertible Shares to evaluate the merits and risks of an investment in the Series D Preferred Convertible Shares, and to make an informed investment decision with respect to the Series D Preferred Convertible Shares. I do not desire to utilize a Purchaser Representative in connection with evaluating such merits and risks. I understand, however, that the Company may request that I use a Purchaser Representative.

(2) ☐   (initial here) I intend to use the services of the following named person(s) as Purchaser Representative(s) in connection with evaluating the merits and risks of an investment in the Series D Preferred Convertible Shares and hereby appoint such person(s) to act as my Purchaser Representative(s) in connection with my proposed purchase of Series D Preferred Convertible Shares.

List name(s) of Purchaser Representative(s), if applicable. __________________________________

10.
Except as indicated below, any purchases of the Series D Preferred Convertible Shares will be solely for my account, and not for the account of any other person or with a view to any resale or distribution thereof.

11.
I represent to you that the information contained herein is complete and accurate and may be relied upon by you. I understand that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against me for damages. I will notify you immediately of any material change in any of such information occurring prior to the closing of the purchase of Series D Preferred Convertible Shares, if any, by me.

Name (Please Print):

Signature

Telephone Number

Social Security or Tax I.D. Number

Executed at:

on this ________ day of _________________________________, 20________